Issuer Free Writing Prospectus dated November 10, 2026
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus dated November 10, 2026
Registration File No. 333-299633

This free writing prospectus relates to the initial public offering of Class A common stock of Anthropic, PBC (“Anthropic”). On November 10, 2026, Anthropic filed Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-299633) (“Amendment No. 2”) with the Securities and Exchange Commission (the “SEC”). Amendment No. 2 and a copy of the preliminary prospectus dated November 10, 2026 relating to this offering may be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm

On November 10, 2026, Anthropic lodged an Australian prospectus that comprises an Australian-law wrap and the U.S. preliminary prospectus. On November 10, 2026, Anthropic filed a Canadian second amended and restated preliminary base PREP prospectus that comprises a Canadian-law wrap and the U.S. preliminary prospectus. The Australian-law wrap and Canadian-law wrap are attached hereto as Exhibits A and B, respectively.

Anthropic has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Anthropic has filed with the SEC for more complete information about Anthropic and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Copies of the preliminary prospectus may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

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Exhibit A
Australian Wrap

AUSTRALIAN PROSPECTUS For the initial public offering in Australia of newly issued shares of Class A Common Stock in Anthropic, PBC Joint Book-Running Managers Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC International Co-ordinator Citigroup Global Markets Inc. Australian Co-ordinator Macquarie Capital (Australia) Limited Lead Australian Retail Broker CommSec

1 ABOUT THIS DOCUMENT This document is the Australian Prospectus for the initial public offering in Australia (“Australian Offer”) of newly issued shares of Class A common stock (“Shares” or “Class A Common Stock”) in Anthropic, PBC (“Anthropic”, the “Company”, “we”, “our” and “us”). This Australian Prospectus includes the following two parts: • Part 1 – an Australian supplement containing specific information relevant for Australian resident investors to consider before making a decision to invest in the Shares under the Australian Offer (“Australian Supplement”), including specific content required to be included under the Corporations Act 2001 (Cth) (“Corporations Act”); and • Part 2 – the US prospectus for the initial public offering of Shares in the United States included in Amendment No. 2 to the Registration Statement on Form S-1 that was filed by the Company with the US Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on 10 November 2026 (NY time) (“US Prospectus”). Australian resident investors must read both parts of this Australian Prospectus in their entirety carefully before applying for Shares under the Australian Offer and should also be aware of the following: (a) the US Prospectus has been prepared in accordance with the laws and customary practices of the United States which differ to those of Australia. While the US Prospectus is incorporated into this Australian Prospectus, you must read the US Prospectus together with the Australian Supplement before making an investment in Shares, including any modifications, qualifications and additional information provided in the Australian Supplement; (b) the Shares will not be listed on the Australian Securities Exchange (“ASX”). We have only applied to list the Shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ANT”. That means if you wish to deal in the Shares, you will need to do so on Nasdaq which operates in a different time zone to Australia and the ASX. Australian resident investors may also have limited ability to respond to market developments in real time and may be exposed to increased volatility and pricing risk for their investment; (c) an investment in Anthropic is inherently different to an investment in an Australian incorporated ASX-listed company. You will not have certain protections under the Corporations Act or ASX Listing Rules, and will be subject to US laws and regulations (including the Delaware General Corporation Law (“DGCL”)) and our amended and restated certificate of incorporation and bylaws, and should consider the comparison of these rights and matters in Section 4 of the Australian Supplement; (d) in particular, we have a novel capital and corporate governance structure. We are incorporated as a public benefit corporation under Delaware law, a structure consistent with our commitment to artificial intelligence (“AI”) safety and responsibility. As a public benefit corporation, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefit purpose identified in our amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity. Such requirements and balancing may negatively impact the value of our Class A Common Stock and our product and investment decisions and may not align with the expectations or preferences of investors, which could adversely affect the market price of our stock; (e) our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures and may effectively eliminate the ability of holders of shares of our Class A Common Stock to influence important decisions, including a change in control. We expect that our capital structure means that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future, including by written consent; (f) the Company does not expect to pay any dividends on its capital stock in the foreseeable future. Refer to the risk factor in Section 2.3.8 of this Australian Supplement for more information; (g) your Australian tax consequences associated with an investment in the Shares will materially differ to those you would have for an investment in an Australian incorporated company listed on ASX, as summarised in Section 6 of this Australian Supplement. In particular, holders of Shares will not receive franking or similar credits even if dividends are paid in respect of any underlying tax paid by the Company; (h) the Company’s financial information is reported in accordance with United States Generally Accepted Accounting Principles (“US GAAP”). By comparison, Australian incorporated ASX-listed companies report in accordance with Australian Accounting Standards (“AAS”) and Interpretations as issued by the Australian Accounting Standards Board (“AASB”), which comply with International Financial Reporting Accounting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). There are differences between US GAAP and AAS. A comparison of the material differences between US GAAP and Australian Accounting Standards that we consider to be relevant in the context of our business is set out in Section 7 of this Australian Supplement; (i) depending on the overall level of demand for the Global Offer and the allocation approaches adopted by participating Brokers, Applicants may receive an allocation of Shares under the Australian Offer that is less than the value applied for, or may receive no allocation at all. In these circumstances, the payment for any Shares you apply for will be refunded to you (without interest), but the refunded amount may be less due to foreign exchange conversion and associated conversion costs charged by your Broker (if any). Refer to the risk factors in Sections 2.4.4 and 2.4.5 of this Australian Supplement for more information; (j) we have a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. We operate in an industry characterised by rapid and unpredictable technological change, evolving safety and regulatory expectations, significant capital and compute requirements, and uncertain commercial adoption patterns. Our limited operating history and our evolving and nascent business and industry make it difficult to evaluate our future prospects and the risks and challenges we may encounter. A key component of an investment in the Company is our potential to prevail in the development of frontier models, platforms and applications; however, a key risk is that one or more of our competitors may do so before we are able to. Refer to the risk factors in Sections 2.2.9 and 2.2.14 of this Australian Supplement for more information; and (k) investing in our Shares involves a high degree of risk. The market price of our Shares may be volatile, and you may lose all or part of your investment. We strongly recommend you seek the advice of an appropriately qualified financial or other professional adviser before applying for Shares.

2 PART 1: AUSTRALIAN SUPPLEMENT

3 IMPORTANT NOTICES Offer The Australian Offer contained in this Australian Prospectus is an invitation for Australian resident investors (excluding institutional investors) to apply for newly issued shares of Class A Common Stock of Anthropic, a Delaware public benefit corporation. The Australian Offer is solely comprised of the offer of shares of new Class A Common Stock to be issued by Anthropic. No existing shares of Class A Common Stock are being sold to investors under the Australian Offer by any of Anthropic’s existing stockholders. Australian Prospectus Lodgement This Australian Prospectus is issued by Anthropic. This Australian Prospectus is dated 10 November 2026 (“Australian Prospectus Date”) and was lodged with the Australian Securities and Investments Commission (“ASIC”) on that date. The Australian Offer opens on 11 November 2026. This Australian Prospectus has been prepared for the purpose of Part 6D.2 of the Corporations Act and is the prospectus referred to in the Australian selling restriction on page 338 of the US Prospectus. ASIC does not take any responsibility for the contents of this Australian Prospectus or for the merits of the investment to which it relates. Information Neither we nor the Relevant Parties have authorised anyone to provide you with information other than that contained in this Australian Prospectus or in any replacement or supplementary Australian Prospectus. We and the Relevant Parties take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Relevant Parties are not making an offer to sell, or seeking offers to buy, shares of our Class A Common Stock in any jurisdiction where an offer or sale is not permitted. The information contained in this Australian Prospectus or replacement or supplementary Australian Prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our Class A Common Stock. Our business, financial condition, results of operations and future prospects may have changed since that date. Neither we nor the Relevant Parties have done anything that would permit the Australian Offer, or possession or distribution of this Australian Prospectus, in any jurisdiction where action for that purpose is required. Persons outside Australia who come into possession of this Australian Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of this Australian Prospectus (or any part of it). The Relevant Parties have not authorised, permitted or caused the issue or lodgement, submission, dispatch or provision of this Australian Prospectus and there is no statement in this Australian Prospectus which is based on any statement made by any of the Relevant Parties. To the maximum extent permitted by law, the Relevant Parties expressly disclaim all liabilities in respect of, make no representations regarding, and take no responsibility for, any part of this Australian Prospectus other than (where applicable) references to their name and make no representation or warranty as to the currency, accuracy, reliability or completeness of this Australian Prospectus. The Relevant Parties make no recommendation as to whether recipients of this Australian Prospectus should participate in the Australian Offer and make no warranties concerning the Australian Offer. Listing Currently, no public market exists for shares of our Class A Common Stock. We have applied to list shares of our Class A Common Stock on Nasdaq under the symbol “ANT”. It is expected that shares of our Class A Common Stock will commence trading on Nasdaq on 20 November 2026. No application will be made for shares of our Class A Common Stock to be listed on the ASX or any other stock exchange other than Nasdaq. Expiry Date No shares of our Class A Common Stock will be issued or sold on the basis of this Australian Prospectus later than 10 December 2027, being 13 months after the Australian Prospectus Date. Exposure Period The Corporations Act prohibits us from processing applications to subscribe for, or acquire, shares of our Class A Common Stock offered under this Australian Prospectus (“Applications”) in the seven-day period after lodgement of this Australian Prospectus with ASIC (“Exposure Period”). This Exposure Period may be extended by ASIC by up to a further seven days. The purpose of the Exposure Period is to enable this Australian Prospectus to be examined by market participants prior to the raising of funds. The examination may result in the identification of deficiencies in this Australian Prospectus, in which case any Application may need to be dealt with in accordance with section 724 of the Corporations Act. However, ASIC has adopted a ‘no action’ position which is substantively to the same effect as the ‘no action’ position announced by ASIC in its media release MR25-096 published on 10 June 2025. It provides that ASIC will not take any regulatory action where Applications received during the Exposure

4 Period are processed during that period, provided no preference is conferred upon any Applications received during the Exposure Period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time. In such circumstances, any Application that has been received may need to be dealt with in accordance with section 724 of the Corporations Act. During the Exposure Period, an electronic version of this Australian Prospectus will be made available to Australian residents at Anthropic’s dedicated landing website, ipo.anthropic.com. If you access the electronic version of this Australian Prospectus, you should ensure that you download and read it in its entirety. No Cooling Off Rights Cooling off rights do not apply to an investment in shares of Class A Common Stock pursuant to the Australian Offer in this Australian Prospectus. This means that, in most circumstances, you cannot withdraw your Application once it has been accepted. Note to Applicants The information contained in this Australian Prospectus is not financial product advice and does not take into account the investment objectives, financial situation or particular needs (including financial and tax issues) of any prospective investor. It is important that Australian resident investors read this Australian Prospectus carefully and in its entirety before deciding whether to participate in the Australian Offer. In particular, in considering the prospects of Anthropic, you should consider the risk factors that could affect the performance of Anthropic included in Section 2 of this Australian Supplement and the section titled “Risk Factors” of the US Prospectus. Australian resident investors should carefully consider these risks in light of their investment objectives, financial situation and particular needs (including financial and tax issues) and seek professional guidance from their stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to participate in the Australian Offer. No person named in this Australian Prospectus, nor any other person, guarantees the performance of Anthropic, the repayment of capital by Anthropic or the payment of a return on shares of our Class A Common Stock. Statements of Past Performance This Australian Prospectus includes information regarding the past performance of Anthropic including historical financial information and growth rates. Investors should be aware that past performance should not be relied upon as being indicative of future performance. Cautionary Statement Regarding Forward-Looking Statements This Australian Prospectus contains forward-looking statements that are subject to various known and unknown risks and uncertainties. Forward-looking statements include those that express a belief, expectation, or intention, as well as those that are not statements of historical fact. Forward-looking statements contained in this Australian Prospectus include information regarding our near-term opportunity, our future operating results and financial position, our business strategy and plans and our objectives for future operations. Forward-looking statements contained in this Australian Prospectus also include, but are not limited to, the statements described in the section titled “Special Note Regarding Forward- Looking Statements” of the US Prospectus (beginning on page 124 of the US Prospectus). These forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “outlook”, “plan”, “potential”, “propose”, “predict”, “project”, “will”, “should”, “could”, “would”, “likely”, “future”, “budget”, “goal”, “commit”, “pursue”, “target”, “seek”, “objective”, or the negative of these words, or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Australian Prospectus. The forward-looking statements in this Australian Prospectus are not guarantees of future performance and speak only as of the date of this Australian Prospectus, or such other date as specified herein. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. None of Anthropic, its directors or the Relevant Parties or any other person warrants or guarantees that the results, performance or achievements expressed or implied by these forward- looking statements contained in this Australian Prospectus will actually occur, and none of Anthropic, its directors, the Relevant Parties or any other person warrants or guarantees any return on any investment made pursuant to this Australian Prospectus. These forward-looking statements are based on our current expectations and assumptions about future events and speak only as of the Australian Prospectus Date. Forecasts, goals, milestones, and expectations that cover multi-year time horizons, or unknown timelines, inherently involve increased risks with respect to predictability and actual results may differ materially from current expectations. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, technological, environmental, political, and other risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. Forward-looking statements should be read in conjunction with and are qualified by reference to these risks, contingencies, and uncertainties and other important factors, which are described in Section 2 of this Australian Supplement and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the

5 US Prospectus. Should one or more of such risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. In addition, because we operate in rapidly evolving and certain highly competitive markets, we may from time to time rapidly adjust, modify or change our strategic priorities, capital allocation, product or service focus or operational initiatives in response to technological developments, competitive dynamics, regulatory changes or other factors, which could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. New risks emerge from time to time, some risks are inherently unknown to us, and it is not possible for our management to predict all such risks. Many of the risks and uncertainties that could materially adversely affect us or our prospects are beyond our control. This can make assessment of certain risks more difficult and you should factor these uncertainties into your assessment of an investment in shares of our Class A Common Stock. All forward-looking statements in this Australian Prospectus are expressly qualified in their entirety by the cautionary statements in this section. General Information Except as otherwise indicated or required by the context, all references to “Anthropic”, the “Company”, “we”, “our” and “us” or similar terms refer to Anthropic, PBC. For the definitions of certain terms and abbreviations used in this Australian Prospectus, please refer to the “Glossary” of the Australian Supplement and the “Select Defined Terms” beginning on page 1 of the US Prospectus. References to (i) our “bylaws” are to the form of amended and restated bylaws of the Company (as amended and restated from time to time) to be effective upon the completion of the Global Offer, (ii) our “charter” are to the form of restated certificate of incorporation of the Company to be effective upon the completion of the Global Offer and (iii) “our board” or “the board” are to the board of directors of the Company. Basis of Presentation and Non-US GAAP Financial Information The Company’s consolidated financial statements have been prepared in conformity with US GAAP. To supplement our consolidated financial statements prepared and presented in accordance with US GAAP, we use certain non-GAAP financial measures, such as Adjusted Operating Income (Loss), Adjusted Operating Margin, and Adjusted Net Income (Loss), to facilitate analysis of our operating performance and for internal planning and forecasting purposes. By excluding certain items that management believes are not directly reflective of the ongoing operating performance of our business, we believe these non-US GAAP financial measures provide investors, analysts, and others with meaningful insight and enhance their overall understanding of our business and financial performance by providing a more consistent and comparable overview of our financial performance across periods. See the section in the US Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non- GAAP Financial Measures” for a definition of each non- US GAAP financial measure, the limitations of each non-US GAAP financial measure, and a reconciliation of each non-US GAAP financial measure to its most comparable US GAAP financial measure for the periods presented and additional information. Other companies in our industry, including those with similar business models, may define or calculate similarly titled measures in different ways, which may limit the usefulness of these measures for direct comparison. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected on our consolidated statements of operations. Thus, our non- US GAAP financial measures should not be viewed in isolation or as a replacement for the most directly comparable measures prepared in accordance with US GAAP. We encourage investors and others to review our business, financial condition, and results of operations in their entirety, not to rely on any single financial measure, and to view our non-US GAAP financial measures in conjunction with their respective most directly comparable financial measures calculated in accordance with US GAAP, as well as our consolidated financial statements and accompanying notes included elsewhere in this Australian Prospectus. Unaudited Interim Consolidated Financial Information The interim consolidated balance sheet as of 30 September 2026 and the interim consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the nine months ended 30 September 2025 and 30 September 2026 and the related notes to such interim consolidated financial statements are unaudited. These unaudited interim consolidated financial statements are presented in accordance with the rules and regulations of the SEC and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with US GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all normal and recurring adjustments necessary for the fair statement of the Company’s financial position as of 30 September 2026 and the Company’s consolidated results of operations and cash flows for the nine months ended 30 September 2025 and 30 September 2026. The results of operations for the nine months ended 30 September 2026 are not necessarily indicative of the results to be expected for the full year or any other future interim or annual period.

6 Industry and Market Data Certain market and industry data and forecasts used in this Australian Prospectus have been obtained from, are based on, or use data from, the following reports and sources, among others: (i) International Data Corporation, The Economic Impact of AI: 2026 Edition, doc # US54452226, April 2026; (ii) International Data Corporation, Worldwide Black Book: Live Edition V2 2026 Forecast, July 2026; (iii) International Data Corporation, Worldwide Developer Population Growth Forecast, 2025–2029, doc # US53789825, September 2025; (iv) IQVIA Institute for Human Data Science, Global Medicine Use Trends 2026, February 2026; (v) U.S. Bureau of Labor Statistics, Occupational Employment and Wage Statistics, May 2025; and (vi) World Bank Group, GDP (current US$), 2025. We did not commission the preparation of any of these reports or sources and the Company has not obtained the consent of the authors of these for the inclusion of such information in reliance on ASIC Corporations (Consents to Statements) Instrument 2026/89. Some market data and statistical information contained in this Australian Prospectus is also based on management’s estimates and calculations, which are derived from our review and interpretation of publicly available industry publications, our internal research and our knowledge of the markets in which we currently, and will in the future, operate, as well as the sources referred to above. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. Forecasts and other forward-looking information obtained from the sources named above are subject to the same qualifications and uncertainties as the other forward-looking statements in this Australian Prospectus. Statements as to market position, market opportunity and market size are based on data currently available to us, as well as management’s estimates, judgments, assessments, and assumptions. Statements as to the potential market size contained in this Australian Prospectus relate to a variety of different markets and the timeframes over which those opportunities are available also vary, with some being long-dated. While we are not aware of any misstatements regarding market position, market opportunity, and market size information included in this Australian Prospectus, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of estimated market position and market opportunity and the future performance of the industries in which we operate (and potentially in relation to the market opportunities that are long-dated) are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Australian Prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Investors are cautioned not to place undue reliance on statements of expected future market size or opportunity. See also the section titled “Industry, Market, and Other Data” in the US Prospectus. Trademarks and Trade Names “Anthropic”, our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this Australian Prospectus are the property of Anthropic, PBC. Other trademarks and trade names referred to in this Australian Prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Australian Prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of any applicable licensor, to these trademarks and trade names. Rounding A number of figures, amounts, percentages, estimates, calculations of value and fractions in this Australian Prospectus are subject to the effect of rounding. Accordingly, the actual calculation of these figures may differ from the figures set out in this Australian Prospectus. Financial Information All financial amounts contained in this Australian Prospectus are expressed in US dollars unless otherwise stated. Obtaining a Copy of this Australian Prospectus This Australian Prospectus is available in electronic form to Australian residents on Anthropic’s dedicated landing website, ipo.anthropic.com. The Australian Offer constituted by this Australian Prospectus in electronic form is available only to Australian residents accessing the website within Australia and is not available to persons in any other jurisdictions, including the United States. The Corporations Act prohibits any person from passing the Application Form on to another person unless it is attached to, or accompanied by, this Australian Prospectus in its paper copy form or the complete and unaltered electronic version of this Australian Prospectus. No Offering Where Illegal This Australian Prospectus does not constitute an offer or invitation in any place in which, or to any person to whom, it would not be lawful to make such an offer or invitation. The distribution of this Australian Prospectus (including in electronic form) outside Australia may be restricted by law and persons who come into possession of this Australian Prospectus outside Australia should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws.

7 This Australian Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, securities, nor will there be any sale of securities, in the United States or in any other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Australian Offer in this Australian Prospectus is not being extended to any institutional investors or investors outside Australia. Offers of Shares in other jurisdictions may be subject to an equivalent offering document in that jurisdiction but are not being made under this Australian Prospectus. In particular, this Australian Prospectus may not be distributed to, or relied upon by, any person in the United States. Use of this Australian Prospectus This Australian Prospectus does not constitute an offer or invitation to any person other than those applying under the offers described in Section 1.3 of this Australian Prospectus. Activities of the Relevant Parties The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, such as our executive officers, co-founders, and directors, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of us or our affiliates (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make independent investment recommendations, market colour or trading ideas, and/or publish or express independent research views in respect of such assets, securities, or instruments, and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments. Neither Macquarie Capital (USA) Inc. nor Macquarie Capital (Australia) Limited is an authorised deposit- taking institution for the purposes of the Banking Act 1959 (Cth) (“Australian Banking Act”). The obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited (ABN 46 008 583 542). Any investments are subject to investment risk including possible delays in repayment and loss of income and principal invested. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of these entities. Goldman Sachs & Co. LLC (“GS&Co”) is exempt from the requirement to hold an Australian Financial Services Licence (“AFSL”) under the Corporations Act in respect of the financial services it provides in relation to this transaction and does not therefore hold an AFSL. GS&Co is regulated under U.S. laws, which differ from Australian laws. Neither GS&Co nor any of its affiliates (together, “Goldman Sachs”) are authorised under the Australian Banking Act and Goldman Sachs is not supervised by the Australian Prudential Regulation Authority. Goldman Sachs is not covered by the depositor protection provisions in section 13A of the Australian Banking Act, and counterparties to a contract, arrangement or understanding with Goldman Sachs will have no right to claim under Division 2AA – Financial claims scheme for accountholders with insolvent ADIs in the Australian Banking Act. UBS Securities LLC is a subsidiary of UBS AG and is regulated by the SEC. However, it is not an authorised deposit-taking institution under the Australian Banking Act. The obligations of UBS Securities LLC do not represent deposits or other liabilities of UBS AG, Australia Branch and UBS AG, Australia Branch does not stand behind, support or guarantee UBS Securities LLC in any way. No Fiduciary Relationship No Relevant Party acts or will be responsible to you in connection with the Australian Offer as a fiduciary. By accepting this Australian Prospectus, you acknowledge that each Relevant Party expressly disclaims any fiduciary relationship and that you are responsible for making your own independent judgments with respect to the Australian Offer, any other transaction and any other matters arising in connection with this Australian Prospectus. Documents Accessible on EDGAR The Company has filed a registration statement on Form S-1 (including the US Prospectus) with the SEC for the Global Offer available at https://www.sec.gov/Archives/edgar/data/2130357/000 162828026072484/anthropicpbc-sx1ax2.htm. The US Prospectus in that registration statement and other documents the Company has filed with the SEC include additional information about the Company and the Global Offer. You may get and read these documents for free by visiting the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) on the SEC website at www.sec.gov. The exhibits listed on pages II-6 to II-7 of the US Prospectus do not form part of this Australian

8 Prospectus but can be accessed through EDGAR at https://www.sec.gov/submit-filings/about-edgar. Any references to documents included on EDGAR or the Company’s website are provided for convenience only and do not form part of this Australian Prospectus (other than the US Prospectus that is included with this Australian Prospectus). None of the documents or other information available on EDGAR, the Company’s website or any other website referred to in this Australian Prospectus are incorporated into this Australian Prospectus by reference (other than the US Prospectus that is included with this Australian Prospectus). Consents to be Named Each of the parties listed below, to the maximum extent permitted by law, expressly disclaims all liabilities in respect of, makes no representations regarding and takes no responsibility for, any statements in or omissions from this Australian Prospectus, other than the reference to its name in the form and context in which it is named and a statement or report included in this Australian Prospectus with its consent as specified below. Each of the parties listed below has given and has not, at the time of lodgement of this Australian Prospectus with ASIC, withdrawn its written consent to the inclusion of statements in this Australian Prospectus that are specified below in the form and context in which the statements appear: • each of the seven named founders (Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah) has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, their written consent to the inclusion of the Founder Letter in this Australian Prospectus in the form and context in which it is included; • Citigroup Global Markets Inc. has given and not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as International Co-ordinator and as an underwriter in the form and context in which it is named; • Macquarie Capital (Australia) Limited has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian Co-ordinator in the form and context in which it is named; • Commonwealth Securities Limited has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Lead Australian Retail Broker in the form and context in which it is named; • each underwriter has given and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as underwriter in the form and context in which it is named; • Gilbert + Tobin has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian legal adviser to the Company in relation to the Global Offer in the form and context in which it is named; • Mallesons has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as Australian legal adviser to underwriters in relation to the Global Offer in the form and context in which it is named; • Ernst & Young LLP has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as the auditor of the consolidated balance sheet of the Company as of 31 December 2025, the related consolidated statement of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes; and • Grant Thornton LLP has given, and has not withdrawn prior to the lodgement of this Australian Prospectus with ASIC, its written consent to be named in this Australian Prospectus as the auditor of the consolidated balance sheet of the Company and its subsidiaries as of 31 December 2024, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years ended 31 December 2024 and 31 December 2023, and the related notes.

9 TABLE OF CONTENTS PART 1: AUSTRALIAN SUPPLEMENT 2 SECTION 1: OVERVIEW 10 SECTION 2: KEY RISK FACTORS 23 SECTION 3: DETAILS OF THE AUSTRALIAN OFFER 49 SECTION 4: FURTHER INFORMATION ON THE SHARES 64 SECTION 5: SUPPLEMENTARY INFORMATION ON OUR KEY INDIVIDUALS, INTERESTS AND BENEFITS 83 SECTION 6: AUSTRALIAN TAXATION CONSIDERATIONS FOR AUSTRALIAN INVESTORS 88 SECTION 7: COMPARISON OF AUSTRALIAN AND US FINANCIAL REPORTING 94 PART 2: US PROSPECTUS 102

10 SECTION 1: OVERVIEW 1 1.1 What is Anthropic 1.1.1 Our business Anthropic is a public benefit corporation (“PBC”) incorporated under Delaware law in January 2021. We develop and maintain advanced AI models and provide our intelligence service through our platform and applications to customers. We are headquartered in San Francisco, California. At the foundation of our business is our family of four Claude model classes – Mythos (including Fable), Opus, Sonnet and Haiku – each optimised for a different point on the capability-cost-speed curve. Our frontier models allow customers to match the right model to each use case. Customers typically use higher-capability models for complex reasoning, coding and agentic workflows where greater model intelligence is required. Customers also frequently adopt our full range of models, routing individual tasks to the models that are most optimised to meet their needs along the capability-cost-speed curve. The model a customer uses and the volume of usage are the primary drivers of customer spend. We establish a direct contractual relationship with the customer and offer customers the flexibility to purchase directly from us or through CSP marketplaces, and many customers utilise both channels. Pay-for-intelligence, our consumption-based revenue model, is our primary revenue model and currently represents the substantial majority of our total revenue. Under this model, customers pay for usage, which is metered in tokens and priced according to the model selected. Our pay-for-intelligence revenue is primarily generated from customers building applications incorporating Claude or utilising our first-party applications. In addition, we offer certain of our applications on a subscription basis, serving both enterprises and prosumers. Under this model, customers pay a subscription fee for a specified level of usage and capabilities during the subscription term, which is generally 12 months or less. Depending on the model, platform, or applications chosen by our customers, they enter into pay-for- intelligence pricing, subscription-based pricing or both. For example, when subscribers approach or exhaust the usage capacity included in their tier, they may utilise a higher subscription tier or purchase more intelligence directly, creating a seamless bridge from subscription to incremental pay-for-intelligence revenue. A growing number of enterprise customers agree to non-cancellable annual or multi-year contracts with minimum spend commitments in exchange for a committed price list. These contracts result primarily in consumption-based revenue. See the “Business” section of the US Prospectus for further information about our business. 1.1.2 Our governance structure and its goals We have a novel capital and corporate governance structure, a structure consistent with our commitment to artificial intelligence (“AI”) safety and responsibility. As a PBC, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct and the specific public benefit purpose identified in our amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity (the “Company Purpose”). In measuring our public benefit performance, our board of directors will consider the objectives set forth in our five mission pillars: that the technical problems of AI safety are solved, that AI safety is a universal

11 practice backstopped by law, that AI strengthens democracy and global stability, that AI expands prosperity and human flourishing, and that AI’s benefits are shared by everyone. We may also address the additional interests of our customers, partners, employees, and other stakeholder constituencies that we may identify from time to time. Neither our amended and restated certificate of incorporation nor our amended and restated bylaws will require that we measure our public benefit performance against an objective third party standard, and our board of directors will be responsible for establishing and overseeing the standards by which to measure our public benefit performance against these objectives. We currently expect that our objectives and standards will be qualitative in nature and may evolve over time as our business grows and as our understanding of our public benefit impact develops. As required by Section 366(b) of the DGCL, we will provide our stockholders no less than biennially with a statement assessing our promotion of the Company Purpose and of the best interests of those materially affected by our conduct. The statement will set out our objectives and standards and describe the actions we have taken. We intend to make the statement available to stockholders and the public through our website. We also expect to demonstrate our progress towards these goals by continuing to publish evidence-based research on our website regarding our work and its impact. We created our Long-Term Benefit Trust (the “LTBT”) to help ensure that Anthropic is managed in a manner that responsibly balances its goals as a public benefit corporation. The LTBT is intended to operate as an independent body of five financially disinterested voting trustees (the “Trustees”) with expertise in AI safety, national security, public policy and social enterprise. Through a special class of our common stock, Class T Common Stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorised members of our board of directors. We believe that our seven co-founders, Dario Amodei, Daniela Amodei, Tom Brown, Jack Clark, Jared Kaplan, Sam McCandlish, and Christopher Olah, as a group, are distinctly equipped to be stewards of our mission. Upon the completion of the Global Offer, we will issue a single share of Class F Common Stock, a special class of our common stock, to a limited liability company of which our seven co-founders will initially be the sole members (the “Founder LLC”). Our Class F Common Stock will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of our outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of our directors other than those elected by the LTBT (the “Class T directors”). See the “Our Governance Structure and Its Goals” section of the US Prospectus for further information. Our commitment to public benefit extends to how we deploy our resources. We intend to direct a meaningful portion of our resources toward ensuring that frontier intelligence is safe and its benefits are broadly distributed, which we refer to as our public benefit initiatives. As part of these initiatives, we contributed 846,840,960 shares of our Class N Common Stock, representing 5% of our fully diluted shares as of 30 June 2026 (assuming full conversion of the Amazon Notes), to the Anthropic Public Benefit Fund (the “Initial Public Benefit Issuance”). Our board of directors has also approved a framework for additional contributions tied to future increases in our share price. Following the Global Offer and Concurrent Private Placement, our board of directors, in its discretion, may issue shares of our Class N Common Stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, restricted stock units (“RSUs”), and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price (the “Public Benefit Issuances”). The shares that are contributed to the Anthropic Public Benefit Fund, including the Initial Public Benefit Issuance, may be transferred or donated to a third party, or otherwise sold in a registered public offering or private placement transaction in furtherance of our public benefit initiatives. Our board of directors will determine the allocations and distributions from the Anthropic Public Benefit Fund until it approves a specific governance structure for the entity, at which point decision-making authority is expected to

12 transition to designated managers of the Anthropic Public Benefit Fund operating under that structure. The initial managers are Dario Amodei, Daniela Amodei, Jack Clark, and Dr. Neil “Buddy” Shah. The Initial Public Benefit Issuance and the additional share contribution framework represent one of the ways in which we intend to pursue the Company Purpose, but they are not the exclusive means of doing so. We expect to dedicate additional resources, and to make other business and operational decisions, in furtherance of the Company Purpose outside of, and in addition to, these equity contributions. See the “Our Commitment to Public Benefit” section on pages 150 and 151 of the US Prospectus for further information. Important note to investors Under our governance structure described above, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. This structure will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in the Company. Holders of shares of our Class A Common Stock (including Shares acquired under the Australian Offer) generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders cannot agree on how our Class F Common Stock will be voted (in which case our Class F Common Stock will generally be voted proportionately with the votes of our Class A Common Stock cast on the matter). This structure may change in the circumstances described in the subsection titled “Sunset Provisions” of the US Prospectus. 1.1.3 Our capital structure Our capital structure is more complex than that of a typical ASX-listed entity. It also features certain elements that are novel or otherwise not common among other US corporations with multiple-class structures. Upon completion of the Global Offer and the Concurrent Private Placement, we will have four classes of authorised common stock: (i) a class designated as participating common stock, which is divided into two series: Class A Common Stock and Class N Common Stock, (ii) Class T Common Stock, (iii) Class F

Common Stock, and (iv) Class E Common Stock. These are described below and in more detail in the "Description of Capital Stock" section of the US Prospectus:

Category of Rights	Class A Common Stock	Class N Common Stock	Class T Common Stock	Class F Common Stock	Class E Common Stock
Votes per share	1	0	1	50.1% of outstanding voting power on record date	1
Matters on which entitled to vote	All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T Common Stock; redemption of our Class T Common Stock	Not entitled to vote except as required by law, in which case our Class N Common Stock will have one vote per share	Election of Class T directors, which constitute a majority of our board of directors; redemption of our Class E Common Stock; certain amendments to the rights of our Class F Common Stock	All matters submitted to stockholders generally; election of non-Class T directors; certain amendments to the terms of the LTBT or the rights of our Class T Common Stock; redemption of our Class T Common Stock; redemption of our Class E Common Stock	Nomination, change in designation, or removal of the Specified Class T Director (only if our NGC does not concur with the LTBT's nomination, change in designation, or removal); certain amendments to the terms of the LTBT or the rights of our Class T Common Stock; redemption of our Class T Common Stock
Conversion rights	None	Converts into Class A Common Stock upon a sale or transfer to an unaffiliated third party	None	None	None
Transferability	Generally transferable	Generally transferable; converts to Class A Common Stock upon transfer as described above	Transferable only upon approval of persons comprising the Trust Amendment Threshold (as defined on page 254 of the US Prospectus)	Not transferable except in the case of a reorganisation or redomiciliation of the Founder LLC that is approved by the board of directors and does not result in a change to the members of the Founder LLC	Not transferable
Dividend rights	Entitled to participate pro rata in dividends and distributions	Entitled to participate pro rata in dividends and distributions	None	None	None
Right to receive liquidation distributions	Entitled to participate pro rata in liquidation distributions	Entitled to participate pro rata in liquidation distributions	Entitled to par value per share	Entitled to par value per share	Entitled to par value per share
Redeemable by company	No	No	Redeemable by us for no consideration upon occurrence of certain events	Redeemable by us for no consideration upon occurrence of certain events	Redeemable by us for no consideration upon occurrence of certain events
Shares expected to be on issue following completion of the Global Offer and Concurrent Private Placement*	7,427,991,791 (or 7,551,741,791 shares if the underwriters exercise their option to purchase additional shares of our Class A Common Stock in full)	5,658,680,800	1	1	Nil

* Refer to pages 22 to 25 of the US Prospectus for further information on how the number of shares has been determined including the assumptions made.

In addition, following the completion of the Global Offer and the Concurrent Private Placement, as disclosed on pages 320 to 321 of the US Prospectus:

- 1,563,617,444 shares of Class N Common Stock will be issuable at certain intervals pursuant to the conversion of any remaining outstanding convertible promissory notes at the applicable fixed

13

14 conversion price that could not be converted immediately prior to the completion of the Global Offer without exceeding the holder’s ownership cap; and • further shares of Class N Common Stock may be issuable in connection with (i) the conversion of any convertible promissory notes that may be issued under our note purchase agreements (“NPAs”) following the completion of the Global Offer, (ii) draws under our NPAs that are settled directly in shares of Class N Common Stock following the completion of the Global Offer, (iii) the Public Benefit Issuances, (iv) donations that we match under our Donation Matching Plan (as defined below), and (v) certain contractual rights to private placements following the completion of the Global Offer. As disclosed on page 61 of the US Prospectus, the delivery of shares of our Class N Common Stock upon conversion of our outstanding convertible promissory notes could result in dilution to our existing stockholders. Following completion of the Global Offer and the Concurrent Private Placement, our outstanding convertible promissory notes will represent in the aggregate approximately 25.5% of our Class N Common Stock and 12.6% of our total outstanding common stock (assuming full conversion without giving effect to the holder’s ownership cap). See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Convertible Notes” of the US Prospectus (pages 172 to 176) for more information about the terms of our convertible promissory notes. The shares of our Class A Common Stock, Class N Common Stock, Class T Common Stock, and Class F Common Stock outstanding as of 30 September 2026 exclude the following: • 1,774,342,693 shares of our Class A Common Stock issuable upon the exercise of options to purchase shares of our Class A Common Stock outstanding as of 30 September 2026, with a weighted-average exercise price of $2.91 per share; • 1,026,660,010 shares of our Class A Common Stock issuable upon the vesting and settlement of RSUs outstanding as of 30 September 2026, but for which (i) the service-based vesting condition will not be satisfied as of 19 November 2026 and (ii) the performance-based vesting condition, if applicable, will be satisfied upon the effectiveness of the registration statement of which the US Prospectus forms a part; • 47,041,287 shares of our Class A Common Stock issuable upon the vesting and settlement of RSUs granted after 30 September 2026; • 561,963 shares of our Class A Common Stock and 848,882 shares of our Class N Common Stock issued after 30 September 2026 in connection with our acquisitions of privately-held companies; and • shares of our Class A Common Stock to be reserved for future issuance under our 2026 Equity Incentive Plan (our “2026 Plan”), which will become effective prior to the completion of the Global Offer, and include: (i) 1,920,580,692 shares of our Class A Common Stock; (ii) the number of shares of our Class A Common Stock equal to the total shares of Class A Common Stock available for issuance pursuant to our Amended and Restated 2021 Stock Plan (our “2021 Plan”) immediately prior to the termination of our 2021 Plan on the effective date of our 2026 Plan; and (iii) the number of shares of our Class A Common Stock equal to the total shares of Class A Common Stock subject to awards previously granted under our 2021 Plan that, after the effective date of our 2026 Plan, would have returned to our 2021 Plan and become available for issuance pursuant to future awards under our 2021 Plan had our 2021 Plan not terminated on the effective date of our 2026 Plan; • 128,038,713 shares of our Class A Common Stock to be reserved for future issuance under our 2026 Employee Stock Purchase Plan (our “ESPP”), which will become effective prior to the completion of the Global Offer;

15 • 933,698,210 shares of our Class N Common Stock reserved for future issuance under our Donation Matching Plan (our “Donation Matching Plan”) as of 30 September 2026, which will be amended and restated prior to the completion of the Global Offer to provide that the maximum number of shares of Class N Common Stock reserved for future issuance shall equal: (i) 128,038,713 shares of our Class N Common Stock plus (ii) the number of shares of our Class N Common Stock equal to the total shares of Class N Common Stock available for issuance pursuant to our Donation Matching Plan immediately prior to the completion of the Global Offer; of which 553,441,297 shares represent the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of 30 September 2026, less the Matching Issuance (as defined below) (such total, the “Vested Matching Obligation”); and • 27,991,850 shares of our Class N Common Stock that were issued after 30 September 2026 to match employee donations made under our Donation Matching Plan (the “Matching Issuance”). In addition, the number of shares that may be issued under our Donation Matching Plan will be increased on the first day of each fiscal year beginning with our 2027 fiscal year and ending on (and including) the first day of our 2036 fiscal year, in an amount equal to the lesser of: (i) 1% of the total number of shares of our common stock (including only all classes of common stock issued by the company that carry economic rights) outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on an as-converted basis); and (ii) such number of shares determined by our board of directors.

	As of 30 September 2026					
	Class A Common Stock (Outstanding)	Class N Common Stock (Outstanding)	Redeemable Convertible Preferred Stock	Stock Options	RSUs	(No Economic Rights) Class T and Class F Common Stock
Historical						
Class A common stock	2,168,788,227					
Class N common stock		30,643,060				
Class T common stock						1
Redeemable convertible preferred stock			853,394,043			
Stock options				1,774,342,693		
RSUs					1,127,993,950	
Total	2,168,788,227	30,643,060	853,394,043	1,774,342,693	1,127,993,950	1
Pro Forma Adjustments						
Preferred Stock Conversion	4,408,097,245	4,153,017,914	(853,394,043)			
Convertible Notes Conversion		276,827,518				
RSU Settlement	49,754,965				(101,333,940)	
Class F Stock Issuance						1
Class A Common Stock offered by us in the Global Offer	801,351,354					
Class N Common Stock issued in the Concurrent Private Placement		351,351,348				
Total	7,427,991,791	4,811,839,840	-	1,774,342,693	1,026,660,010	2
Additional Adjustments						
RSUs granted after 30 September 2026					47,041,287	
Shares issued under treasury stock method[1]				(69,774,828)		
Rollover notes[2]		1,563,617,444				
Acquisition Issuances	561,963	848,882				
Acquisition holdback shares[3]	1,590,190					
Matching Issuance		27,991,850				
Vested Matching Obligation[4]		553,441,297				
Initial Public Benefit Issuance		846,840,960				
Total	7,430,143,944	7,804,580,273	-	1,704,567,865	1,073,701,297	2

16

17 (1) Reflects the net reduction in shares issuable upon exercise of outstanding stock options, which have a weighted-average exercise price of $2.91 per share, assuming aggregate exercise proceeds of approximately $5.2 billion are used to repurchase shares of Class A Common Stock at the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Price Range. (2) For more information about the terms of our convertible promissory notes, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Convertible Notes—Outstanding Notes” in the US Prospectus. (3) For more information about the terms of our acquisition holdback shares, see Note 15 to our consolidated financial statements included elsewhere in the US Prospectus. (4) Of the total shares of our Class N Common Stock reserved for future issuance under our Donation Matching Plan, this figure represents the maximum number of shares issuable as matching contributions on employee donations that may be made based on employee pledges on vested equity awards outstanding as of 30 September 2026, less the Matching Issuance. In May 2024, our board of directors amended our Donation Matching Plan to change the match for new employees, generally from a 3-for-1 basis for up to 50% of an employee’s equity awards to a 1-for-1 basis for up to 25% of an employee’s initial equity award. Of the current and former employees whose pledges are attributed to these 553,441,297 shares, the approximately 20% who joined Anthropic before 31 May 2024 account for 84% of these shares, and the approximately 80% who joined after that date account for 16% of these shares. 1.1.4 Financial information The US Prospectus contains our audited consolidated statements of operations and statements of cash flows for the years ended 31 December 2023, 31 December 2024 and 31 December 2025, our audited consolidated balance sheets at 31 December 2024 and 31 December 2025, and our unaudited interim consolidated financial statements for the nine months ended 30 September 2025 and 30 September 2026, and the notes to those financial statements. See pages F-1 to F-66 of the US Prospectus. A summary of this data is also set out in the section titled “Summary Consolidated Financial and Other Data” in the “Prospectus Summary” section of the US Prospectus. You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the US Prospectus. Our financial information is reported and presented in accordance with US GAAP which differs to AAS used by Australian incorporated ASX-listed companies – see Section 7 of this Australian Supplement for a comparison of these reporting systems. 1.2 The Global Offer 1.2.1 Overview Anthropic is making available 825,000,000 Shares0F 1 in public offerings in the United States, Australia, Canada, certain member states of the European Economic Area (Germany, Denmark, Finland, France, Ireland, the Netherlands, Norway, Spain and Sweden), Japan, Switzerland and the United Kingdom (the “Global Offer”). Subject to applicable law, the underwriters may also offer Shares in other jurisdictions as part of the Global Offer. The Global Offer is comprised of an offer of new Shares to be issued by the Company and an offer of existing Shares to be sold by the Selling Stockholders.2 See Section 1.3.5 for details of the number of Shares offered under the Global Offer. Shares will be sold at a final offer price to be determined in the manner outlined in Section 3.1.2 of this Australian Supplement (“Final Price”), which is estimated to be between $70.00 and $78.00 per Share (“Estimated Price Range”). You should note that the Estimated Price Range may change during or after the Australian Offer period (but before the Shares are issued). If the Estimated Price Range were to change, that could cause the Final Price to be below or above the Estimated Price Range disclosed in this Australian Supplement. Any changes to the Estimated Price Range will be communicated to Australian resident investors in a supplementary Australian Prospectus. 1 Not including Shares subject to the Overallotment Option. 2 The Australian Offer is an offer by the Company of newly issued Shares only.

18 The Final Price will be communicated to Australian resident investors in a supplementary Australian Prospectus after the Final Price is determined (but before the Shares are issued). You should note that you will not know the Final Price at the time you are required to apply for Shares under the Australian Offer and will remain bound to acquire any allocation of Shares you receive regardless of whether the Final Price is above, below or within the Estimated Price Range or any revised Estimated Price Range. As the number of Shares to be offered under the Global Offer is not expected to change (other than as a result of an exercise of the Overallotment Option), a higher Final Price will not impact the total number of Shares that are available under the Global Offer, but will result in an applicant who applies for a specified dollar amount receiving fewer Shares for that amount. 1.2.2 Listing In connection with the Global Offer, Anthropic has applied to list the Shares on Nasdaq under the symbol “ANT”. The Shares are expected to commence trading on Nasdaq on 20 November 2026. No application will be made for shares of our Class A Common Stock to be listed on the ASX or any other stock exchange other than Nasdaq. 1.2.3 Global Offer size Assuming the Final Price is $74.00 per Share (being the midpoint of the Estimated Price Range) and the underwriters do not exercise the Overallotment Option (as defined below), the Global Offer and Concurrent Private Placement will raise net proceeds of approximately $84.6 billion after deducting underwriting discounts and commissions3 (which apply only to the shares of Class A Common Stock sold in the Global Offer, and not the shares of our Class N Common Stock sold in the Concurrent Private Placement) and estimated offering expenses payable by Anthropic. In order to facilitate the Global Offer, the underwriters may engage in transactions outside Australia that stabilise, maintain or otherwise affect the price of our Shares for a period of 30 days from the date of the underwriting agreement for the Global Offer (“Stabilisation Period”). This may involve the underwriters creating short positions in Shares (by selling more Shares than they are obligated to purchase under the underwriting agreement) and then buying up to 123,750,000 Shares from us under an option (the “Overallotment Option”) at the Final Price, less underwriting discounts and commissions. The exercise and extent of the exercise of the Overallotment Option will impact the final Global Offer size and the number of Shares on issue. For further information on the market stabilisation activities, including details of the Overallotment Option and an explanation of the differences from short covering and stabilisation activities that could be carried out if the Global Offer was instead for an ASX listing, see Section 3.6 of this Australian Supplement. 1.2.4 Concurrent Private Placement Immediately subsequent to the completion of the Global Offer, and subject to certain conditions, Google LLC, NVIDIA Corporation, Advanced Micro Devices, Inc., Broadcom Inc., Micron Technology, Inc., Microsoft Corporation, and TSMC Partners, Ltd. will purchase, severally and not jointly, an aggregate of $26.0 billion of our Class N Common Stock from us in a private placement at a price per share equal to the initial public offering price. Based on an assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Price Range, Google LLC would purchase 135,135,135 shares of our Class N Common Stock for approximately $10.0 billion, NVIDIA Corporation (“NVIDIA”) would purchase 135,135,135 shares of our Class N Common Stock for approximately $10.0 billion, Advanced Micro Devices, Inc. (“AMD”) would purchase 33,783,783 shares of our Class N Common Stock for approximately $2.5 billion, Broadcom Inc. (“Broadcom”) would purchase 13,513,513 shares of our Class N Common Stock for approximately $1.0 billion, Micron Technology, Inc. (“Micron”) would purchase 3 In this Australian Supplement when we refer to the proceeds of the Global Offer after deducting underwriting discounts and commissions, we have based those amounts on an assumption that the maximum amount of underwriting discounts and commissions will be paid. See Section 5.5 of this Australian Supplement for further details about the underwriting discounts and commissions.

19 13,513,513 shares of our Class N Common Stock for approximately $1.0 billion, Microsoft Corporation (“Microsoft”) would purchase 13,513,513 shares of our Class N Common Stock for approximately $1.0 billion, and TSMC Partners, Ltd. (“TSMC”) would purchase 6,756,756 shares of our Class N Common Stock for approximately $500 million (the “Concurrent Private Placement”). We will receive all of the proceeds from, and will not pay any underwriting discounts or commissions with respect to, the shares that are sold in the Concurrent Private Placement. The sale of the shares in the Concurrent Private Placement is contingent upon the completion of the Global Offer and the satisfaction of certain conditions described in the section titled “Concurrent Private Placement” on page 347 of the US Prospectus. The shares of Class N Common Stock sold in the Concurrent Private Placement will not be registered in the Global Offer and will not be subject to lock-up agreements with the underwriters, but will be “restricted securities” under the Securities Act and may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, and certain of the purchasers may have registration rights as described under the section titled “Description of Capital Stock – Registration Rights” on page 309 of the US Prospectus. These shares will not be subject to market standoff agreements with us or lock-up agreements with the underwriters. See the section titled “Shares Eligible for Future Sale—Concurrent Private Placement Shares” on page 320 of the US Prospectus for additional information. 1.2.5 Use of proceeds The principal purposes of the Global Offer and the Concurrent Private Placement are to increase our capitalisation and financial flexibility, create a public market for shares of our Class A Common Stock, facilitate an orderly distribution of shares for the Selling Stockholders,4 and enable access to the public equity markets for us and our stockholders. We intend to use the net proceeds that we receive from the Global Offer and the Concurrent Private Placement for general corporate purposes, including working capital, operating expenses, and capital expenditures, including investments in compute and infrastructure, as well as hiring and retention of highly skilled personnel. Additionally, we may use a portion of the net proceeds we receive from the Global Offer and the Concurrent Private Placement to acquire or invest in businesses, products, services, or technologies. However, we do not have agreements or commitments for any material acquisitions or investments at this time. We also intend to use a portion of the net proceeds we receive from the Global Offer and the Concurrent Private Placement to satisfy our anticipated tax withholding and remittance obligations of $3.8 billion related to the RSU settlement. This amount is based upon the assumed Final Price of $74.00 per Share, which is the midpoint of the Estimated Price Range, and an assumed 50.90% tax withholding rate. Each $1.00 increase or decrease in the assumed Final Price of $74.00 per Share, which is the midpoint of the Estimated Price Range, would increase or decrease, as applicable, the amount we would be required to pay to satisfy our tax withholding and remittance obligations related to the RSU settlement by $52 million. We cannot further specify with certainty the particular uses of the net proceeds that we will receive from the Global Offer and the Concurrent Private Placement. Accordingly, we will have broad discretion in using these proceeds. Pending the use of proceeds from the Global Offer and the Concurrent Private Placement as described above, we may invest the net proceeds that we receive in the Global Offer and the Concurrent Private Placement in short-term, investment-grade, interest-bearing instruments. The proceeds of the Global Offer from the sale of shares of Class A Common Stock by the Selling Stockholders, after deducting applicable underwriting discounts and commissions and estimated offering 4 The Global Offer will include a sale of shares of existing Class A Common Stock by the Selling Stockholders. The Australian Offer is an offer of shares of new Class A Common Stock only.

20 expenses, will be paid to the Selling Stockholders. See Section 1.3.5 for further details about the estimated proceeds of the Global Offer to be received by the Company and the Selling Stockholders. 1.3 The Australian Offer 1.3.1 Overview We are extending the Global Offer to Australian resident investors (excluding institutional investors) under the Australian Offer. The Australian Offer is structured as a broker firm offer, where brokers appointed by or on behalf of the Company in connection with the Australian Offer (“Brokers”) invite their clients (excluding institutional investors) with a registered address in Australia to make an application for newly issued Shares in the Australian Offer under this Australian Prospectus (“Broker Firm Offer”). Australian residents wishing to apply for Shares under the Australian Offer must do so through a Broker. CommSec is acting as Lead Australian Retail Broker to the Australian Offer. Australian residents who wish to apply for Shares in the Australian Offer may do so through CommSec provided they have opened an International Shares Account with CommSec. For further information, including on how to open an International Shares Account with CommSec, visit www.commsec.com.au. 1.3.2 Offer price Participants in the Australian Offer will pay the Final Price. The Final Price will be determined in the manner described in Section 3.1.2 of this Australian Supplement and communicated to Australian resident investors in a supplementary Australian Prospectus after the Final Price has been determined (but before the Shares are issued). You should note that you will not know the Final Price at the time you are required to apply for Shares under the Australian Offer and will remain bound to acquire any allocation of Shares you receive regardless of whether the Final Price is above, below or within the Estimated Price Range. You should also note that the Estimated Price Range may change during or after the Australian Offer period (but before the Shares are issued). 1.3.3 Offer size There is no set amount of Shares for, or minimum proceeds that will be raised from, the Australian Offer. The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer) will be determined by Anthropic in consultation with the underwriters and will be disclosed in a supplementary Australian Prospectus after the Final Price has been determined (but before the Shares are issued). 1.3.4 Key dates Australian resident investors should be aware of the key dates set out in the table below. Event Date (AEDT) Australian Prospectus Date 10 November 2026 Australian Offer opens 11 November 2026 Australian Offer closes 5:00pm on 17 November 2026

21 Final Price is determined 19 November 2026 Commencement of trading of Shares on Nasdaq 20 November 2026 Settlement date (Shares issued to successful Applicants) 21 November 2026 All dates above are expressed in Australian Eastern Daylight Time (AEDT) and are indicative only and may change without notice. The Company, in consultation with the underwriters, reserves the right to vary the times and dates of the Global Offer or Australian Offer without notice to you including, subject to applicable law, to close any part of the Global Offer or the Australian Offer early or to extend it, to accept late Applications or bids, either generally or in particular cases, or to cancel or withdraw all or any part of the Global Offer or the Australian Offer. 1.3.5 Key offer statistics The following table outlines some of the key offer statistics of the Global Offer and Australian Offer (as well as the impact of the Concurrent Private Placement): Offer metrics5 Estimated Price Range Between $70.00 and $78.00 per Share Gross Proceeds from the Global Offer and the Concurrent Private Placement (assuming that the Final Price is at the midpoint of the Estimated Price Range and the Overallotment Option is not exercised) Approximately $87 billion Gross Proceeds from the Global Offer and the Concurrent Private Placement (assuming that the Final Price is at the midpoint of the Estimated Price Range and the Overallotment Option is exercised in full) Approximately $96.2 billion Gross Proceeds from the Concurrent Private Placement Approximately $26.0 billion Net proceeds from the Global Offer raised by the issue of new shares of Class A Common Stock and the Concurrent Private Placement by Anthropic (assuming that the Final Price is at the midpoint of the Estimated Price Range and the Overallotment Option is not exercised), after deducting underwriting discounts and commissions and estimated offering expenses payable by Anthropic Approximately $84.6 billion Net proceeds from the Global Offer raised by the issue of new shares of Class A Common Stock and the Concurrent Private Placement by Anthropic (assuming that the Final Price is at the midpoint of the Estimated Price Range and the Overallotment Option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by Anthropic Approximately $93.7 billion 5 In this Australian Supplement when we refer to the proceeds of the Global Offer after deducting underwriting discounts and commissions, we have based those amounts on an assumption that the maximum amount of underwriting discounts and commissions will be paid. See Section 5.5 of this Australian Supplement for further details about the underwriting discounts and commissions.

22 Net proceeds of the Global Offer paid to the Selling Stockholders (assuming that the Final Price is at the midpoint of the Estimated Price Range)6, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Selling Stockholders Approximately $1.7 billion Total Shares offered in the Global Offer (assuming the Overallotment Option is not exercised) 825,000,000 Total Shares offered in the Global Offer (assuming the Overallotment Option is exercised in full) 948,750,000 Total Shares to be issued by the Company in the Global Offer (assuming the Overallotment Option is not exercised) 801,351,354 Total Shares to be issued by the Company in the Global Offer (assuming the Overallotment Option is exercised in full) 925,101,354 Total Shares to be sold by the Selling Stockholders in the Global Offer 23,648,646 Total Shares of Class N Common Stock to be issued by the Company under the Concurrent Private Placement (assuming completion of the Concurrent Private Placement) 351,351,348 Capitalisation Market capitalisation based on total number of shares of Class A Common Stock and shares of Class N Common Stock on issue at completion of the Global Offer and the Concurrent Private Placement (assuming the Final Price is the midpoint of the Estimated Price Range and the Overallotment Option is not exercised) Approximately $968.4 billion Market capitalisation based on total number of shares of Class A Common Stock and shares of Class N Common Stock on issue at completion of the Global Offer and the Concurrent Private Placement (assuming the Final Price is the midpoint of the Estimated Price Range and the Overallotment Option is exercised in full) Approximately $977.6 billion 1.3.6 Further information Further details of the Australian Offer, including how to apply for Shares, are set out in Section 3 of this Australian Supplement. 6 As the Overallotment Option is being provided by Anthropic, the exercise or non-exercise of that option will not impact the proceeds that the Selling Stockholders will receive from selling shares of our Class A Common Stock under the Global Offer. We will not receive any proceeds from the sale of shares of our Class A Common Stock by any of the Selling Stockholders.

23 SECTION 2: KEY RISK FACTORS 2 2.1 Introduction Anthropic is subject to a variety of risks, some of which are specific to our business activities and governance structure and some of which are more general in nature. The risks described in the section in the US Prospectus titled “Risk Factors” are some of the potential risks associated with our business, the industry which we operate in and our governance structure, as well as other risks associated with an investment in Shares. It does not purport to be an exhaustive list of risk factors. You should also be aware that many of the risks and uncertainties that could materially adversely affect Anthropic or our prospects are beyond our control. This can make assessment of certain risks more difficult, and you should factor these uncertainties into your assessment of an investment in our Shares. If any of the following risks and uncertainties (or those additional risk factors disclosed in the US Prospectus) occur, the price of our Shares could decline, and you could lose part or all of your investment. This Section 2 contains: • a summary of certain key risks set out in the “Risk Factors” section of the US Prospectus; and • additional risk factors relevant to Australian resident investors. The summary mentioned above represents a high-level summary of the key risks in the US Prospectus. You should review the “Risk Factors” section of the US Prospectus in full. An investment in our Shares involves a high degree of risk. The market price of our Shares may be volatile, and you may lose all or part of your investment. You should consider the risk factors described below and in the “Risk Factors” section of the US Prospectus, along with information contained in the rest of this Australian Prospectus, before deciding whether to acquire Shares. You should consider whether our Shares are a suitable investment for you having regard to your own investment objectives, financial circumstances and taxation position, and seek professional advice. 2.2 Key risks related to our business and industry 2.2.1 Our models have in the past behaved, and may in the future behave, in unintended, misaligned, or autonomous ways, including by taking harmful actions that no user or third party directed, which could adversely affect our reputation and brand, business, financial condition, and results of operations Our models have in the past caused, and may in the future cause, harm by producing undesirable outputs or behaving in unintended, misaligned, or autonomous ways, including by taking unintended or harmful actions that no user or third party directed. These risks may increase as our models become more capable and are granted greater autonomy, permissions, and integration with external systems. Although we continue to study why these behaviours emerge, our understanding continues to evolve, and we may be unable to anticipate or understand such behaviours in the future. In addition, our models have been and may continue to be deployed in high-risk or sensitive contexts, where undesirable model behaviours could lead to serious harm, liability, or reputational or other damage. More broadly, the long-term effects of regular super intelligence interaction on mental health, cognitive development, and social behaviour are not yet fully understood, and if such long-term harms do materialise in the future, we could face significant liability, reputational harm, and adverse effects on our business, financial condition and results of operations.

24 We have observed models behaving differently when they detect or infer that they are being evaluated, which can limit our ability to accurately assess real-world risks or failure modes prior to deployment. Concerns have been raised both within our organisation and by other researchers, regulators, policymakers, and industry participants that sufficiently advanced AI systems could pose catastrophic or existential risks to humanity. Separately, models may behave in a misaligned manner and take harmful actions that are not directed by a user or third party, pursuing objectives or acting on dispositions that diverge from those intended by human users or developers. Misaligned behaviours of this kind, whether occurring in testing or real-world deployments, have been observed both in our models and elsewhere in the industry, including in testing and internal use, models circumventing network and sandbox restrictions, granting themselves permissions they had not been given, taking unintended actions in pursuit of assigned goals, interfering with other AI agents, and misrepresenting whether tasks had been completed or verified. These risks may be heightened where multiple AI agents operate together. Agents that interact or coordinate with one another may amplify, propagate, or reinforce misaligned behaviour across the group, pursue objectives collectively in ways not intended or endorsed by any user, or take coordinated actions against systems or targets unrelated to their assigned tasks, in each case, in ways that may be difficult to anticipate, detect, or contain. Incidents of this kind have occurred, and we expect the deployment and interaction of larger numbers of autonomous agents to increase these risks over time. Our ability to detect and mitigate misaligned or unintended behaviour depends in part on the effectiveness of our alignment evaluations, monitoring, and other oversight and control techniques, many of which rely on our models having a limited ability to evade or subvert such oversight. As our models become more capable, they have become better able to circumvent such techniques, including by concealing misaligned objectives or behaviours, and the effectiveness of our evaluation, monitoring, and control measures, and our ability to measure the degree to which our models are aligned, may decline as a result. In addition, models, including our own, have attempted, in incidents observed in our industry, to interfere with, manipulate, or subvert the mechanisms used to evaluate, grade, or oversee such models, including the systems responsible for assessing their performance or alignment. If we become less able to detect or assess misalignment as our models advance, we may deploy models whose behaviour we cannot adequately verify, which could increase the risk of undetected harmful conduct and misalignment, which could adversely affect our business, financial condition, and results of operations. Furthermore, while we continue to design and develop more sophisticated techniques to evaluate the safety and alignment of our models, the capabilities of our models may have already advanced, and may continue to advance, at a rate that initiates the implementation of enhanced safety and testing measures. 2.2.2 Our success depends in large part on our ability to continue to develop the most advanced and capable AI models, and any failure to do so could adversely affect our business Our success depends in large part on our ability to continuously develop, improve, and deploy the most advanced, capable, and useful AI models, which depends on our ability to, among other things: advance the frontier of AI capabilities; ensure our models are safe, reliable, and trustworthy while maintaining competitive performance; secure the compute and infrastructure necessary to power and support our increasing needs; advance compute efficiency; retain and attract key leadership and technical talent; and continue revenue growth and maintain access to sufficient capital. Our ability to maintain our position at the frontier of AI depends in part on our use of AI systems to accelerate our research processes, a recursive dynamic we refer to as “closing the loop”, in which successive versions of our models assist in building the next, with the goal of compounding capability gains over time. Our models have been and are increasingly becoming critical tools in designing, training, testing, and optimising next-generation AI systems. If we fail to direct sufficient compute and research efforts to AI-assisted development, or if our competitors more effectively leverage AI to enhance their own innovation cycles, we risk falling progressively further behind as competitors continuously use AI to further enhance their own development capabilities, enabling the creation of increasingly advanced systems at an accelerating pace. As our reliance on our own AI systems to write production code, conduct research, and build subsequent model versions deepens, any systemic flaw, bias, or error in our current models could propagate into the next

25 versions of models and products built using those systems, compounding across successive versions of Claude models in ways that may be difficult to detect or remediate. If we are unable to manage the foregoing risks, our ability to deploy the most advanced, capable, and useful AI models could be adversely affected. In addition, our increasing use of AI systems to accelerate our own research and development may cause the capabilities of our models to advance more rapidly than our ability to develop, validate, and implement corresponding safety, alignment, and security measures. Much of our evidence regarding the pace of such AI-driven acceleration is derived from lagging indicators, and our ability to forecast or measure the rate at which our capabilities are advancing, including any acceleration attributable to our most recent or unreleased models, is limited. As a result, we have in the past not identified, and may in the future not identify, a significant acceleration in our rate of development until after it has occurred. For example, our use of AI systems has already been accelerating our research and development, and our internal estimates indicate that we may experience a further increase in the rate of progress in AI capabilities. Because the AI research and development capability threshold under our Responsible Scaling Policy applies where we “observe or expect” a specified degree of accelerated progress, we made a determination that we have met this threshold based on what we expect from future models and our overall rate of progress, rather than on what we have observed from current models. We continue to assess the underlying data. We are also evaluating the implications of meeting the AI research and development capability threshold and will release further reports in the future. If our capabilities were to outpace our safety, alignment, and security measures, or if we were unable to anticipate the pace of such advancement, we may be unable to adequately assess or mitigate the resulting risks, which could increase the likelihood of safety incidents, regulatory intervention, or reputational harm, and could adversely affect our business, financial condition, and results of operations. In light of these uncertainties, including limits on our ability to observe the pace at which our capabilities are advancing, we have adopted, and may continue to adopt, precautionary safety, alignment, and security measures to allow our safety efforts to advance together with model capabilities. In the past these measures have included delaying the release of models and limiting their initial availability, such as with Mythos through Project Glasswing, and in the future, as we learn more about model capabilities and behaviour, they could include additional measures that affect whether, how, and when we develop or deploy new models or capabilities. We cannot predict with precision when we will determine that such measures are necessary, what measures will be required, or how long they will remain in place, and as the capabilities of our models advance, such measures may become more frequent and more costly. These measures could slow our capability gains relative to competitors that do not adopt similar constraints, and could adversely affect our competitive position, revenue growth, and results of operations. The development of frontier models requires substantial investments of compute resources, capital, and human capital to conduct large-scale training runs that may span weeks or months and cost many millions of dollars. Further, new models, features or capabilities may not be introduced on schedule, may not perform as intended, or may fail to gain meaningful adoption; industry benchmarks may not accurately reflect real-world performance or utility; and AI algorithms may be flawed and AI systems may produce inaccurate, misleading, offensive, inappropriate, or otherwise harmful outputs. Any of the foregoing could prevent us from maintaining our competitive position, cause us to fall behind competitors, reduce customer adoption of, or demand for, our models, platform, and applications, or adversely affect our business, financial condition, and results of operations. 2.2.3 If we are unable to secure adequate compute or if we fail to direct our compute effectively across our workloads, we may be unable to train models that remain competitive with those of our competitors or adequately serve our customers Our ability to develop, train, improve, and deploy frontier models depends on our access to enormous and increasing quantities of specialised compute. We compete for access to compute with some of the world’s largest and most well-capitalised technology companies that have significantly greater financial resources

26 than us, and can outbid us for scarce compute, secure priority allocations from chip manufacturers and CSPs, and make long-term capital commitments that we cannot match. Additionally, numerous well- funded AI companies are pursuing large-scale AI model development, further increasing demand for limited compute. Certain CSPs from which we obtain substantial compute also develop and offer their own AI models and related services. As a result, our commercial relationships with these providers may not always be fully aligned with our long-term interests, and if the compute we have access to from third parties is curtailed, repriced, or terminated, whether for competitive reasons or otherwise, our business, financial condition, and results of operations could be adversely affected. In addition to competition from third parties, our ability to secure compute is subject to allocation decisions by our CSPs. If our CSPs reduce, limit, or fail to increase our allocations to keep pace with our growing requirements for any reason, we may need to seek alternative compute sources on less favourable terms or timelines, and we may be unable to secure adequate alternative compute, or any at all. In addition, certain of our compute providers and infrastructure partners depend on third-party financing or credit support to acquire chips and develop capacity, and if such financing or support becomes unavailable or more costly, contracted capacity may be delayed, repriced, reduced, or not delivered. If we fail to secure sufficient compute, or if we fail to effectively direct the limited compute we have across our workloads to develop and deploy models with capabilities at least comparable to those of our competitors, customers, partners, and software developers may shift to competitors whose models offer superior capabilities. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 2.2.4 If our actual compute requirements differ materially from our projections, we may fail to secure sufficient compute to meet our needs or we may be committed to excess compute that remains underutilised The competitive and structural dynamics of the compute market require us to make binding financial commitments for compute months or years in advance of our day-to-day delivery and use. Chip manufacturers, CSPs, and data centre developers require advance commitments in order to allocate production capacity, plan infrastructure investments, and manage their own supply chains. As a result, we must forecast our compute requirements well in advance of their deployment and commit capital accordingly, often with limited ability to adjust commitments if our needs change. If we underestimate our compute requirements, we may be unable to secure sufficient compute to support our forecasted customer demand and model development roadmap. In the past, we have significantly underestimated our compute requirements, which left us capacity constrained and impacted both product development and deployment. Further, the timing of compute coming online may not align with the timing of demand growth, which could result in periods of excess or underutilised compute and committed cash outflows that do not produce immediate revenue. We have entered into, and expect to continue to enter into, long-term agreements for compute and related resources that involve minimum purchase commitments, take-or-pay provisions, and other terms that obligate us to pay for resources regardless of actual utilisation. These commitments represent substantial fixed obligations. As of and subsequent to 30 September 2026, we have entered into purchase commitments and lease agreements, including short-term commitments, as well as leases not yet commenced, with an aggregate committed spend of approximately $900.9 billion, substantially all of which is related to compute and infrastructure. These commitments include approximately $451.6 billion expected to be incurred before 31 December 2030, and substantially all of the remainder is expected to be incurred between 2031 and 2045. Approximately $70.7 billion of these commitments are due in the 12 months following 30 September 2026. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations” on pages 178 to 181 of the US Prospectus for more information.

27 2.2.5 Constraints on the critical inputs supporting compute could limit our ability to secure adequate compute The compute necessary for training and deploying frontier models depends on a supply chain with multiple potential points of constraint or failure. The availability, pricing, and lead times for compute are affected by the supply of advanced chips and other IT equipment, the availability of sufficient electrical power and the infrastructure required to generate and deliver it, and the capacity of data centre infrastructure. The majority of the world’s most advanced chip manufacturing capacity is concentrated in Taiwan, primarily at Taiwan Semiconductor Manufacturing Company. This geographic concentration creates significant risks, including exposure to natural disasters such as earthquakes and typhoons, potential disruption from geopolitical tensions between Taiwan and China, vulnerability to any interruption in Taiwan’s power grid, water supply, or other critical infrastructure, and susceptibility to developing trade regulations and restrictions. The operation of data centres at the scale required for frontier model development and deployment consumes substantial quantities of electrical power. The availability of sufficient electrical power has emerged as a significant constraint on data centre development and expansion in many geographies, including the United States. Electric grid infrastructure in the United States and other countries was not designed to accommodate the rapid increase in demand associated with AI development, and the lead times required to build new generation capacity, transmission infrastructure, and grid interconnections can extend for years. We have publicly committed to covering the cost of electricity price increases to consumers caused by our data centres, including both the cost of electricity itself and the infrastructure necessary to deliver it. We and our principal competitors rely on substantially similar inputs to develop and deploy frontier models, including advanced chips sourced from a small number of suppliers and data centre capacity and compute obtained from CSPs and other third parties. Our future competitiveness may depend in part on our ability to successfully develop vertically integrated compute infrastructure on competitive terms and timelines, and there can be no assurance that we will be able to do so. Competitors that succeed in these efforts may be better positioned to remain at the frontier of AI regardless of broader market constraints. In some regions, including certain regions where we have contracted compute commitments, data centre development has prompted public controversy and regulatory scrutiny regarding environmental impact, land and water use, and the allocation of limited power resources. Any failure to secure access to adequate electrical power, any legal, regulatory, or other administrative action or change limiting the availability of electricity, or any significant increase in energy or compliance costs, could adversely affect our cost structure and limit our ability to scale our compute infrastructure, develop and deploy our models, and service our customers. We have also made, and may in the future make, voluntary commitments to offset the impact of our data centre energy consumption on local communities and electricity ratepayers, including commitments to cover grid infrastructure upgrade costs, procure new power generation to match our energy needs, invest in curtailment systems to reduce strain on the grid during peak demand periods, and address environmental impacts. These commitments have increased, and we expect will continue to increase, our operating costs. Moreover, we believe this is part of a broader emerging trend in the AI industry, and such commitments, or similar obligations, may become increasingly standard or required, which could further increase our costs. In addition, the physical effects of climate change may increase our operating costs over time, as higher average temperatures can increase the power consumption and water usage required to cool equipment at the facilities on which we depend. Furthermore, certain state, local, and municipal jurisdictions in the United States are also considering or have approved moratoriums on new data centre construction, citing public health, safety, and environmental concerns. Such jurisdictions and other regulators, grid operators, or utilities may also adopt other measures that subject users of large electricity loads, including data centres, to curtailment, interruptions, forced reductions, disconnection, or other restrictions during periods of grid stress, whether

28 through changes in law or policy, market or reliability constraints, limits on transmission and distribution infrastructure, or a preference for protecting other utility customers and the broader grid. New large loads on the electric grid may be increasingly subject to mandatory curtailment in regions where there is insufficient grid-connected power generation to reliably supply existing and new electricity loads. For example, states such as New York and Texas have recently moved to regulate large-scale data centres, whether by pausing state permitting for new large facilities, as New York has, or by subjecting large electricity loads to curtailment or disconnection during grid emergencies, as Texas has. Such moratoriums, or similar actions, could delay or prevent the construction or expansion of facilities on which we depend for compute. Opposition to data centre development has also become more organised and coordinated across jurisdictions, and our public profile may draw particular attention to projects associated with us. The loss of, or a significant disruption at, any major facility may not be readily absorbed by our remaining or future infrastructure. Natural hazards, extreme weather, or other disruptions affecting the regions where these inputs are produced or where our facilities are located could further constrain the availability of chips, power, water, or data centre capacity on which we depend. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 2.2.6 We may require additional capital to meet our substantial ongoing obligations and support our business growth, and our ability to generate sufficient revenue and secure additional capital on acceptable terms is critical to our continued operations and competitive position Our business model requires substantial and increasing capital to support our ability to remain competitive and to stay at the frontier of AI. We intend to continue to make significant financial investments to support our business growth and may require additional funds to acquire sufficient compute and respond to business challenges. In addition, to date we have financed our compute primarily under arrangements with CSPs, with costs recognised as compute is made available to us. We may in the future finance a greater portion of our compute on an upfront basis. If we were to do so, we may incur significant cash outflows in advance of compute availability or related revenue, which could increase demands on our cash flows and liquidity and our need to raise additional capital. Such arrangements could also increase our capital intensity and alter our cash flow profile. Accordingly, it is critical that we maintain strong revenue growth, grow revenue efficiently relative to our committed compute, infrastructure and personnel costs, and manage our cash flows effectively. To the extent that such efforts are insufficient to meet our capital needs, we may need to obtain additional capital through equity or debt financings. If we raise additional funds through future issuances of equity, equity- linked securities, or convertible debt securities, our existing stockholders could suffer dilution, and any new securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Furthermore, the conversion of our outstanding convertible securities will cause additional dilution to our existing stockholders. We may not be able to obtain additional financing on terms favourable to us, if at all. If we are unable to generate sufficient revenue growth or obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, scale our infrastructure, develop new models, platform, and applications, enhance our existing models, platform, and applications, and respond to business challenges may be impaired, and our business, financial condition, and results of operations may be adversely affected. 2.2.7 We are highly dependent on the continued service of our co-founders, senior management team, and key technical employees, and the loss of any of these individuals may adversely affect our business, financial condition, and results of operations We are highly dependent on the continued service of our Chief Executive Officer, President, co-founders, senior management team, and key technical team. In particular, our Chief Executive Officer and President are critical to setting our strategic direction, advancing our research agenda, shaping our safety and governance frameworks, and generally advancing our mission, and we believe that their leadership would be difficult to replace. If either were to become unavailable for any reason, or if either of their reputations

29 were significantly harmed, regardless of merit, there could be an adverse impact on our operations and competitive position, employee morale, employee retention, pace of innovation, customer and partner confidence in our company, our brand and reputation, and our long-term strategic objectives. Further, the loss of key personnel, including members of our founding team and senior management team, and key engineering, research, product development, marketing, and sales personnel, could also disrupt our operations and have an adverse effect on our business. In addition, under certain of our agreements with suppliers, the loss of certain key personnel could accelerate our obligations or otherwise trigger adverse consequences under such agreements. If we are unable to retain key personnel, or if we fail to conduct effective succession planning and find suitable replacements for any losses of such key personnel in a timely manner and on competitive terms, we could experience declines in sales, delays in research and development, and harm to our business and operations. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. 2.2.8 Our company culture has contributed to our success and, if we cannot maintain this culture as we grow, our business could be adversely affected We believe that our company culture is a critical component of our success. We are a mission-driven company and our culture reflects a strong emphasis on the Company Purpose. Our ability to continue to cultivate and maintain this culture is essential to our growth and continued success. Our mission-driven culture is one of our core characteristics that helps us to attract and retain key personnel and differentiates us in the market. If we are unable to maintain our culture, while balancing the demands of rapid growth, competition, and operating as a public company, our employee morale, engagement, and retention could suffer, requiring us to incur additional costs or adopt alternative recruiting strategies, which could adversely affect our business, financial condition, and results of operations. 2.2.9 We face intense competition, and if we are unable to compete effectively, our business, financial condition, and results of operations could be adversely affected The market for AI models, platforms, and applications is rapidly evolving and intensely competitive. We face competition from a wide range of companies across multiple categories. We compete directly with companies developing frontier models for third-party software developers and enterprises, including Alphabet Inc. (together with its affiliates, “Google”) and OpenAI Group PBC (“OpenAI”). These competitors compete with us for customers, talent, compute, and strategic partnerships. We also compete with a broader set of model providers operating at or below the frontier, including large companies, specialised AI labs, and a growing range of other open-weight or open-source (shared weights, training data, and code) models. Such providers compete for a growing range of enterprise workloads that prioritise cost efficiency over intelligence. A significant portion of our customer base consists of startups and technology-oriented enterprises that may be more sensitive to adverse macroeconomic conditions during a downturn. Because our cost structure limits our ability to rapidly adjust spending, a sustained economic downturn could disproportionately disadvantage us relative to larger, better-capitalised competitors. It could also disadvantage us relative to smaller startups with leaner cost structures, lower fixed overhead, and fewer long-term contractual commitments that could help enable them to adjust spending more rapidly than we can. As a result, competitive pressures on our business could intensify, which could adversely affect our business, financial condition, and results of operations. If we are unable to compete successfully, our business, financial condition, and results of operations could be adversely affected. 2.2.10If the market for our models, platform, and applications develops more slowly than we expect or declines, our growth may slow or stall, and our business, financial condition, and results of operations could be adversely affected The market for AI technologies has grown rapidly in recent years, but is still relatively nascent and evolving rapidly, and it is uncertain whether the market for such AI technologies will achieve or sustain widespread adoption at the pace or to the extent we expect. Our ability to generate revenue and achieve

30 sustainable growth depends in significant part on the extent to which users adopt AI technologies, integrate them into existing workflows, expand usage over time, and are willing to pay for our models, platform, and applications at levels that support durable economic value at scale. Moreover, demand for frontier models may decline if customers determine that less advanced, lower-cost models are sufficient for their particular use cases. If we are unable to demonstrate sufficient differentiated value, our revenue and growth could be adversely affected, even in a market where overall AI adoption continues to grow. Further, the long-term trajectory of this technological trend is uncertain, and market understanding, acceptance, and valuation of AI-enabled models, platforms, and applications may be inaccurate or change over time and adoption may occur unevenly. If growth in the AI market does not translate into sustained customer demand, or if anticipated use cases fail to materialise, our prospects, business, financial condition, and results of operations could be adversely affected. 2.2.11If the use of our AI models results in harm, whether through use by malicious actors or misuse by other third parties, or if our model guardrails or safeguards fail to prevent such misuse, our reputation and brand, business, financial condition, and results of operations could be adversely affected While our AI models are designed to comply with our AI safety and usage guidelines and be broadly safe, ethical, and helpful, and while we have implemented safety measures intended to anticipate, identify, and mitigate potential harmful uses, such measures are incomplete, may be outdated in light of evolving threat models, or may fail to identify or prevent all potential misuse of our models, and our models have been, and may continue to be, misused or manipulated to produce harmful outputs or carry out harmful actions. Moreover, our safety and security controls, including automated classifiers and monitoring systems, depend on complex internal configurations that have failed, been misconfigured, or been inadvertently disabled, and may do so again in the future without our timely detection. For example, in September 2025, we detected and assessed with high confidence that a Chinese state-sponsored hacking group manipulated our Claude Code tool into attempting infiltration into roughly 30 global targets, including large technology companies, financial institutions, chemical manufacturing companies, and government agencies, resulting in a limited number of successful intrusions. We believe this is the first documented case of a large-scale cyberattack executed without substantial human intervention. Independent security researchers and other third parties have also used, and may in the future use, our models to identify and exploit vulnerabilities in the systems of other companies, including other AI developers, at times in connection with authorised bug bounty programs. While such activity may be lawful and consistent with industry practice for vulnerability research, it illustrates that our models can function as a general-purpose tool for gaining unauthorised access to third-party systems, and comparable capabilities could be used by malicious actors without authorisation. The steps we take to prevent misuse of our models, platform, and applications could be incomplete or may fail to operate as intended, and any actual or perceived misuse could adversely affect our business, financial condition, and results of operations. 2.2.12We may be exposed to liability, litigation, and regulatory action arising from harms associated with our AI models, and our contractual protections and insurance may be insufficient, any of which could adversely affect our business, financial condition, and results of operations Harms associated with our AI models, whether arising from misuse by third parties, from our models’ own behaviour, or from their deployment in high-risk or sensitive contexts, may expose us to liability, litigation, and regulatory action, including under theories that remain unsettled as applied to AI, and our contractual and insurance protections may prove insufficient. Individuals at risk of suicide or self-harm or who have committed acts of violence toward others have used, and may also in the future use, our models, notwithstanding our safeguards. AI models developed by others in our industry have been and may in the future be alleged to have played a role in instances of self-harm, acts of violence toward others, or other adverse outcomes, which have resulted and may in the

31 future result in significant public scrutiny, litigation, criminal investigations, regulatory attention, and reputational harm. Similar incidents involving our models have presented and could in the future present substantial risk to our reputation, expose us to legal, regulatory, and other proceedings, and adversely affect our business, financial condition, and results of operations. While our current Consumer Terms of Service require our users to be at least 18 years of age, minors have accessed in the past, and may in the future access, the platform, and risks relating to child safety may be particularly acute. State attorneys general and private plaintiffs have also begun to assert tort, product liability, consumer protection, and failure-to-warn claims against companies in our industry, alleging that AI models caused or contributed to harm and that the developer failed to adequately warn users of known risks. In at least one case, a state attorney general has initiated a criminal investigation against another company offering similar services. Regulators have obtained substantial monetary settlements and injunctive relief against other technology companies based on analogous theories of product-design or algorithmic harm, and we believe similar theories are likely to continue to be tested against us and other companies in our industry as adoption of our models grows, including by minors and other vulnerable users, notwithstanding our efforts to restrict such access. The relief sought in such matters has, in at least one instance, extended beyond data- handling, disclosure, or age-verification practices to include a request to enjoin an AI company from developing new models absent independent, third-party safety review and approval, illustrating the potential breadth of remedies governmental actors may pursue against companies in our industry. Any determination that we are liable under such theories, or any judicial or regulatory expansion of tort, product liability, or consumer protection law, or criminal liability, as applied to AI models, could result in significant liability and require us to change how we design and offer our models, platform, and applications. The legal frameworks governing liability for actions taken autonomously by AI systems, including our agentic products, are unsettled and could expose us to significant and unpredictable legal claims. Our expansion into new geographic markets further compounds these risks, as we must navigate differing cultural norms regarding AI use, comply with diverse and evolving regulatory regimes, address language- specific vulnerabilities and content moderation challenges, and potentially face regulatory enforcement actions, litigation, or other liabilities in jurisdictions where we have more limited operational experience. We have taken steps to limit our liability for such matters, but those contractual protections may be insufficient to limit our liability exposure under applicable law. Moreover, in some cases we have contractually assumed additional liability. For example, to facilitate independent testing and evaluation of our frontier models, we have agreed to indemnify certain external evaluators and testing vendors for specified losses arising from testing activities, including security incidents, data loss, data breaches, and other harms associated with such activities. Although our agreements with external evaluators and testing vendors generally limit the amount of our indemnification obligations, certain of these agreements require us to defend and indemnify the evaluator, without a cap on our liability, against certain third-party claims. These include claims arising from allegations that our models or their outputs, as used in the evaluator’s authorised testing, infringe third-party intellectual property or other proprietary rights, as well as certain other claims arising from the testing or related engagement. Because our models may behave in ways that no user or developer intended, claims arising from such actions could result in substantial liability. Our insurance policies also may not provide sufficient coverage to adequately mitigate the potential liabilities we face, especially where any one incident, or a group of incidents, causes disproportionate harm. In addition, with the scale of harm that could result from a catastrophic AI-related incident, no single insurer, and potentially the insurance industry in the aggregate, may have sufficient capacity or expertise to underwrite insurance commensurate with such exposure. There can be no assurance that we will be able to predict, detect, and proactively prevent every harmful use or harmful output of our AI models, in particular as we continue to rapidly develop our models, platform, and applications, and expand our operations geographically, and any failure to do so could adversely affect our reputation and brand or result in costly legal liability. There may have been past instances of harmful use or harmful output of our models that we did not detect, and there may be future instances that we will not detect. Any of the foregoing risks could adversely affect our business, financial condition, and results of operations.

32 2.2.13A substantial portion of our revenue and accounts receivable is driven by a limited number of customers and distribution channels, and the loss of, or a significant reduction in, spend from one or more of our top customers or disruption through those channels could adversely affect our prospects, business, and financial condition A substantial portion of our revenue is driven by a limited number of customers. While no single customer represented more than 10% of our revenue for the nine months ended 30 September 2026, our top five customers represented approximately 25% of our revenue for the nine months ended 30 September 2026. Many of our top customers are not subject to long-term contracts with us or have contracts with near-term expiration dates and are able to reduce or in some cases cease spending at any time and for any reason. We anticipate that we will continue to derive a significant portion of our revenue from a limited number of customers for the foreseeable future, and in some cases, the portion of our revenue attributable to certain customers may increase in the future. The composition of our customer base, including our top customers, may fluctuate from period to period given that our customer composition has evolved and is expected to continue to evolve significantly as our business continues to evolve and scale and as the use cases for AI continue to develop. In addition, a significant portion of our revenue and accounts receivable is associated with transactions conducted with a limited number of CSPs that act as distribution and billing channels for our models. As of 31 December 2024, 31 December 2025 and 30 September 2026, net accounts receivable from sales through CSP marketplaces to customers represented 42%, 60% and 52%, respectively, of our net accounts receivable. These platforms bill end customers, collect payments on our behalf, and remit such amounts to us, net of applicable platform and other fees. Any change to, or termination of, one of our significant distribution relationships could adversely affect our business by disrupting customer access to our models, reducing usage, or increasing customer acquisition, onboarding, and migration costs. In addition, any delay, dispute, or operational issue affecting a platform’s collection or remittance of customer payments could adversely affect our cash flows and working capital. 2.2.14We have a limited operating history in an evolving and nascent industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful We were founded in 2021 and launched our first commercial product, Claude, publicly in the first quarter of 2023. Since then, our business has grown rapidly. We operate in an industry characterised by rapid and unpredictable technological change, evolving safety and regulatory expectations, significant capital and compute requirements, and uncertain commercial adoption patterns. Our limited operating history and our evolving and nascent business and industry make it difficult to evaluate our future prospects and the risks and challenges we may encounter. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected. 2.2.15We are at an early stage of our revenue growth, we have experienced rapid growth in recent periods, and our historical growth rates are not indicative of future performance or our ability to sustain or forecast future revenue growth We have grown rapidly over the last several years, and therefore our recent revenue growth and financial performance should not be considered indicative of our future performance. In 2023, 2024, and 2025, our revenue was $41 million, $386 million, and $4.6 billion, respectively, representing year-over-year growth of 841% in 2024 and 1,088% in 2025. In the nine months ended 30 September 2026, our revenue was $33.2 billion, representing a year-over-year growth rate of 1,206%. We do not expect our revenue will continue to grow at comparable rates, and we cannot assure you that it will continue to grow at all. Our recent growth may reflect early-stage adoption dynamics, the nascency of the AI market, and rapid initial customer expansion that may not be sustainable over time, and it may decline significantly and more rapidly than we anticipate, as our revenue base increases, as the market matures, and due to other factors described in this Australian Prospectus and the US Prospectus. We expect our revenue growth

33 rate to decline over time. In addition, because the AI industry is very nascent, we have struggled to accurately forecast our revenue in the past and may struggle to do so in the future. We expect to continue to make investments in the development and expansion of our business, which may not result in increased revenue or growth. If our revenue or revenue growth rate declines, or our revenue growth rate declines with respect to certain markets or customer categories, our business, results of operations, and investors’ perceptions of our business could be adversely affected, which could in turn negatively impact the market price of our Class A Common Stock. 2.2.16Our business is subject to an evolving and uncertain regulatory and political environment, which could increase our costs, restrict our operations, or adversely affect demand for our models, platform, and applications The development, deployment, and use of AI technologies are subject to rapidly evolving and increasingly complex laws, regulations, and governmental scrutiny across multiple jurisdictions. Governments and regulatory authorities in the United States and in other countries in which we operate or distribute our models, platform, and applications have proposed, enacted, or are considering legislation, regulations, and guidance relating to AI model development and deployment, data usage and privacy, transparency, safety, consumer protection, content generation, intellectual property, cybersecurity, export controls, and competition. In some jurisdictions, public concern regarding the potential displacement of labour by AI systems, the perceived societal impacts of automation, or the environmental footprint associated with AI development and deployment, has led, or could lead, to restrictive legislation or other governmental actions. We have also advocated, and expect to continue to advocate, for regulation and oversight of frontier intelligence, including industry-wide standards primarily relevant to the use of AI to accelerate AI development, so that AI capabilities do not advance faster than the safety, alignment, and security practices needed to support them, and we have proposed working with the U.S. government and other frontier model developers to establish safety standards. Regulatory or other measures of the kind we advocate, if adopted, would apply to us and could increase our compliance burdens, limit our product development or deployment flexibility, affect how and when we develop or release new models, or otherwise slow our growth. The effect that any such measures would have on the rate at which AI capabilities advance, and on our business, is uncertain and would depend on the specific requirements adopted and on the extent to which safety, alignment, and security practices advance together with model capabilities. There is no assurance that policymakers will adopt the approaches we support, and our advocacy has in the past drawn, and may continue to draw, criticism, heightened scrutiny, or other challenges. Increasingly restrictive AI regulation in the United States and other Western jurisdictions could enable competitors operating in less regulated environments to innovate, scale, and deploy AI technologies more rapidly, potentially allowing such competitors to become more advanced and pose greater competitive or strategic threats over time. In particular, increasing strategic competition between the United States and China in AI development may lead to divergent regulatory approaches, with the potential for the United States to impose restrictions on AI companies’ interactions with Chinese entities or markets, and for China to impose reciprocal measures that limit access to or demand for U.S.-origin AI models, platforms, and applications. Because AI regulation is developing rapidly, we will not be able to fully anticipate how existing laws will be interpreted or enforced, how new legal frameworks will evolve, or whether regulatory regimes across jurisdictions will converge or diverge over time. Compliance with new or changing requirements may require substantial investment, and we may need to adjust or limit our activities in certain jurisdictions to address legal obligations. Any failure, or perceived failure, to comply with applicable laws and regulations, or any significant increase in the cost or complexity of compliance, could result in litigation, enforcement actions, penalties, reputational harm, delayed or reduced adoption of our offerings, or other adverse effects on our business, financial condition, and results of operations.

34 2.2.17Our reliance on a limited number of CSPs and suppliers, some of which have strategic and investment relationships with us and are our customers, creates complex dynamics that could give rise to conflicts of interest and adversely affect our access to compute We rely on a limited number of CSPs – Amazon.com, Inc. (together with its affiliates, “Amazon”), Google, and Microsoft and suppliers, such as Broadcom, for compute and critical components of our compute infrastructure. These relationships are governed by contractual arrangements that, while providing us with significant committed compute, also create dependencies and potential vulnerabilities. These CSPs may experience service outages, security incidents, or capacity constraints that affect our operations. The terms of our arrangements, including pricing, compute commitments, and service levels, are subject to negotiation upon renewal, and we may be unable to secure renewals on terms as favourable as our current arrangements. Migrating workloads to alternative providers would be costly, time-consuming, and operationally complex, and may not be feasible within timeframes that would avoid material disruption to our model development roadmap or our ability to serve customers. The engineering investment required to maintain the performance of our unified compute platform across new hardware environments means that any such migration could degrade our compute efficiency, increasing the compute and infrastructure costs required to support a given level of business activity during and following any such migration period. Our relationships with these CSPs are multifaceted and complex. Amazon, Google, and Microsoft, through their respective affiliates, have made significant equity investments in our company. At the same time, they may have made, and may in the future make, equity investments in, provide financing to, or otherwise support companies whose models, platforms, or applications compete with ours. These CSPs are also our customers, purchasing our intelligence service for internal use or for their own products and services. Their purchasing decisions may be influenced by their own competing offerings, which could affect their demand for our intelligence service. Additionally, Amazon, Google, and Microsoft are among the largest technology companies in the world, each with substantial AI research and development programs, AI-powered models, platforms, and applications that compete with ours, and strategic interests that may not be fully aligned with our own. Amazon, Google, and Microsoft each offer AI services and develop and deploy competing AI models through their respective cloud platforms. We make certain of our models available through these cloud platforms, and our distribution relationships with Amazon, Google, and Microsoft generate revenue for us, but they also create dependencies, give them visibility into our pricing and commercial terms across the platforms they operate, and may influence their incentives regarding pricing, compute allocation, service quality, sales prioritisation, and compensation structures. To the extent these CSPs promote, integrate, prioritise, or provide customer access to our models, platform, and applications on terms that are less favourable than those applicable to their own competing offerings or to the offerings of other companies, including with respect to pricing, commercial terms, product placement, integration, or access to compute or sales incentives, our competitive position, customer adoption, and business results could be adversely affected. Our relationships with our strategic partners – whether with Amazon, Google, or Microsoft, which simultaneously serve as our investors, customers, distribution partners, and competitors, or with Broadcom, which simultaneously serves as a supplier and lessor – create potential conflicts of interest that are difficult to fully anticipate or mitigate. These CSPs may prioritise their own compute needs or those of their other customers, including competitors in which they have invested, may gain insight into our operations and compute requirements through their roles as providers that could inform their competitive strategies, or may make business decisions regarding their platforms that disadvantage our models, platform, and applications relative to their own offerings or the offerings of other companies they support. Similarly, Broadcom may prioritise the supply of accelerators and infrastructure capacity to other customers, alter the terms of our equipment lease or the operation of our dedicated facilities, or make decisions regarding the availability or pricing of hardware that adversely affect our access to the compute infrastructure it provides. Any deterioration in these relationships, or any decision by Amazon, Google, Microsoft, or Broadcom to reduce their support for our models, platform, and applications or limit our access to compute, could adversely affect our business. In addition, such relationships, including any exclusive or preferential arrangements, investment ties, bundling of services, or cooperative initiatives, have attracted and may in the future attract antitrust or competition law scrutiny from regulators and

35 private plaintiffs in the United States or non-U.S. jurisdictions, and any resulting investigations, enforcement actions, or required modifications to our business arrangements could be costly, distracting, and harmful to our business. If we are unable to manage the foregoing risks, our business, financial condition, and results of operations could be adversely affected. In addition, please see the risk factor in Section 2.2.5, which describes the risks that we and our partners face with respect to constraints on the critical inputs supporting compute, and the subsection in the US Prospectus titled “Convertible Notes” starting on page 172 for further information about the note purchase agreements that we have with our partners. 2.2.18We derive substantially all of our revenue from a limited number of products and applications, and our failure to maintain and expand our product portfolio could adversely affect our business, financial condition, and results of operations We currently derive substantially all of our revenue from a limited number of products and applications, primarily our Claude models and portfolio of applications that sit on top of the Claude Platform. This dependence on a narrow set of offerings subjects us to various risks that could adversely affect our business, financial condition, and results of operations. Our concentration in a limited number of products and applications, as well as our focused development strategy within specific areas of the broader AI landscape, reduces our ability to mitigate business risks through diversification. This focused approach creates the risk that significant market opportunities or the largest addressable markets may emerge in areas outside our current strategic focus. If we fail to anticipate or respond effectively to these evolving customer needs, we may lose customers to competitors or fail to acquire new customers. In addition, we currently compete, and may increasingly compete, with some of our own customers. As we expand our product portfolio or introduce new capabilities, our offerings may overlap with or directly compete with the models, platforms, and applications that our customers provide. This could result in customer attrition, reduced expansion within our existing customer base, pricing pressure, or reputational challenges, any of which could adversely affect our revenue growth and business prospects. Expanding our product portfolio requires substantial time and investment. We must make significant investments to develop new models, platforms, and applications and enable continued adoption. We may invest significant resources in products or services that do not align with our values, or generate insufficient returns to justify the investment. If we are unable to successfully expand our product portfolio, if we fail to compete effectively with our current offerings, or if customer preferences shift away from our models, platform, and applications, our business, financial condition, and results of operations could be adversely affected. 2.2.19Governmental trade controls, including export and import controls, sanctions, customs requirements, and related regimes, could subject us to liability or loss of contracting privileges or limit our ability to compete in certain markets Our models, platform, and applications are subject to U.S. export controls, and our current or future models, platform, and applications may be controlled under the Export Administration Regulations administered by the U.S. Department of Commerce or, in more limited circumstances, under the International Traffic in Arms Regulations (the “ITAR”) administered by the U.S. Department of State. Compliance with applicable export controls may delay the introduction or sale of our models, platform, and applications outside the United States, restrict our customers’ ability to deploy our models, platform, and applications globally, inhibit our ability to engage in certain research and development activities, limit the performance of our models, platform, and applications, or prohibit exports to certain jurisdictions altogether. Such restrictions have already affected our offerings directly. For example, in June 2026, the

36 U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models. To ensure compliance, we disabled Fable 5 and Mythos 5 for all of our customers; access to our other models was not affected. We redeployed the Fable 5 and Mythos 5 models after we updated our safeguards in coordination with the U.S. government and our industry partners and once the U.S. Department of Commerce lifted its restrictions. Similar export controls could recur, could remain in place longer, or could extend to additional models or capabilities. In addition, future updates to our safeguards or other remedial measures may not be sufficient to obtain relief from such restrictions or relief may not be granted on a similar timeline or at all. Further, our activities are subject to economic, financial, and trade sanctions. We take various steps to comply with applicable export controls and sanctions; however, we cannot guarantee the compliance measures and internal controls we have adopted will prevent violations of applicable export controls and sanctions. Our compliance measures and internal controls have not always been and may not always be fully effective, and we have in the past voluntarily disclosed, and may in the future voluntarily disclose, instances of non-compliance to the relevant authorities. We cannot guarantee that our measures will prevent future violations or keep pace with the changing substance, application, and interpretation of export controls and sanctions. 2.2.20We have been, are currently defending against, and may in the future be subject to, intellectual property rights claims by third parties, which are extremely costly to defend, may require us to pay significant damages, and may limit our ability to use certain technologies, which may adversely affect our business, financial condition, and results of operations To train our models, we use material from many sources, some of which may include third-party copyrighted content or trademarks. Regardless of whether the material is copyrighted or the trademarks are registered, parties who own the rights to that content or those trademarks, or to distribute that content, may attempt to sue us based on intellectual property infringement or other theories. Lawsuits asserting such claims have been filed, are pending, and may be filed in the future in the United States and internationally. For example, in September 2025, we reached an agreement to settle a copyright infringement class action, captioned Bartz, et al. v. Anthropic PBC (“Bartz”), for $1.5 billion, which was approved by the district court in July 2026. As additional examples, various publishers have filed suit against us alleging copyright infringement of song lyrics and unlawful removal of copyright management information in the cases captioned Concord Music Group, Inc., et al. v. Anthropic PBC, Concord Music Group, Inc., et al. v. Anthropic PBC et al., BMG Rights Management (US), LLC v. Anthropic PBC, Round Hill Music LP, et al. v. Anthropic PBC, Sony Music Publishing (US) LLC v. Anthropic PBC et al., and others. Similarly, a third party alleges we accessed and reproduced posts stored on the third party’s platform in violation of its legal rights and has filed suit against us, captioned Reddit, Inc. v. Anthropic PBC. The costs of defending against such litigation, regardless of merit, are considerable, and such litigation may divert management and key personnel’s attention and resources, which may adversely affect our business, financial condition, and results of operations. We also offer to indemnify our customers or reseller partners for certain third-party infringement claims against them. Such obligations may be broad or unlimited in scope, which could expose us to significant contingent liabilities and may require us to initiate or defend protracted and costly litigation, regardless of the merits of these claims. Even if we do not litigate these matters to a judgment, we may be required to settle such litigation on terms that are unfavourable to us. See Note 13 to our consolidated financial statements on pages F-58 to F-61 of the US Prospectus for additional information about certain legal proceedings and other claims in which we are involved.

37 2.2.21We have incurred significant indebtedness in order to operate and grow our business, including to fund our substantial compute commitments, and our ability to service this indebtedness may be constrained by our cash flows and liquidity In order to operate and grow our business, including to fund our substantial compute commitments, we have incurred a substantial amount of debt, which requires significant interest and principal payments. As of 30 September 2026, our total indebtedness was $6.2 billion, reflecting the aggregate principal amount outstanding under the convertible promissory notes issued to Amazon. We may also incur additional indebtedness to meet our future financing needs. We may be required to use a substantial portion of our cash flows from operations to pay interest, principal, or other required payments on our indebtedness. Our ability to make scheduled payments in respect of, to pay interest on, or to refinance our indebtedness, including our $15.0 billion senior secured revolving credit facility under the Amended and Restated Credit Agreement we entered into in September 2026 (the “A&R Credit Agreement”) and our outstanding convertible promissory notes, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and may limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments. Our business may not be able to generate cash flows from operations in the future that are sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and adversely affect our financial condition. 2.2.22We have a history of net losses and may not generate sufficient revenue to achieve or sustain profitability in the future We have incurred net losses in each year since our founding, including net losses of $1.5 billion, $8.3 billion, and $42.0 billion for the years ended 31 December 2023, 31 December 2024, and 31 December 2025, respectively, and $104.0 billion for the nine months ended 30 September 2026 and we may not achieve or sustain profitability in the future. We expect our costs will increase over time and our losses will continue as we expect to invest significant resources towards growing our business and operating as a public company. If we fail to generate adequate revenue to offset increases in our operating expenses, improve our operating efficiencies, or otherwise manage our costs as we invest in our business, we may continue to incur significant losses in the future and may not be able to achieve or sustain profitability. 2.2.23If we are unable to manage the risks related to our focus on and commitment to AI safety, our brand, business, financial condition, and results of operations could be adversely affected Our commitment to AI safety requires us to make difficult judgments that balance safety considerations against commercial objectives, competitive pressures, and stakeholder expectations. We often make judgment calls with respect to when we determine a model is safe enough to release and which capabilities to develop or restrict. For example, in April 2026, we initially released our frontier model, Mythos, as a gated research preview through Project Glasswing, available to select organisations for cybersecurity applications, rather than making it broadly available at launch due to its advanced capabilities in cyber vulnerability discovery. We expect that frontier models with similar or enhanced capability profiles, whether developed by us or by other AI labs, will continue to emerge, and that Anthropic models exhibiting such capabilities have been and may in the future be subject to access constraints. More broadly, we believe it is important to assess the safety of our models not only at release but throughout their development. For models we anticipate will have novel capabilities or present novel safety risks, we plan to evaluate the safety of each stage of training, including pre-training, post-training, and internal deployment, and we may delay or pause a stage when we are not confident in our safety measures for that stage. For example, we recently chose to delay pre-training a new frontier base model for more than a month to allow time to further enhance our security measures related to preventing model

38 weight exfiltration and protecting our intellectual property. We are also considering additional measures, including updates to our Responsible Scaling Policy, to require human review and approval of certain decisions in our research and development processes as our models perform an increasing share of that work. There can be no assurance, however, that the safeguards or access regimes we adopt will prove adequate, that we will correctly identify which capabilities require restriction, or that constraints we impose will not be circumvented. These judgments are particularly consequential because, as AI systems become more capable, the potential severity of harm from misaligned or misused models increases correspondingly, and a wide range of stakeholders, including researchers and policymakers, have raised concerns that sufficiently advanced AI systems could pose catastrophic or existential risks to society if not developed and deployed responsibly. Our safety-focused approach is designed in part to mitigate such risks, but there can be no assurance that our efforts will be successful or that the broader AI industry will adopt similar safeguards. In particular, as AI systems become more autonomous and capable of taking consequential actions with less human oversight, there is a risk that such systems could, whether due to misalignment with human intentions, errors in objective specification, or self-preserving behaviours, take harmful actions independently and at scale without human intervention. Even if our own models do not cause such harm, a significant safety incident involving any frontier model could trigger broad reputational damage to the AI industry, public backlash, and sweeping regulatory responses that could adversely affect our business. For example, in September 2026, media reports citing a senior Federal Trade Commission (“FTC”) official indicated that the FTC has opened non-public investigations into the potential risks that increasingly autonomous AI systems may pose to consumers. In October 2026, the FTC issued a civil investigative demand to us seeking information about our consumer protection, data protection, and privacy practices, as well as the safety and security of our products. We cannot predict the outcome of any investigation of us, and any investigation, enforcement action, or adverse finding arising from this or similar inquiries could result in significant costs, require changes to how we design, test, or deploy our models, platform, and applications, or otherwise adversely affect our business, financial condition, and results of operations. We may misjudge these tradeoffs, either by being overly cautious and potentially losing market opportunities, or by being insufficiently rigorous and releasing models, platforms, or applications that cause harm. Even where human oversight mechanisms are in place, such mechanisms may prove insufficient in practice if the volume, speed, or complexity of autonomous agent actions exceeds the capacity of human reviewers to meaningfully evaluate and intervene, and any perceived failure of our oversight mechanisms could expose us to regulatory enforcement, liability claims, and reputational harm. For more information, see Section 2.2.11 of this Australian Supplement. Moreover, governmental authorities have restricted, and may in the future further restrict, the availability of our models, including based on their assessment of the capabilities or safeguards of our models, independent of our own safety-based access decisions. For example, in June 2026, the U.S. Department of Commerce imposed worldwide export restrictions on our Fable 5 and Mythos 5 models, and to comply with such restrictions, we disabled Fable 5 and Mythos 5 models for all customers. In collaboration with the U.S. government and industry partners, we updated our safeguards and we re-deployed our Fable 5 and Mythos 5 models once the U.S. government lifted its restrictions. For more information, see Section 2.2.19 of this Australian Supplement. 2.2.24Increasing scrutiny and changing expectations from regulators, our investors, customers, and employees with respect to ESG may result in additional compliance risk and costs and may impact our reputation and business Companies across many industries are facing increasing scrutiny related to their environmental, social, and governance (“ESG”) practices and reporting, both in the United States and internationally. For example, new U.S. and non-U.S. laws and regulations relating to ESG matters, including environmental sustainability and climate change, are under consideration, being adopted, or being rolled back or revised, which may impact our necessary disclosures and increase compliance costs. Further, there is particular focus on concerns relating to AI and its impact on society and the environment, including the power- intensive nature of the industry, public concern regarding high consumption of water, and reliance on critical minerals and rare elements in the manufacture of chips. Some investors may use these non-

39 financial performance factors to guide their investment strategies and, in some cases, may choose not to invest in us if they believe our policies and actions relating to ESG are inadequate. Our sustainability initiatives, goals, or commitments could be difficult to achieve or costly to implement. Moreover, compliance with recently adopted and potential upcoming ESG and greenhouse gas (“GHG”) reporting requirements, including California legislation that requires various climate-related disclosures, the EU’s Corporate Sustainability Reporting Directive and Corporate Sustainability Due Diligence Directive, and the United Kingdom’s Streamlined Energy and Carbon Reporting framework, will require the dedication of significant time and resources. The first such requirement relates to the Climate Corporate Data Accountability Act under which we are required to report scope 1, 2 and 3 GHG emissions for the 2026 fiscal year. We are continuously evaluating our climate and sustainability reporting obligations for compliance with applicable requirements globally. Additionally, if our competitors’ corporate social responsibility performance is perceived to be better than ours, potential or current investors may elect to invest with our competitors instead. Further, we may experience backlash from customers, government entities, advocacy groups, employees, or other stakeholders who disagree with our actual or perceived positions, or with our lack of position on social, environmental, governance, political, public policy, economic, geopolitical, or other sensitive issues. Any perceived lack of transparency about these matters could adversely affect our brand and reputation, our employees’ engagement and retention, and the willingness of our customers and partners to do business with us. 2.2.25We are subject to claims, lawsuits, investigations, executive and administrative orders and directives, other regulatory actions, and various actions and proceedings, and face potential liability, expenses for legal claims, and harm to our business We are subject to claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings, including those involving intellectual property disputes, compliance with regulatory requirements, government approvals and authorisations, labour and employment, anti-discrimination, commercial disputes, competition, privacy, consumer protection, customer complaints, advertising and other matters relating to our technology, models, platform, and applications, and we may become subject to additional types of claims, lawsuits, arbitration proceedings, government inquiries and investigations, executive and administrative orders and directives, and other legal, regulatory, and administrative actions and proceedings as our business grows and as we deploy new technologies, models, platforms, and applications. We are also subject to antitrust and competition law risk arising from our public advocacy regarding AI safety and the responsible pace of AI development and from our participation in industry groups, safety collaborations, and standard-setting initiatives. Communications, advocacy, or collaboration among companies that develop frontier models, or conduct alleged to reflect coordination among such companies, may be characterised as concerted action subject to the antitrust and competition laws, including Section 1 of the Sherman Act and analogous state and non-U.S. laws, even where undertaken for safety purposes, conducted publicly, or intended as advocacy for governmental action or industry standards. In September 2026, a putative class action was filed against us and other developers of frontier models in the U.S. District Court for the Northern District of California, alleging that we and the other defendants agreed to restrain competition by slowing the pace at which we develop and improve our respective AI models, in purported violation of Section 1 of the Sherman Act. The complaint seeks treble damages, injunctive relief, and other relief on behalf of a purported class of purchasers of the defendants’ paid consumer subscriptions. We disagree with the claims and intend to defend the matter vigorously, but the outcome of this and any similar proceeding is inherently uncertain. Antitrust litigation can be complex, protracted, disruptive, and expensive, and an adverse outcome could result in treble damages and injunctive relief. We could also become subject to additional private litigation or to investigations or enforcement actions by the U.S. Department of Justice, the FTC, state attorneys

40 general, or non-U.S. competition authorities. We have proposed public efforts to work with the U.S. government and other developers of frontier models to establish safety standards, including with respect to the pace of capability development, and have suggested that such collaboration may warrant a narrow exemption or safe harbor from antitrust laws. These proposals have drawn public opposition from political leaders, some of whom have characterised such efforts as anticompetitive regardless of the purpose of such exemption or safe harbor. There is no assurance that any such exemption or safe harbor will be adopted. Our advocacy for such an exemption, and any safety commitments we pursue with other developers of frontier models in its absence, could subject us to additional regulatory, litigation, and other risks. These risks may cause us to limit or modify our public advocacy, our participation in industry safety and standard-setting initiatives, and our communications with other developers of frontier models, which could adversely affect our ability to pursue collaborative approaches to AI safety that we believe are important to our mission. 2.3 Key risks related to our corporate and governance structure and ownership of our Class A Common Stock 2.3.1 Our capital stock structure features certain provisions that are novel or otherwise not common among other corporations with multiple-class structures, and may effectively eliminate the ability of holders of our Class A Common Stock to influence important decisions, including a change in control We have a novel capital and corporate governance structure that has no direct public company precedent. We are incorporated as a PBC under Delaware law. As a PBC, we are required to balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose identified in our amended and restated certificate of incorporation. In addition, under our governance structure, we expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Accordingly, holders of our Class A Common Stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote. Our governance structure is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, our governance structure may make it more difficult to replace our directors and management and may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices. The absence of judicial precedent interpreting this structure increases the risk and unpredictability of governance-related litigation, and courts may interpret the obligations inherent in our structure in ways that we might not anticipate. 2.3.2 Our capital structure will concentrate voting power with the LTBT and the Founder LLC for the foreseeable future and will result in the LTBT and the Founder LLC having voting power that is not derived from or proportionate to economic interests in our company We expect that the LTBT and the Founder LLC will collectively have the ability to elect all members of our board of directors, and the Founder LLC will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally for the foreseeable future. Upon the completion of the Global Offer, based on beneficial ownership as of 30 September 2026, our co-founders will collectively hold approximately (i) 11.2% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, excluding through their interests in the Founder LLC, and (ii) 61.3% of the total voting power of our outstanding capital stock with respect to matters submitted to stockholders generally, including through their interests in the Founder LLC. The LTBT, Founder LLC, and our individual co-founders may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. For example, while the

41 LTBT, Founder LLC, and our co-founders share a long-term commitment to our mission that may benefit stockholders who share our public benefit goals, the separation between voting power and economic interests may result in such persons exercising their influence in a manner that prioritises actions or outcomes they believe to be consistent with the Company Purpose and the best interests of those materially affected by our conduct over the pecuniary interests of our other stockholders. This divergence of voting power from economic interests in our company is likely to persist for the foreseeable future and will not be subject to dilution based on additional issuances of our capital stock or reduction for sales or dispositions of our capital stock by our individual co-founders. 2.3.3 Our focus on the long-term best interests of our company as a PBC, and the duty of our directors to balance the pecuniary interests of our stockholders, the best interests of those stakeholders materially affected by our conduct, and the Company Purpose, may conflict with short-, medium-, or long-term financial interests and business performance, which may negatively impact the value of our Class A Common Stock We have made, and may in the future make, decisions that we believe balance the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose set forth in our amended and restated certificate of incorporation, even if such decisions may negatively impact the short-, medium-, or long-term performance of our business, financial condition, and results of operations or the short-, medium-, or long-term performance of our Class A Common Stock. This may make owning our Class A Common Stock less appealing to investors who are focused on returns. For example, we have restricted or delayed the availability of certain capabilities for safety reasons. We initially released our Mythos model only as a gated research preview through Project Glasswing rather than making it broadly available to the public. Similarly, we have chosen not to develop certain commercially attractive offerings, such as image and video generation models, in order to direct our compute toward our research and safety priorities. Our public advocacy, and the decisions we make to moderate the pace of AI development, delay or restrict the release of models or features, or forgo commercial opportunities for safety-related reasons, may not maximise stockholder value and could have a negative impact on the value of our Class A Common Stock, and could result in litigation. Each of these decisions reflects our directors’ balancing of the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the Company Purpose. While we believe these decisions are consistent with the Company Purpose, as a result of these decisions, we may forgo revenue, customers, or growth opportunities that a corporation managed solely to maximise stockholder value might pursue. Further, our directors are not merely permitted, but obligated, to consider the Company Purpose and the interests of other stakeholders. In the event of a conflict among these interests, our directors must only make informed and disinterested decisions that serve a rational purpose; thus, we cannot guarantee that such a conflict would be resolved in favour of our stockholders’ monetary interests, which could adversely affect our business, financial condition, and results of operations and cause the market price of our Class A Common Stock to decline. In addition, there is very limited judicial precedent interpreting the balancing requirement applicable to PBCs under Delaware law. As a result, the nature and availability of stockholder remedies in connection with alleged failures to responsibly balance these interests remain uncertain. Additionally, as a PBC, we are less vulnerable to an unsolicited takeover effort than a traditional company would be and, therefore, your ability to realise your investment through an acquisition may be limited. We may also not be an attractive target for activists or hedge fund investors. Further, as a PBC, Delaware law could make it easier for our board of directors to reject a hostile bid, even where the acceptance of such a bid would provide the greatest short-term financial yield to investors. In addition, we intend to direct a meaningful portion of our resources toward our public benefit initiatives. These initiatives, which include the Initial Public Benefit Issuance and the future Public Benefit Issuances, have been, and may continue to be, substantial in scale, and we expect to significantly grow these efforts over time. The benefits of such expenditures may not result in any direct or measurable benefit to our

42 business or our stockholders. The amount of resources directed toward these initiatives may, in any given period, reduce our revenue, increase our expenses, or otherwise affect our results of operations. 2.3.4 The issuance of additional stock in connection with financings, acquisitions, investments, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our outstanding Class N Common Stock, our public benefit initiatives, or otherwise will dilute the interests of the holders of our Class A Common Stock Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the Global Offer authorises us to issue up to an aggregate of 300,000,000,000 shares of Class A Common Stock, 100,000,000,000 shares of Class N Common Stock, one share of Class T Common Stock, one share of Class F Common Stock, 30,000,000,000 shares of Class E Common Stock, and 30,000,000,000 shares of preferred stock, with such rights, powers, and preferences as may be determined by our board of directors (subject to limitations in our amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Global Offer, or prescribed by Delaware law). Subject to compliance with applicable rules and regulations, we may issue shares of our capital stock or securities convertible into shares of our capital stock from time to time in connection with a financing, an acquisition, an investment, our equity incentive plans, the conversion of our outstanding convertible promissory notes, the conversion of our Class N Common Stock, our public benefit initiatives, which may include issuances of equity to third parties such as nonprofit organisations, research institutions, or other recipients, or otherwise, including the Public Benefit Issuances. Any such issuances may result in substantial dilution to the holders of our Class A Common Stock and cause the market price of our Class A Common Stock to decline. For a discussion of the dilutive impact of our Class N Common Stock on the holders of our Class A Common Stock, see Section 2.3.5 of this Australian Supplement. In addition, registration rights agreements entered into with counterparties to certain of our NPAs provide such counterparties with rights to cause us to register for resale after the Global Offer (i) shares of our common stock underlying such notes, (ii) shares of Class A Common Stock issuable upon conversion of Class N Common Stock issued upon conversion of the notes, and (iii) shares of our Class A Common Stock issuable upon conversion of Class N Common Stock issued to Google in connection with the Concurrent Private Placement. The exercise of such registration rights could facilitate sales of large blocks of our Class A Common Stock into the public market, which could depress the market price of our Class A Common Stock or increase its volatility. 2.3.5 A substantial number of shares of our Class N Common Stock will be outstanding upon the completion of the Global Offer and the Concurrent Private Placement, which will dilute the voting power of the holders of our Class A Common Stock upon conversion Immediately prior to the completion of the Global Offer and the Concurrent Private Placement, after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, and Initial Public Benefit Issuance, we will have 5,307,329,452 shares of Class N Common Stock outstanding, representing approximately 44.5% of our outstanding capital stock prior to the Global Offer and the Concurrent Private Placement and approximately 43.2% of our outstanding capital stock following the completion of the Global Offer and the Concurrent Private Placement (in each case, excluding our Class T Common Stock, Class F Common Stock, and Class E Common Stock). After giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion, Amazon and Google will each hold greater than five percent of our outstanding capital stock. Although our Class N Common Stock is non-voting, their holdings represent a significant economic interest in our company, and because our Class N Common Stock converts into Class A Common Stock upon transfer to an unaffiliated third party, these shares could also become significant to the voting power of our Class A Common Stock following any such transfer. Amazon and Google will hold 1,920,511,218 and 1,654,463,134 shares of our Class N Common Stock, respectively, immediately prior to the completion of the Global Offer and the Concurrent Private Placement (after giving effect to the Preferred Stock Conversion and the Convertible Notes Conversion) and will hold 1,920,511,218 and 1,789,598,269 shares of our Class N Common Stock, respectively, immediately

43 following the Global Offer and the Concurrent Private Placement. An aggregate of an additional 1,563,617,444 shares of Class N Common Stock will be issuable after the Global Offer upon conversion of remaining outstanding convertible promissory notes, all of which are held by Amazon, that cannot convert immediately prior to the completion of the Global Offer without exceeding the applicable ownership cap. Additional shares of Class N Common Stock may also be issued following the Global Offer and the Concurrent Private Placement pursuant to the Public Benefit Issuances, future drawdowns and related issuances or conversions under our NPAs, and certain contractual rights. Although our Class N Common Stock is not entitled to vote, it is entitled to economic rights equivalent to those of our Class A Common Stock. As a result, the shares of Class N Common Stock issued in connection with the completion of the Global Offer as a result of the Preferred Stock Conversion, Convertible Notes Conversion, and the Concurrent Private Placement will dilute the economic interests, including any dividends and any proceeds available for distribution to stockholders, of the holders of our Class A Common Stock. The shares of Class N Common Stock will automatically convert into an equal number of shares of Class A Common Stock upon a transfer effected through: (i) a registered offering or an open market sale of such shares or (ii) a transfer to an unaffiliated third party, subject to certain limitations described in the section titled “Description of Capital Stock” of the US Prospectus. While held as Class N Common Stock, these shares are non-voting and therefore do not impact the voting power of the holders of our Class A Common Stock. Upon the conversion of shares of Class N Common Stock into Class A Common Stock, however, the resulting shares of Class A Common Stock will be entitled to one vote per share and the issuance of such shares will dilute the voting power of the existing holders of our Class A Common Stock. Any shares of Class N Common Stock that we issue in the future would have the same effect, diluting the economic interests of the holders of our Class A Common Stock while outstanding, as well as diluting their voting power upon conversion into Class A Common Stock. 2.3.6 Our governance structure and the adoption of our amended and restated certificate of incorporation may negatively affect the decision by certain institutional investors to purchase or hold shares of our Class A Common Stock Certain aspects of our governance structure, such as our multi-class capital structure, may limit the ability of certain institutional investors to invest in us as a result of their investment policies or may make such an investment less attractive to the portfolio managers of certain institutional investors. In addition, our multi-class capital structure may make us ineligible for inclusion in indices, and as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track these indices would not invest in our stock. These policies may depress our valuation compared to those of other similar companies that are able to be included in such indices. 2.3.7 We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements, and, as a result, we qualify for, and currently rely on, exemptions from certain corporate governance requirements We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T Common Stock, generally has the power to elect a majority of the authorised members of our board of directors. As a result, we may elect not to comply with certain corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

44 • the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. If we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements. Although we qualify as a “controlled company”, we do not expect to rely on this exemption except with respect to our nominating and corporate governance committee (the “NGC”), which will not consist entirely of independent directors. Our board of directors currently consists of a majority of independent directors and our audit and compensation committees currently consist entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A Common Stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with the provision that our NGC be comprised entirely of independent directors within the applicable transition period. 2.3.8 Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain We do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. In addition, our A&R Credit Agreement contains, and any future credit facility or financing we obtain may contain, terms limiting the amount of cash dividends that may be declared or paid on our capital stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and applicable contractual restrictions. As a result, stockholders should rely on sales of their Class A Common Stock, or Class N Common Stock after price appreciation, if any, as the only way to realise any future gains on their investment. 2.3.9 Our product and investment decisions may not prioritise short-term financial results and may not align with investor expectations or preferences, which could adversely affect the market price of our Class A Common Stock Our product and investment decisions are informed in large part by our commitment to AI safety, expanding our models, platform, and applications securely and responsibly, and providing high-quality customer support, all of which, in addition to our status as a PBC, may not necessarily maximise short- term financial results. While we generally believe that our product and investment strategy will improve our long-term financial results, we regularly make product and investment decisions that may or may be perceived to negatively impact our short-term revenue or ability to achieve and sustain profitability. Our focus on AI safety and responsible deployment may also require us to incur significant additional costs, including increased research and development expenses, additional personnel and infrastructure, and foregone or delayed revenue opportunities relative to competitors that may prioritise speed to market, broader access, or more permissive use of their products. These decisions may reduce customer adoption, limit usage by certain customers or use cases, or make our offerings less attractive, particularly when compared to competitors that do not adopt similar constraints. In addition, as we focus on responsibly growing our customer base and engagement across our models, platform, and applications, we may make product, pricing, or access decisions that lead to lower short- term profits or engagement compared to our competitors.

45 2.4 Additional risks relevant for Australian resident investors 2.4.1 Stockholders will not have the same protections afforded to shareholders of ASX-listed companies subject to the Corporate Governance Principles and Recommendations prepared by the ASX Corporate Governance Council We will not be listed on the ASX and will not be subject to the Corporate Governance Principles and Recommendations prepared by the ASX Corporate Governance Council that apply to ASX-listed companies. For further information on our corporate governance arrangements, see pages 252 to 262 of the US Prospectus. Please also see Section 2.3.7 of this Australian Supplement (“We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements, and, as a result, we qualify for, and currently rely on, exemptions from certain corporate governance requirements”). 2.4.2 The enforcement of civil liabilities against Anthropic, its directors and officers is restricted and may be more difficult for offshore investors, such as Australian resident investors Anthropic is a public benefit corporation organised under the laws of the State of Delaware, United States with limited liability. The Company’s current directors and officers reside outside of Australia. A substantial portion of Anthropic’s assets are located outside of Australia, principally in the United States. It may be difficult for investors to effect service of process upon Anthropic or its directors and officers, or to enforce against Anthropic or any of its directors and officers, judgments predicated upon civil liability under Australian law. There is also doubt as to the enforceability in Australia in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the civil liability provisions of the federal or state securities laws of the United States. In addition, judgments of United States courts (whether or not such judgment relates to U.S. federal or state securities laws) may not be enforceable in Australia in certain other circumstances. In addition, Australian resident investors should also be aware that: • the Company’s bylaws place restrictions on the forum, venue and procedures for legal actions or proceedings initiated by our stockholders which could limit Australian stockholders’ ability to pursue certain claims and could affect the procedures and remedies available to our stockholders in such legal actions or proceedings and the rights available to them; and • the DGCL and our bylaws include provisions that may limit stockholders’ ability to bring a cause of action against our directors or officers for certain acts or omissions in their capacity as directors or officers of the Company. Further information on these matters is set out in Section 4 of this Australian Supplement. 2.4.3 There are material differences in your tax treatment of holding Shares as compared to holding shares in an Australian incorporated ASX-listed company As the Company is incorporated in the State of Delaware, United States and is not an Australian tax resident, the Australian tax implications of holding Shares differ in certain respects from holding shares in an ASX-listed company that is an Australian tax resident. Please refer to Section 6 for more information. 2.4.4 Applicants under the Australian Offer should be aware that they may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all The final allocation of Shares as between offering jurisdictions, and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer, will be determined by

46 Anthropic in consultation with the underwriters following completion of the Australian Offer period. This means that the overall level, and geographic sources, of demand for Shares under the Global Offer may influence the potential size of the Australian Offer. Shares made available under the Australian Offer by Anthropic in consultation with the underwriters will be allocated to Applicants under the Broker Firm Offer as determined by the relevant Broker. If you apply for an allocation of Shares under the Broker Firm Offer, you should be aware that you may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all, either because Anthropic determines in consultation with the underwriters to make available less Shares under the Australian Offer than the demand for Shares by Applicants under the Australian Offer or because your Broker determines to allocate less (or no) Shares to you (as applicable). If you receive an allocation of Shares under the Broker Firm Offer that is less than the value applied for, or you receive no allocation at all, you will be refunded your Application Payment (without interest), but the refunded amount may be less than your Application Payment due to foreign exchange conversion and associated conversion costs charged by your Broker (if any). Refer to the risk factor in Section 2.4.5 of this Australian Supplement for more information. 2.4.5 Australian resident investors are subject to currency exchange risk – both in connection with any Application under the Australian Offer and once you hold Shares The Final Price you will pay for Shares under the Australian Offer will be in US dollars, but your Broker may require you to pay the Application Payment in Australian dollars. You should be aware that: • where you make your Application Payment in Australian dollars, your Broker will be required to convert your Application Payment from Australian dollars to US Dollars and the value of your Application Payment may be adversely affected by fluctuations in the AUD:USD exchange rate between the time when you make your Application Payment and the time when it is converted; • where Applications for Shares under the Australian Offer are not accepted, or where Applicants are allocated a lesser number of Shares than the amount that can be acquired using their Application Payment, Applicants will receive a refund of all or part of their Application Payment, as applicable (see Section 3 of this Australian Supplement for more information). These refunds may be converted by your Broker from US Dollars to Australian dollars and the value of such refund may be adversely affected by fluctuations in the AUD:USD exchange rate between the time when you make your Application Payment and the time when it is converted; • your Broker may charge fees for converting your Application Payment in the above circumstances in accordance with their terms and conditions; and • as a result of the above, you may receive less Shares in the Australian Offer, and less or no refund of your Application Payment. In addition, any Shares acquired in the Australian Offer will trade in US dollars on Nasdaq. The value of an Australian resident investor’s investment in Shares (and any dividends that may be paid in the future, if any) may be adversely affected by fluctuations in the exchange rate between the Australian Dollar and the US Dollar. 2.4.6 We report under US GAAP which differs to Australian Accounting Standards The Company prepares its financial statements in accordance with US GAAP which differs in certain material respects from Australian Accounting Standards, and Australian resident investors may find it more difficult to compare our financial information with that of Australian companies. Our financial

47 information contained in this Australian Prospectus is presented in accordance with US GAAP and not the Australian Accounting Standards. A comparison of the material differences between US GAAP and Australian Accounting Standards that we consider to be relevant in the context of our business is set out in Section 7 of this Australian Supplement. 2.4.7 Information and timing disadvantages The primary trading market for Shares will be Nasdaq which operates in a different time zone to Australia and the ASX. As a result, if Australian resident investors wish to deal in the Shares, they will need to do so on Nasdaq in a different time zone. Australian resident investors may also have limited ability to respond to market developments in real time and may be exposed to increased volatility and pricing risk for their investment as a result. 2.4.8 Australian resident investors may be unable to participate in any future equity offerings The Corporations Act restricts offers and sales of securities from being made in Australia without disclosure under Part 6D.2 of the Corporations Act, which usually requires a prospectus, unless an exception applies. There can be no assurance that the Company will conduct any future equity offering in a manner which will enable Australian stockholders to participate. 2.4.9 Australian takeover laws will not apply The Company is incorporated in Delaware, United States. Accordingly, the Company and transactions in its stock will not be subject to the provisions of Chapter 6 of the Corporations Act with respect to control transactions for Australian public companies. This means that certain protections afforded under Chapter 6 of the Corporations Act for shareholders of Australian public companies such as the equality principle that requires a takeover bid to, as far as practicable, provide all shareholders a reasonable and equal opportunity to participate in any benefits offered, will not apply. 2.4.10Australia’s disclosure requirements will not apply The continuous disclosure obligations under the Corporations Act require that a disclosing entity must immediately disclose to the market any information that a reasonable person would expect to have a material effect on the price or value of its securities. This obligation is mirrored in ASX Listing Rule 3.1, which mandates prompt disclosure of market-sensitive information to the ASX. Exceptions apply in limited cases, such as where the information remains confidential and concerns an incomplete proposal or negotiation. In addition to continuous disclosure, disclosing entities must comply with periodic reporting requirements. These include lodging audited annual financial reports, half-yearly financial reports, and directors' reports with ASIC within prescribed timeframes. The reports must be prepared in accordance with Australian Accounting Standards and must be presented in a clear, concise and effective manner. At the time of the Global Offer, we are not subject to any of these continuous disclosure or periodic reporting obligations. In addition, at the time of the Global Offer, the Company and its Australian subsidiaries are not subject to any mandatory climate financial reporting obligations in Australia and, in particular, are not required to prepare a sustainability report under section 292A of the Corporations Act. As a result of the Global Offer, the Company will become subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended (“Exchange Act”) and will file with or furnish to the SEC periodic reports and other information, including: • annual reports on Form 10-K, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks;

48 • quarterly reports on Form 10-Q, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks; • current reports on Form 8-K, upon the occurrence of certain specified events; and • definitive proxy statements on Schedule 14A. Depending on the nature of the event, current reports on Form 8-K are required to be filed within four business days of the occurrence of certain specified events, and accordingly, there may be less immediacy with respect to the Company’s disclosure of certain material information than what would apply if we were listed on the ASX.

49 SECTION 3: DETAILS OF THE AUSTRALIAN OFFER 3 3.1 Details of the Australian Offer 3.1.1 Structure of Australian Offer Anthropic is extending the Global Offer at the Final Price to Australian resident investors (excluding institutional investors) under the Australian Offer. The Australian Offer is structured as a Broker Firm Offer, where Brokers invite their clients (excluding their institutional clients) with a registered address in Australia to make an application for newly issued Shares in the Australian Offer under this Australian Prospectus. 3.1.2 Determination of Final Price All participants in the Global Offer (including in the Australian Offer) will pay the same Final Price. The Final Price will be determined in the manner set out below following the conclusion of the Australian Offer period and may be set at a price below, within or above the Estimated Price Range (being $70.00 and $78.00 per Share). You should also note that the Estimated Price Range may change during or after the Australian Offer period (but before the Shares are issued). If the Estimated Price Range were to change, that could cause the Final Price to be below or above the Estimated Price Range disclosed in this Australian Supplement. Any changes to the Estimated Price Range will be communicated to Australian resident investors in a supplementary Australian Prospectus. The initial public offering price will be determined by negotiations among us, the Selling Stockholders, and the representatives of the underwriters. Among the factors to be considered in determining the initial public offering price, in addition to prevailing market conditions, will be our historical performance, estimates of our and our industry’s business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses. The Final Price will not necessarily be the highest price at which Shares could be sold. The Final Price may be set below, within or above the Estimated Price Range. All successful applications under each component of the Global Offer will pay the same Final Price. The Final Price will be communicated to Australian resident investors in the form of a supplementary Australian Prospectus, which will be lodged with ASIC after the Final Price is determined (but before the Shares are issued). You will not have any right to withdraw your application as a result of the determination of the Final Price or any changes to the Estimated Price Range. That is, your application will remain valid and binding regardless of whether the Final Price is set below, within or above the Estimated Price Range or any revised Estimated Price Range. As the number of Shares to be offered under the Global Offer is not expected to change (other than as a result of an exercise of the Overallotment Option), a higher Final Price will not impact the total number of Shares that are available under the Global Offer but will result in an applicant who applies for a specified dollar amount receiving fewer Shares for that amount. 3.1.3 Offer size Australian Offer There is no set number of Shares for, or minimum proceeds that will be raised from, the Australian Offer.

50 The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer) will be determined by Anthropic in consultation with the underwriters following completion of the Australian Offer period. The Australian Offer is solely comprised of the offer of new Shares to be issued by Anthropic. No existing Shares are being sold to investors under the Australian Offer by the Selling Stockholders. Global Offer The Global Offer involves the offer of newly issued Shares by Anthropic and sale of existing Shares by the Selling Stockholders. Anthropic will not receive any proceeds from the sale of Shares by any of the Selling Stockholders. Assuming the Final Price is $74.00 per Share (being the midpoint of the Estimated Price Range) and the underwriters: • do not exercise the Overallotment Option (as discussed in Section 3.6 below), the Global Offer and the Concurrent Private Placement will raise net proceeds of approximately $84.6 billion after deducting underwriting discounts and commissions (which apply only to the shares of Class A Common Stock sold in the Global Offer and not the shares of our Class N Common Stock sold in the Concurrent Private Placement) and estimated offering expenses payable by Anthropic; and • do exercise the Overallotment Option in full, the Global Offer and the Concurrent Private Placement will raise net proceeds of approximately $93.7 billion after deducting underwriting discounts and commissions (which apply only to the shares of Class A Common Stock sold in the Global Offer and not the shares of our Class N Common Stock sold in the Concurrent Private Placement) and estimated offering expenses payable by Anthropic. See Section 1.2.5 for how we intend to use the net proceeds that we receive from the Global Offer. 3.1.4 Terms and conditions of the Australian Offer The following table sets out the terms and conditions of the Australian Offer: Topic Summary What is the type of security being offered? Shares (being shares of Class A Common Stock in Anthropic). What are the rights and liabilities attached to the security being offered? A description of the material terms of the Shares, including the rights and liabilities attaching to the Shares, is set out in the section titled “Description of Capital Stock” in the US Prospectus. The Company is incorporated in Delaware, United States and has applied to be listed on Nasdaq. An investment in our Shares will be fundamentally different for Australian resident investors compared to an investment in an Australian incorporated ASX-listed company. A comparison of some of the material provisions of Australian law and Delaware/United States law as they relate to holding shares, along with a description of relevant provisions of the Company’s amended and restated certificate of incorporation and amended and restated bylaws, is set out in Section 4 of this Australian Supplement. What is the consideration payable The Estimated Price Range is $70.00 to $78.00. Successful Applicants under the Australian Offer will pay the Final Price, which will be

51 Topic Summary for each security being offered? determined following the end of the Australian Offer period and may be set below, within or above the Estimated Price Range. You should note that the Estimated Price Range may change during or after the Australian Offer period (but before the Shares are issued). Applicants under the Australian Offer will apply for a set dollar amount of Shares. Accordingly, Applicants will not know the number of Shares they will receive at the time they make their investment decision, nor will they know the Final Price. Except as required by law, Applicants cannot withdraw or vary their Applications, including as a result of the determination of the Final Price or a change to the Estimated Price Range. Your Application will remain valid and binding regardless of whether the Final Price is set below, within or above the Estimated Price Range. What is the Australian Offer period? The Australian Offer opens on 11 November 2026 and is expected to end at 5:00pm (AEDT) on 17 November 2026. The key dates are set out in the timetable in Section 1.3.4 of this Australian Supplement. The Australian Offer period, and all dates in the timetable are indicative only and may change without notice. The Company, in consultation with the underwriters, reserves the right to vary the times and dates of the Australian Offer without notice to you, including subject to applicable law, to close the Australian Offer early or to extend it, to accept late Applications or bids, either generally or in particular cases, or to cancel or withdraw all or any part of the Australian Offer. No Shares will be issued or sold on the basis of this Australian Prospectus later than 10 December 2027, being 13 months after the Australian Prospectus Date. Is the Australian Offer underwritten? Yes, the Australian Offer forms part of the Global Offer, which is underwritten by the underwriters. Details of the underwriting arrangements are contained in the section titled “Underwriting” of the US Prospectus. However, in respect of the Australian Offer, Shares will not be sold by us and acquired by the underwriters before being resold to successful participants in the Australian Offer. Instead, Shares allocated to successful participants in the Australian Offer will be offered and sold by the Company directly to such investors. Additionally, no underwriting activity will be undertaken directly in Australia. Who are the underwriters of the Global Offer? The underwriters of the Global Offer (including the Australian Offer) (together, the “underwriters”) are Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Barclays Bank PLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BTIG, LLC,

52 Topic Summary Cantor Fitzgerald & Co., Capital One Securities, Inc., Macquarie Capital (USA) Inc. and SG Americas Securities, LLC. Who is also involved in the administration of the Australian Offer? Macquarie Capital (Australia) Limited (“Macquarie Capital Australia”) is acting as Australian Co-ordinator to the Australian Offer. Commonwealth Securities Limited (“CommSec”) is acting as Lead Australian Retail Broker. Macquarie Capital Australia will be appointing other Brokers on behalf of the Company for the purposes of conducting the Broker Firm Offer. What is the minimum and maximum Application size under the Australian Offer? There is no minimum or maximum Application size under the Australian Offer. The underwriters and the Company reserve the right to treat any Applications in the Australian Offer that are from persons who they believe may be institutional investors, as bids in the institutional offer made under the US Prospectus or to reject the Applications. The underwriters and the Company also reserve the right to aggregate any Applications that they believe may be multiple Applications from the same person. What is the allocation policy? Allocation of Shares to the Australian Offer The final allocation of Shares as between offering jurisdictions (and therefore, the number of Shares offered in the Global Offer that will be made available under the Australian Offer) will be determined by Anthropic in consultation with the underwriters following completion of the Australian Offer period. Broker Firm Offer For Broker Firm Offer participants, the relevant Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that its clients who have received an allocation of Shares from it receive the relevant Shares. Will the Shares be listed on the ASX? No. The Shares will not be listed on the ASX. We have only applied to list the Shares on Nasdaq under the symbol “ANT”. That means if you wish to deal in the Shares, you will need to do so on Nasdaq which operates in a different time zone to Australia and the ASX. Refer to the risk factor in Section 2.4.7 of this Australian Supplement for further information. When are the Shares expected to commence trading? It is expected that trading of the Shares on Nasdaq will commence on 20 November 2026. How will I know whether my Application has been successful? If you are an Applicant in the Broker Firm Offer, your Broker will notify you as to whether your Application was successful and the number of Shares you will receive (if any). Are there any lock-up arrangements? Yes. The Company, the directors and officers, and the holders of substantially all of our outstanding capital stock and securities convertible into or exercisable or exchangeable for the Company’s

53 Topic Summary capital stock have agreed to lock-up and/or market standoff arrangements which are described in the sections titled “Shares Eligible for Future Sale – Lock-Up and Market Standoff Agreements” on page 319 of the US Prospectus and “Underwriting” beginning on page 328 of the US Prospectus. Please note that the arrangements with respect to Shares of Class N Common Stock issued under the Concurrent Private Placement may be different, see the section titled “Shares Eligible for Future Sale—Concurrent Private Placement Shares” on page 320 of the US Prospectus for additional information. Has any ASIC modification been obtained or relied upon? ASIC has adopted a ‘no action’ position in respect of the Australian Offer which is substantively to the same effect as the ‘no action’ position announced by ASIC in its media release MR25-096 published on 10 June 2025. It provides that ASIC will not take any regulatory action where Applications received during the Exposure Period are processed during that period, provided no preference is conferred upon any Applications received during the Exposure Period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time. In such circumstances, any Application that has been received may need to be dealt with in accordance with section 724 of the Corporations Act. ASIC also provided relief from: (a) the pre-prospectus advertising and publicity rules in section 734(2) of the Corporations Act which allowed advertisements and publications to be made by the Company, the underwriters and the Brokers to members of the Australian public (who are retail investors) communicating certain matters prior to lodgement of this Australian Prospectus on condition that any such advertisements and publications contain certain statements identifying the issuer of the securities, noting that this Australian Prospectus will contain the Australian Offer, where this Australian Prospectus will be made available and that a person should consider this Australian Prospectus in determining whether to participate in the Australian Offer; and (b) the requirement under section 716(2) of the Corporations Act to obtain consent from the customers of the Company who have provided the testimonials included on pages 217 to 236 of the US Prospectus. The effect of this latter relief is that those customers do not bear liability under section 729(1) of the Corporations Act for their testimonials and nor will they be obliged to notify us if they become aware of any of the matters outlined in section 730 of the Corporations Act. The inclusion of this explanation was a condition of ASIC’s relief from s 716(2). Are there any tax considerations? Yes. The tax consequences of any investment in Shares will depend upon an investor’s particular circumstances. Australian resident investors should obtain their own tax advice prior to deciding whether to participate in the Australian Offer. A summary of some material tax considerations for Australian resident investors is set out in Section 6 below. Australian resident investors should also read the section titled “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock” beginning on page 323 of the US

54 Topic Summary Prospectus for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares that will apply to non-U.S. holders (as defined in that section). Are there any brokerage, commission or stamp duty considerations? No brokerage, commission or stamp duty is payable by Applicants on acquisition of Shares under the Australian Offer. Your Broker may charge fees to convert your Application Payment from Australian dollars to US Dollars in accordance with their terms and conditions (refer to the risk factor in Section 2.4.5 of this Australian Supplement for more information). See Section 5.5 of this Australian Supplement for details of various fees payable by the Company in connection with the Australian Offer and Global Offer to the underwriters and CommSec. 3.2 Broker Firm Offer 3.2.1 Who can apply The Broker Firm Offer is open to investors (excluding institutional investors) who have a residential address in Australia and who have received an invitation from a Broker to acquire Shares under this Australian Prospectus (or who have otherwise applied to their Broker for Shares pursuant to the arrangements made by their Broker for that purpose including, in the case of CommSec, by applying through the CommSec website). Australian residents wishing to apply for Shares under the Australian Offer must do so through a Broker. CommSec is acting as Lead Australian Retail Broker to the Australian Offer. Australian residents who wish to apply for Shares in the Australian Offer may be able to do so through CommSec provided they have opened an International Shares Account with CommSec. For further information, including on how to open an International Shares Account with CommSec, visit www.commsec.com.au. 3.2.2 How to apply If you are an Applicant applying under the Broker Firm Offer, you should complete and lodge your Broker Firm Offer Application Form with the Broker from whom you received an invitation to participate. Broker Firm Offer Application Forms must be completed in accordance with the instructions given to you by your Broker and the instructions set out on the Broker Firm Offer Application Form. Your Broker will also provide instructions on the time by which you need to submit your completed Broker Firm Offer Application Form and Application Payment. As noted above, the Australian Offer opens on 11 November 2026 and is expected to end at 5:00pm (AEDT) on 17 November 2026. Applicants under the Broker Firm Offer should contact their Broker to request a copy of this Australian Prospectus and Broker Firm Offer Application Form. This Australian Prospectus can also be downloaded from ipo.anthropic.com. By making an Application, you declare that you were given access to this Australian Prospectus (including any supplementary or replacement prospectus), together with a Broker Firm Offer Application Form. The Corporations Act prohibits any person from passing a Broker Firm Offer Application Form to another person unless it is attached to, or accompanied by, a hard copy of this Australian Prospectus or the complete and unaltered electronic version of this Australian Prospectus.

55 There is no minimum or maximum Application size under the Broker Firm Offer. Anthropic will determine the size of the Australian Offer in consultation with the underwriters. Accordingly, Applicants may receive an allocation of Shares that is less than the value applied for, or may receive no allocation at all. For Broker Firm Offer Applicants, your Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that clients who have received an allocation of Shares from it receive the relevant Shares. The Company and underwriters reserve the right to aggregate any Applications that they believe may be multiple Applications from the same person or reject or scale back any Applications in the Broker Firm Offer. They may determine a person to be eligible to participate in the Broker Firm Offer, and may amend or waive the Broker Firm Offer Application procedures or requirements, in their discretion in compliance with applicable laws. Applicants under the Broker Firm Offer must lodge their Broker Firm Offer Application Form and Application Payment with their Broker in accordance with the Broker’s directions. Anthropic, the underwriters and the Australian Co-ordinator take no responsibility for any acts or omissions committed by your Broker in connection with your Application. The Broker Firm Offer opens on 11 November 2026 and is expected to close at 5:00pm (AEDT) on 17 November 2026. The Company and the underwriters may elect to extend the Australian Offer or any part of it, or accept late Applications either generally or in particular cases. The Australian Offer, or any part of it, may be closed at any earlier date and time, without further notice. Your Broker may also impose an earlier closing date. Applicants are therefore encouraged to submit their Applications as early as possible. Please contact your Broker for instructions. 3.2.3 Payment currency The Final Price for Shares under the Broker Firm Offer is denominated in US Dollars. Applicants under the Broker Firm Offer should contact their Broker for information regarding the currency in which they are required to submit their Application Payment and the Broker’s approach to any foreign exchange conversion. Each Broker may adopt a different approach to foreign exchange conversion, and Applicants should contact their Broker directly for details (refer to the risk factor in Section 2.4.5 of this Australian Supplement for more information). 3.2.4 Payment methods Applicants under the Broker Firm Offer must pay their Application Payment to their Broker in accordance with instructions provided by that Broker. 3.2.5 Application Payments The Company reserves the right to decline any Application under the Broker Firm Offer in whole or in part, without giving any reason. Applicants under the Broker Firm Offer whose Applications are not accepted, or who are allocated a lesser number of Shares than the amount applied for, will receive a refund of all or part of their Application Payments, as applicable (refer to the risk factors in Sections 2.4.4 and 2.4.5 of this Australian Supplement for more information). Interest will not be paid on any monies refunded. Applicants whose Applications are accepted in full will receive the whole number of Shares calculated by dividing the Application Payment by the Final Price. Where the Final Price does not divide evenly into the Application Payment, the number of Shares to be allocated will be determined by the Applicant’s Broker. No refunds pursuant solely to rounding will be paid. 3.2.6 Acceptance of Applications An Application in the Broker Firm Offer is an offer by an Applicant to the Company to acquire Shares in the dollar amount specified in the Broker Firm Offer Application Form at the Final Price on the terms and

56 conditions set out in this Australian Prospectus (including any supplementary or replacement prospectus) and the Broker Firm Offer Application Form. At the time of making an Application, an Applicant will not know the precise number of Shares they will be allocated and the price paid per Share until the Final Price is determined. To the extent permitted by law, an Application is irrevocable. An Application may be accepted in respect of the full amount, or any amount lower than that specified in the Broker Firm Offer Application Form, without further notice to the Applicant. Acceptance of an Application will give rise to a binding contract on allocation of Shares to the successful Applicant. 3.2.7 Allocation policy For Broker Firm Offer participants, the relevant Broker will decide how it allocates Shares among its clients, and it (and not the Company or the underwriters) will be responsible for ensuring that clients who have received an allocation of Shares from it receive the relevant Shares. 3.3 Acknowledgements Applicants in the Australian Offer made under this Australian Prospectus will be deemed to have: • agreed to become a stockholder of the Company and to be bound by the terms of our charter and/or bylaws and the terms and conditions of the Australian Offer and Global Offer; • acknowledged having personally received a complete and unaltered electronic copy of this Australian Prospectus (and any supplementary or replacement prospectus) including or accompanied by the Application Form and having read and understood them before applying for Shares, including without limitation, the risk factors in Section 2 of this Australian Supplement and the US Prospectus, the notices in “Industry and Market Data”, and the “Cautionary Statement Regarding Forward-Looking Statements” in the Important Notices of this Australian Supplement; • declared that all details and statements in their Application Form are complete and accurate; • declared that the Applicant(s), if a natural person, is/are over 18 years of age; • acknowledged that, once the Company or a Broker receives an Application Form, it may not be withdrawn; • applied for the number of Shares at the Australian dollar amount (or US dollar amount if permitted by the Broker) shown on the Applicant’s Application Form (and that if they have applied in Australian dollars, that amount will be converted by their Broker into US dollars and that will be treated as the application size); • acknowledged that the Final Price may be set below, within or above the Estimated Price Range and the Estimated Price Range may be changed during or after the Australian Offer period (but before the Shares are issued), and that regardless of where the Final Price is set, their Application remains valid and binding and may not be withdrawn; • agreed to being allocated and issued or transferred the number of Shares applied for (or a lower number allocated in a way described in this Australian Prospectus), or no Shares at all; • authorised the Company, the underwriters, the International Co-ordinator, the Australian Co- ordinator, the Brokers and their respective officers or agents, to do anything on behalf of the Applicant(s) necessary for Shares to be allocated to the Applicant(s) using the contact details in the Application Form; • acknowledged that the Company does not intend to declare or pay cash dividends to holders of our common stock in the foreseeable future;

57 • acknowledged that the information contained in this Australian Prospectus (or any supplementary or replacement prospectus) is not financial product advice or a recommendation that Shares are suitable for the Applicant(s), and does not take into account the personal circumstances, investment objectives, financial situation and particular needs (including financial and taxation issues) of the Applicant(s); • declared that the Applicant(s) is/are a resident of Australia and is/are not in the United States; and • acknowledged and agreed that the Australian Offer may be withdrawn by the Company or may otherwise not proceed in the circumstances described in this Australian Prospectus. 3.4 Lock-up arrangements We, our directors and officers and the holders of substantially all of our outstanding capital stock, and securities convertible into or exercisable or exchangeable for our capital stock, have agreed that, without the underwriters’ prior written consent, subject to certain exceptions, certain shares owned by us and them are subject to the restrictions described, and for a period outlined, in the sections titled “Shares Eligible for Future Sale – Lock-Up and Market Standoff Agreements” and “Underwriting” of the US Prospectus. 3.5 Shareholding structure of the Company The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of 30 September 2026 and as adjusted to reflect the issue of Class N Common Stock under the Concurrent Private Placement and sale of shares of our Class A Common Stock in the Global Offer assuming no exercise of the underwriters’ option to purchase additional shares of our Class A Common Stock, for: • each of our NEOs; • each of our directors; • all of our current directors and executive officers as a group; • each person, or group of persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of any class of our voting securities; and • each Selling Stockholder. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of sections 13(d) and 13(g) of the Exchange Act. We have based our calculation of the percentage of beneficial ownership prior to the Global Offer and the Concurrent Private Placement on 6,626,640,437 shares of our Class A Common Stock, 5,307,329,452 shares of our Class N Common Stock, and one share of our Class T Common Stock outstanding as of 30 September 2026 (after giving effect to the Preferred Stock Conversion, Convertible Notes Conversion, the Initial Public Benefit Issuance, and the RSU Settlement). We have based our calculation of the percentage of beneficial ownership after the Global Offer and the Concurrent Private Placement on 801,351,354 shares of our Class A Common Stock issued by us in the Global Offer, 351,351,348 shares of our Class N Common Stock issued by us in the Concurrent Private Placement, and one share of our Class F Common Stock issued to the Founder LLC in connection with

58 the Global Offer, and 6,626,640,437 shares of our Class A Common Stock, 5,307,329,452 shares of our Class N Common Stock, and one share of our Class T Common Stock, outstanding immediately after the completion of the Global Offer and the Concurrent Private Placement, assuming no exercise of the underwriters’ option to purchase up to an additional 123,750,000 shares of our Class A Common Stock from us. We have deemed shares of our Class A Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of 30 September 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of 30 September 2026 (assuming the satisfaction of the performance-based and service-based vesting conditions) to be outstanding and to be beneficially owned by the person holding such stock option or RSU, as applicable, for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Before the Global Offer and Concurrent Private Placement								Shares Beneficially Owned After the Global Offer and Concurrent Private Placement						
	Class A		Class F		Class T		% of Total Voting Power Before the Global Offer and Concurrent Private Placement†	Shares of Class A Being Offered	Class A		Class F		Class T		% of Total Voting Power After the Global Offer and Concurrent Private Placement†
Name of Beneficial Owner	#	%	#	%	#	%			#	%	#	%	#	%	
Named Executive Officers and Directors:															
Dario Amodei[(1)] ††	240,637,980	3.6%	—	—	—	—	3.6%	3,378,378	237,259,602	3.2%	—	—	—	—	1.6%
Shares subject to voting proxies[(2)]	4,621,120	*	—	—	—	—	*	—	4,621,120	*	—	—	—	—	*
Total	245,259,100	3.7%	—	—	—	—	3.7%	3,378,378	241,880,722	3.3%	—	—	—	—	1.6%
Daniela Amodei[(3)] ††	241,408,940	3.6%	—	—	—	—	3.6%	3,378,378	238,030,562	3.2%	—	—	—	—	1.6%
Krishna Rao[(4)]	9,497,900	*	—	—	—	—	*	—	9,497,900	*	—	—	—	—	*
Reed Hastings[(5)]	9,410	*	—	—	—	—	*	—	9,410	*	—	—	—	—	*
Christopher Liddell[(6)]	9,410	*	—	—	—	—	*	—	9,410	*	—	—	—	—	*
Vas Narasimhan[(7)]	176,050	*	—	—	—	—	*	—	176,050	*	—	—	—	—	*
Yasmin Razavi[(8)]	—	—%	—	—	—	—	—	—	—	—	—	—	—	—	—
All executive officers and directors as a group (7 persons)[(9)]	496,360,810	7.5%	—	—	—	—	7.5%	6,756,756	489,604,054	6.6%	—	—	—	—	3.3%
Greater than 5% Stockholders:															
Long-Term Benefit Trust[(10)]	—	—	—	—	1	100%	—	—	—	—	—	—	1	100%	—
Founder LLC[(11)]††	—	—	—	—	—	—	—	—	—	—	1	100%	—	—	50.1 %
Other Selling Stockholders:															
Tom Brown[(12)]††	244,173,040	3.7%	—	—	—	—	3.7%	3,378,378	240,794,662	3.2%	—	—	—	—	1.6%
Jack Clark[(13)]††	242,271,840	3.7%	—	—	—	—	3.7%	3,378,378	238,893,462	3.2%	—	—	—	—	1.6%
Jared Kaplan[(14)]††	242,351,170	3.7%	—	—	—	—	3.7%	3,378,378	238,972,792	3.2%	—	—	—	—	1.6%
Sam McCandlish[(15)]††	243,383,850	3.7%	—	—	—	—	3.7%	3,378,378	240,005,472	3.2%	—	—	—	—	1.6%
Christopher Olah[(16)]††	242,882,420	3.7%	—	—	—	—	3.7%	3,378,378	239,504,042	3.2%	—	—	—	—	1.6%

59

60 _________________ * Represents beneficial ownership of less than 1%. † Represents the percentage of the total votes attributable to all outstanding shares of our Class A Common Stock and Class F Common Stock. Does not include (i) our Class T Common Stock, which is held by the LTBT, and which generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorised members of our board of directors, and is generally not entitled to vote with respect to matters submitted to a vote of stockholders, (ii) our Class N Common Stock, which is not entitled to vote on any matter that is submitted to a vote of stockholders, except as otherwise required by law or (iii) our Class E Common Stock, which is not entitled to vote for the election of directors. Holders of our Class A Common Stock are entitled to one vote per share on all matters submitted to stockholders generally. Our Class F Common Stock is entitled to a fixed 50.1% of the voting power of our outstanding capital stock as of the applicable record date on matters submitted to stockholders generally. As a result, the voting power of the holders of Class A Common Stock is limited to an aggregate of 49.9% of the total outstanding voting power as of the applicable record date. Accordingly, the voting power of each holder of Class A Common Stock has been reduced to 49.9% of the percentage shown before the Global Offer (taking into account the reduction of voting power due to shares sold in the Global Offer). †† We expect that our seven co-founders, including Dr. Amodei and Ms. Amodei, will enter into the Founder LLC Agreement shortly before the effectiveness of the registration statement of which the US Prospectus forms a part. The Founder LLC Agreement will provide that the share of Class F Common Stock will be voted, consented, or not consented, in the manner determined by a vote of the Continuing Founders as prescribed by the Founder LLC Agreement, with each Continuing Founder entitled to one vote. With respect to each of our co-founders, the voting power percentage provided does not include the voting power of our Class F Common Stock held by the Founder LLC. The Founder LLC Agreement will not govern the voting of any shares of our Class A Common Stock held by the co- founders or their related holders. Each co-founder (or their related holders) will be able to vote shares of our Class A Common Stock held by them in their discretion, regardless of the manner in which the Founder LLC will vote our Class F Common Stock. For more information, please see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders,” and “Description of Capital Stock—Common Stock—Voting Rights.” (1) Consists of (i) 237,813,080 shares of Class A Common Stock held of record by Dr. Amodei or by trusts over which Dr. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Dr. Amodei is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (2) Dr. Amodei has entered into the Voting Proxy Agreements with the DAFs (as further described in the section titled “Certain Relationships and Related Person Transactions—Irrevocable Proxy Agreements” of the US Prospectus), pursuant to which Dr. Amodei has the authority (and irrevocable proxy) to direct the vote and vote certain shares of Class A Common Stock held by the DAFs, at his discretion on all matters to be voted upon by stockholders. (3) Consists of (i) 238,319,540 shares of our Class A Common Stock held of record by Ms. Amodei or by trusts over which Ms. Amodei exercises investment or voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, (iii) 130,550 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026 held by Ms. Amodei’s spouse, (iv) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026, and (v) 133,950 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026 held by Ms. Amodei’s spouse. Ms. Amodei is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co-Founders.” (4) Consists of (i) 153,960 shares of our Class A Common Stock held of record by Mr. Rao, (ii) 7,843,940 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 1,500,000 shares of Class A Common Stock subject to stock options exercisable by a trust over which Mr. Rao exercises investment or voting control within 60 days of 30 September 2026. (5) Consists of 9,410 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. A donor-advised fund established by Mr. Hastings and for which Mr. Hastings provides investment recommendations has indicated an interest in purchasing shares of our Class A Common Stock in the Global Offer at the initial public offering price with an aggregate purchase price of up to $300.0 million. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to this entity and this entity could determine to purchase more, fewer, or no shares in the Global Offer. Assuming an initial public offering price of $74.00 per share, which is the midpoint of the Estimated Price Range, if this entity were to purchase the entire $300.0 million of our Class A Common Stock, it would purchase an aggregate of 4,054,054 shares of our Class A Common Stock in the Global Offer. However, because Mr. Hastings expressly disclaims beneficial ownership of any such shares that may be purchased by this entity, if any shares are purchased, the number of shares of Class A Common Stock beneficially owned after the Global Offer and the percentage of common stock beneficially owned after the Global Offer will not differ from that set forth in the table above. (6) Consists of 9,410 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Mr. Liddell and his spouse have indicated an interest in purchasing shares of our Class A Common Stock in the Global Offer at the initial public offering price with an aggregate purchase price of up to $3.0 million through a trust. Because these indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer, or no shares to such individuals or their affiliated entities and such individuals or their affiliated entities could determine to purchase more, fewer, or no shares in the Global Offer. Assuming an initial public offering price of $74.00 per share, which is the

61 midpoint of the Estimated Price Range, if such individuals or affiliated entities were to purchase the entire $3.0 million of our Class A Common Stock, they would purchase an aggregate of 40,541 shares of our Class A Common Stock in the Global Offer. Therefore, the number of shares of Class A Common Stock beneficially owned by Mr. Liddell after the Global Offer and the percentage of Class A Common Stock beneficially owned by him after the Global Offer will differ from that set forth in the table above. Assuming the purchase of these shares and no exercise by the underwriters of their option to purchase additional shares, the percentage of Class A Common Stock beneficially owned by Mr. Liddell after the Global Offer will increase by 0.0005% to 0.0007%. (7) Consists of (i) 169,770 shares of Class A Common Stock held of record by Bodhi LLC over which Dr. Narasimhan exercises sole investment and voting control and (ii) 6,280 shares of Class A Common Stock issuable upon settlement of RSUs for which the service- based vesting condition will be satisfied within 60 days of 30 September 2026. (8) Excludes shares of Class A Common Stock held by any affiliates of Spark Capital (each, a “Spark Capital Entity”). Spark Capital Growth Fund IV, L.P. and Spark Capital Growth Founders’ Fund IV, L.P. are controlled by their general partner, Spark Growth Management Partners IV, LLC, which is governed by five managing members including Yasmin Razavi, who is one of our directors. Spark Capital Growth Fund V, L.P. and Spark Capital Growth Founders’ Fund V, L.P. are controlled by their general partner, Spark Growth Management Partners V, LLC, which is governed by its five managing members, including Ms. Razavi, who is one of our directors. Spark Capital Growth Fund VI, L.P. is controlled by its general partner, Spark Growth Management Partners VI, LLC, which is governed by its six managing members, including Ms. Razavi, who is one of our directors. The members of Spark Capital Growth Fund Holdings 2026, LLC are Spark Capital Growth Fund IV, L.P., Spark Capital Growth Founders’ Fund IV, L.P., Spark Capital Growth Fund V, L.P., Spark Capital Growth Founders’ Fund V, L.P. and Spark Capital Growth Fund VI, L.P. The managing members of each general partner make investment and voting decisions based on a majority vote. To the extent Ms. Razavi may be deemed to have beneficial ownership over the shares beneficially owned by any Spark Capital Entity, she expressly disclaims such beneficial ownership. (9) Consists of (i) 481,077,470 shares of Class A Common Stock beneficially owned by our executive officers and directors, (ii) 13,845,290 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 1,438,050 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. (10) Consists of one share of Class T Common Stock held of record by the LTBT. (11) Consists of one share of Class F Common Stock held of record by the Founder LLC. (12) Consists of (i) 241,348,140 shares of Class A Common Stock held of record by Mr. Brown or by trusts over which Mr. Brown exercises investment or voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Mr. Brown co-founded Anthropic in January 2021 and serves as our Chief Compute Officer. Mr. Brown is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure” and “—Our Co-Founders.” (13) Consists of (i) 239,446,940 shares of Class A Common Stock held of record by Mr. Clark or by a trust over which Mr. Clark exercises sole voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Mr. Clark co-founded Anthropic in January 2021 and leads the Anthropic Institute. Mr. Clark is also a member of the Founder LLC and is expected to serve as one of the initial managers of the Anthropic Public Benefit Fund. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure,” “—Our Co- Founders,” and “Business—Our Commitment to Public Benefit.” (14) Consists of (i) 239,526,270 shares of Class A Common Stock held of record by Dr. Kaplan or by trusts over which Dr. Kaplan exercises shared investment or voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Dr. Kaplan co-founded Anthropic in January 2021 and serves as our Chief Science Officer. Dr. Kaplan is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure” and “—Our Co-Founders.” (15) Consists of (i) 240,558,950 shares of Class A Common Stock held of record by trusts over which Dr. McCandlish exercises shared investment or voting control, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Dr. McCandlish co-founded Anthropic in January 2021 and serves as our Chief Architect. Dr. McCandlish is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals— Founder Voting Structure” and “—Our Co-Founders.” (16) Consists of (i) 240,057,520 shares of Class A Common Stock held of record by Mr. Olah, (ii) 2,185,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of 30 September 2026, and (iii) 639,500 shares of Class A Common Stock issuable upon settlement of RSUs for which the service-based vesting condition will be satisfied within 60 days of 30 September 2026. Mr. Olah co-founded Anthropic in January 2021 and leads our interpretability research efforts. Mr. Olah is also a member of the Founder LLC. For more information, see the sections titled “Our Governance Structure and Its Goals—Founder Voting Structure” and “—Our Co-Founders.”

62 3.6 Market stabilisation activities In order to facilitate the Global Offer (including the Australian Offer), the underwriters may engage in transactions that stabilise, maintain or otherwise affect the price of our Class A Common Stock as described below. The underwriters are not required to engage in these activities and may end any of these activities at any time. 3.6.1 Short position The underwriters may sell to IPO investors more shares of Class A Common Stock than they are obligated to purchase under the underwriting agreement, creating a short position. (a) Covered short positions The underwriters may acquire shares of Class A Common Stock to satisfy the short position by exercising the Overallotment Option to purchase up to an additional 123,750,000 Shares (representing up to 15% of the Shares available under the Global Offer), at the Final Price, during the Stabilisation Period. Where the underwriters can fulfil the sale of Shares created by the short position by exercising the Overallotment Option, this is referred to as a “covered short sale” in this Australian Prospectus. Despite being able to fulfil the sale of Shares created by the short position for a covered short sale, the underwriters may nevertheless determine to close the short position by purchasing Shares in the open market. In determining the source of Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Shares compared to the price available under the Overallotment Option. (b) Naked short position The underwriters may also sell shares of Class A Common Stock in excess of the Overallotment Option, creating a “naked short position”. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares of our Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the Global Offer. 3.6.2 Purchases of and bids for Shares As an additional means of facilitating the Global Offer, the underwriters may bid for, and purchase, shares of Class A Common Stock in the open market to stabilise the price of shares of our Class A Common Stock. These activities may raise or maintain the market price of shares of our Class A Common Stock above independent market levels or prevent or slow a decline in the market price of shares of our Class A Common Stock. 3.6.3 Effect of market stabilisation activities on Australian resident investors Australian resident investors should be aware that the market stabilisation activities the underwriters may perform could affect the price, liquidity and number of Shares on issue including as follows: (a) market stabilisation activities may raise or maintain the market price of the Shares above the level that might otherwise prevail, or prevent or slow a decline in the market price. The trading price of the Shares during the Stabilisation Period may not accurately reflect independent supply and demand for Shares. Australian resident investors should also be aware that were we listing on ASX there would be additional restrictions imposed on stabilisation activities of this kind which will not apply under the Global Offer. For example, and most importantly, there will be no obligation on us

63 or the stabilisation agent to provide daily disclosure to the market about whether any stabilisation or short covering trades have been undertaken in the day prior. This means that it will not be possible to know whether market stabilisation activities are being carried out and could be impacting the market price or trading volumes of our Shares; (b) where the underwriters purchase Shares on the open market to close out a short position, those purchases may temporarily increase trading volumes and liquidity on Nasdaq. Trading volumes and liquidity during any stabilisation period may not be representative of the levels that will prevail after market stabilisation activities cease; and (c) the final number of Shares on issue following completion of the Global Offer, and the Global Offer size, as well as the number of Shares held by our existing and new stockholders, will depend on whether and to what extent the Overallotment Option is exercised. Irrespective of whether market stabilisation activities are undertaken, there is no guarantee that the trading price of the Shares on Nasdaq will not fall below the Final Price at any time. The underwriters may cease market stabilisation activities at any time and without notice, and any price support provided by such activities is temporary in nature. Australian resident investors should not rely on the possibility of market stabilisation activities when making their investment decision.

64 SECTION 4: FURTHER INFORMATION ON THE SHARES 4 Anthropic is incorporated as a public benefit corporation under Delaware law (United States) and has applied to be listed on Nasdaq. An investment in shares of Class A Common Stock will be fundamentally different for Australian resident investors compared to an investment in an Australian public company listed on the ASX. The following table contains a comparison of some of the material provisions of Australian law and Delaware/ United States law as they relate to holding shares, along with a description of relevant provisions of Anthropic’s amended and restated certificate of incorporation and amended and restated bylaws that are expected to become effective immediately prior to completion of the Global Offer. This comparison is intended to assist Australian resident investors in understanding how our corporate legal and regulatory environment may differ from the corporate legal and regulatory environment that generally applies to Australian incorporated ASX-listed companies. This summary is provided for general information and does not purport to be a comprehensive or definitive statement of the relevant laws or matters set out below. For more information about our capital structure, see the section titled “Description of Capital Stock” in the US Prospectus. Topic Australian incorporated companies listed on ASX Anthropic Voting rights Voting is generally proportionate to economic ownership, on a one-vote- per-share basis. Other than in rare exceptions, Australian incorporated ASX-listed companies do not have multiple classes of voting shares on issue. We will have a multi-class share structure: • Class A Common Stock will have one vote per share. • Class N Common Stock will have no voting rights except as otherwise required by law. • Class T Common Stock will have no voting rights with respect to matters submitted to stockholders generally, except as set forth in the Certificate, including with respect to the election of Class T directors (who will together constitute a majority of our board of directors), the redemption of our Class E Common Stock, certain amendments to the rights of our Class F Common Stock, or as otherwise required by law. • Class F Common Stock will be entitled to an aggregate number of votes that represent 50.1% of the total voting power of our outstanding shares as of the applicable record date on all matters submitted to a vote of stockholders generally, including the election of directors other than the Class T directors. Class F Common Stock will also be entitled to vote as set forth in the Certificate, on certain amendments to the terms of the LTBT or the rights of our Class T Common Stock,

65 Topic Australian incorporated companies listed on ASX Anthropic redemption of our Class T Common Stock, and redemption of our Class E Common Stock. • Class E Common Stock will have no voting rights with respect to matters submitted to a vote of stockholders generally, except as set forth in the Certificate with respect to the Class T’s proposal to nominate, remove or change the designation of one Specified Class T Director (in circumstances where our NGC does not concur with the LTBT’s proposed action), certain changes to the terms of the LTBT or the rights of our Class T Common Stock, the redemption of our Class T Common Stock, or as otherwise required by law. Voting classes Generally, all shareholders vote together in the same class on all resolutions to be considered at a shareholders meeting. Exceptions to the general rule apply, for example, where the Corporations Act and ASX Listing Rules exclude some shareholders from voting on certain resolutions, such as related parties and their associates from voting on related party transactions (see “Related Party Transactions” below). Matters considered by shareholders require either an ordinary resolution (more than 50% of votes cast to be in favour) or a special resolution (75% of votes cast to be in favour) to be approved. Class A Common Stock and Class F Common Stock will vote together in stockholder meetings with respect to matters other than the election of Class T directors (which is a matter reserved for Class T Common Stock) except as otherwise required by law. Given the 50.1% voting power of our Class F Common Stock, we expect that it will have the ability to determine the outcome of all matters submitted to a vote of our stockholders generally (other than the election of Class T directors) for the foreseeable future, including the approval by our stockholders of significant corporate transactions such as a merger or other sale of our company or its assets. Holders of Class A Common Stock generally will not be able to affect the outcome of any matter submitted to a vote of our stockholders or the election of our directors, regardless of how they vote, unless a majority of the Continuing Founders cannot agree on how our Class F Common Stock will be voted (in which case our Class F Common Stock will generally be voted proportionately with the votes of our Class A Common Stock cast on the matter). Class E Common Stock will be entitled to vote only on certain matters as detailed above. Refer to the risk factor in Section 2.3.1 of this Australian Supplement for more information. Variations of class rights Special resolution passed at a general meeting of the affected share class required. Any change in the powers, preferences, or special rights of a class or series of stock requires an amendment to the Certificate and such amendment must be approved by both our board of directors and holders of a majority of the outstanding voting power of our stock pursuant to

66 Topic Australian incorporated companies listed on ASX Anthropic the DGCL and may require separate approval of the affected class or series of stock pursuant to applicable law or the Certificate. In addition, following the Class F Sunset Time, 66 2/3% of the voting power of our Class A Common Stock will be required to amend certain provisions in the Certificate and our Bylaws. The terms of the LTBT and rights of our Class T Common Stock may be amended as follows (any of which, the “Trust Amendment Threshold”): • if the Trustees are voting in favour of such amendments, upon approval of 80% of the authorised members of our board of directors and 80% of the Trustees then in office (in each case, rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • if our Class F Common Stock remains outstanding and the Trustees are not voting in favour of such amendments:  until the third anniversary of the completion of the Global Offer, upon approval by (i) our Class F Common Stock acting pursuant to the unanimous approval of the Continuing Founders, (ii) a majority of the votes cast by our Class E Common Stock (subject to a quorum of 40% of our outstanding Class E Common Stock), and (iii) a majority of the votes cast by the outstanding Class A Common Stock (subject to a quorum of a majority of outstanding Class A Common Stock); or  at any time, upon approval by (i) our Class F Common Stock acting by decision of 66 2⁄3% of the Continuing Founders (rounded up to the nearest whole number), (ii) 75% of the votes cast by our Class E Common Stock (subject to a quorum of a majority of outstanding Class E Common Stock), and (iii) a majority of the votes cast by our Class A Common Stock (subject to a quorum of a majority of outstanding Class A Common Stock); or • if no Class F Common Stock remains outstanding and the Trustees are not voting in favour of such amendments, upon approval of 85% of the outstanding shares of Class A Common Stock. In addition, our Class T Common Stock may be redeemed by us for no consideration, and is

67 Topic Australian incorporated companies listed on ASX Anthropic transferable, only upon approval of persons comprising the Trust Amendment Threshold. Re-election of directors Under the ASX Listing Rules, a director of an ASX-listed company may not hold office (without re-election) for a continuous period in excess of three years, or past the third annual general meeting following the director's appointment or last election, whichever is the longer. An ASX-listed company's managing director is typically exempt from the retirement by rotation requirements. Our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the Global Offer will provide that prior to the Class F Sunset Time, we will not have a classified board of directors, and all directors will be elected for annual terms. Each director’s term will continue until the next annual meeting and until the election and qualification of their successor, or until their earlier death, resignation, or removal. Following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, each of our directors would be assigned by the then-current directors to a class. If our Class T Common Stock remains outstanding, the Class T directors and the remaining directors shall be allocated among the classes so that each class includes a proportionate number of Class T directors and other directors. Upon expiration of the term of a class of directors, directors for that class would each be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term would continue until the third annual meeting of stockholders following their election and until their successor has been elected and qualified, or until their earlier death, resignation, or removal. Any increase or decrease in the number of directors would be distributed among the three classes so that, as nearly as practicable, each class would consist of one-third of our directors. Regardless of the class or classes of stock by which a director is elected, there is no limit to the number of terms a director may serve. Prior to the Class F Sunset Time and Class T Sunset Time, our stockholders may act by written consent only with respect to (i) any action to nominate, elect or remove directors or appoint a director to fill any vacancy or newly created directorship; (ii) satisfy certain redemption and protective provisions in our amended and restated

68 Topic Australian incorporated companies listed on ASX Anthropic certificate of incorporation related to our Class F Common Stock, Class T Common Stock, and Class E Common Stock; and (iii) any matter on which stockholders vote together as a single class if such matter is first approved or requested by our board of directors. From and after the Class T Sunset Time, only the holder of the share of Class F Common Stock may act by written consent, and from and after the Class F Sunset Time, only the holder of the share of Class T Common Stock may act by written consent, in each case, only with respect to the actions described above. From and after the occurrence of both the Class F Sunset Time and the Class T Sunset Time, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Class E Common Stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Although stockholders will have the ability to take these actions by written consent, we value the perspectives of all of our stockholders, and we expect to hold an annual meeting of stockholders and to solicit the votes of holders of our Class A Common Stock in respect of relevant matters to be considered at such meeting, including the election of our directors who are not the Class T directors. Removal of directors Primarily removed by the passing of an ordinary resolution by shareholders at a general meeting. As the sole holder of Class T Common Stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorised members of our board of directors. Our Class T Common Stock has no power to vote on the election or removal of directors elected by the holders of our Class A Common Stock and Class F Common Stock, who will be elected or removed solely by the holders of Class A Common Stock and Class F Common Stock, voting together. Given the 50.1% voting power of our Class F Common Stock, we expect that the Founder LLC (or the holder of our Class F Common Stock) will generally have the ability to determine the outcome of director elections or removals (other than of the Class T directors) submitted to a vote of our stockholders for the foreseeable future.

69 Topic Australian incorporated companies listed on ASX Anthropic Prior to nominating or removing a person to serve as a director, the nominating party must provide at least 30 days’ notice to our NGC, which notice period is waivable by the NGC in its discretion. Following the completion of the Global Offer, our NGC will be composed of one Class T director and two directors who are not Class T directors and will act by a majority vote. With respect to one specified Class T director, the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of our NGC. If our NGC does not concur with such nomination, removal, or change in designation within 15 days of receiving notice, the matter will be submitted to a vote of the holders of our Class E Common Stock unless the LTBT elects to withdraw the notice. If submitted to a vote of the holders of Class E Common Stock, approval of the LTBT’s proposal will require a majority of the votes cast by our Class E Common Stock (subject to a quorum of a majority of our outstanding Class E Common Stock). The LTBT may withdraw any notice of nomination, removal, or change in designation at any time before the taking of such a vote. Any Class T director, including the Specified Class T Director, may be removed for cause, which will be determined in accordance with Delaware law, without the concurrence of the NGC or the approval of the holders of our Class E Common Stock; provided, however, that each of the LTBT and the Founder LLC has agreed to provide 30 calendar days’ notice to the other stockholder and the NGC prior to effecting a removal of any director for cause. Our amended and restated certificate of incorporation and amended and restated bylaws will authorise (i) prior to the Class T Sunset Time, only the holder of our Class T Common Stock can fill vacant directorships of any Class T director, subject to the nomination procedures for the Specified Class T Director; and (ii) prior to the Class F Sunset Time, vacant or newly created directorships for any directors other than our Class T directors can be filled by (A) our board of directors, in accordance with, and following receipt of written notice from, the Founder LLC recommending the person proposed to fill such director seat or (B) the holders of our Class A Common Stock and Class F Common Stock,

70 Topic Australian incorporated companies listed on ASX Anthropic voting together or acting by written consent. Following the Class F Sunset Time, only our board of directors will be permitted to fill vacant or newly created directorships for any directors other than our Class T directors. Prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorised members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); provided that until the earlier to occur of the Class F Sunset Time or the Class T Sunset Time, such total number of authorised directors must be an odd number. Following the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set with the approval of a majority of the authorised members of our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors. Dividends All shareholders are entitled to the same dividend per share. Holders of Class A Common Stock and holders of Class N Common Stock are entitled to receive the same dividend per share out of funds legally available if our board of directors, in its discretion, determines to issue dividends, and then only at the times and in the amounts that our board of directors may determine. Class T Common Stock, Class E Common Stock, and Class F Common Stock are not entitled to receive dividends. However, we do not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future (refer to the risk factor in Section 2.3.8 of this Australian Supplement for more information). Participation on winding up Shareholders generally entitled to participate equally on a winding up but rank after creditors. In the event of our liquidation, dissolution, or winding up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of Class A Common Stock and Class N Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of capital stock.

71 Topic Australian incorporated companies listed on ASX Anthropic In the event of our liquidation, dissolution, or winding up, holders of our Class T Common Stock, Class F Common Stock, and Class E Common Stock shall be entitled to receive par value per share but shall not otherwise participate in such distributions. Dilution protection Under ASX Listing Rule 7.1, ASX-listed companies can issue up to 15% of their fully paid ordinary securities within a rolling 12-month period without shareholder approval. No requirement to have share capital ‘authorised’ before being issued. We have authorised but unissued capital of common stock, and preferred stock available for future issuances without stockholder approval (subject to the Nasdaq listing requirements noted above) – refer to the section entitled “Description of Capital Stock” in the US Prospectus for further information. We cannot issue common stock above this authorised amount without amending the Certificate, which would require stockholder approval. Related Party Transactions The Corporations Act would require a company, or an entity it controls, to obtain member approval before giving a financial benefit to a “related party”. A related party includes current and recent directors, their spouses and relatives, and entities they control. Approval is not required if the benefit is given on terms that would be reasonable if the parties were dealing at arm's length. An ASX-listed company must also comply with Chapter 10 of the ASX Listing Rules. Those Rules require shareholder approval for We will adopt a written policy pursuant to which the audit committee will review and approve or disapprove certain “Related Party Transactions”7 with our directors, executive officers and holders of more than 5% of any class of our voting securities and certain of their family members and affiliates. In approving or disapproving any such transaction, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee. 7 A “Related Party Transaction” means any transaction, arrangement, or relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (1) we are or will be a participant, (2) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A “Related Party” means: (a) (1) person who is or was (since the beginning of the last fiscal year for which we have filed an annual report on Form 10-K and/or proxy statement, even if they do not presently serve in that role) an Executive Officer (as defined below), director, or nominee for election as a director or (2) beneficial owner of more than five percent of any class of our voting securities; and (b) an “immediate family member” of any of the foregoing persons, which includes a person’s spouse, domestic partner, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee). An “Executive Officer” is any officer of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

72 Topic Australian incorporated companies listed on ASX Anthropic transactions involving related parties (which is defined similarly to the definition used in the Corporations Act as briefly summarised above) as well as in some cases shareholders holding 10% or more of the shares on issue. Shareholder approvals would be required for acquisitions or disposals of substantial assets, issues of securities, and director remuneration. There is no ‘arm’s length’ exception for a transaction requiring shareholder approval under Chapter 10 of the ASX Listing Rules, but certain other exceptions may apply. Corporate Governance Under the ASX Listing Rules, ASX-listed companies must prepare a corporate governance statement annually disclosing the extent to which it has followed the ASX Corporate Governance Council’s Principles and Recommendations (ASX CG Recommendations) in the reporting period. The ASX CG Recommendations are not prescriptions, but are guidelines. Where a company does not follow a recommendation, it must identify the recommendation that has not been followed and give reasons for not following it in its corporate governance statement. There are a limited number of requirements which are mandatory depending on the size and scale of the company (such as a requirement to have an audit committee comprised entirely We are considered a “controlled company” within the meaning of the Nasdaq Global Select Market corporate governance requirements because the LTBT, as the sole holder of our Class T Common Stock, generally has the power to elect a majority of the authorised members of our board of directors. As such, we are permitted to opt out of compliance with certain Nasdaq Global Select Market corporate governance requirements, including: • the requirement that a majority of our board of directors consist of independent directors; • the requirement that our board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and • the requirement that we have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Accordingly, if we elect not to comply with certain requirements, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Global Select Market corporate governance requirements.

73 Topic Australian incorporated companies listed on ASX Anthropic of independent directors for certain larger companies). The ASX CG Recommendations include, amongst other things, a guideline that ASX-listed companies have a majority of their board consisting of independent directors as defined under the ASX CG Recommendations. Following the completion of the Global Offer, we do not expect to rely on the “controlled company” exemptions except with respect to our NGC, which will not consist entirely of independent directors as explained in Section 2.3.7 above. Our NGC will be comprised of one Class T director and two directors who are not Class T directors. Additionally, we expect to take advantage of a phase-in period under the Nasdaq Global Select Market corporate governance requirements that allows us to have at least one member on the audit committee upon the listing date of our Class A Common Stock, at least two members within 90 days of the listing date and at least three members within one year of the listing date. Shareholders' right to requisition a meeting The Corporations Act requires that directors of a company call a general meeting on the request of members with at least 5% of the votes that may be cast at the general meeting or at least 100 shareholders who are entitled to vote at a general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting at their own expense. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that special meetings of stockholders may be called only by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorised members of our board of directors; (ii) the chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E Common Stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of our Class F Common Stock. Under the DGCL, a director or stockholder may petition the Court of Chancery of Delaware for an order compelling the holding of an annual meeting of the company’s stockholders if: • no annual meeting has been held, or no action by written consent to elect directors in lieu of an annual meeting has been taken, for a period of 30 days after the date designated for the annual meeting; or • no date for an annual meeting has been designated and 13 months have passed since the latest to occur of the organisation of the corporation, the last annual meeting, or the last action by written consent to elect directors in lieu of an annual meeting. Shareholders' right to appoint proxies to Under the Corporations Act, a member of a company who is entitled to attend and cast No material difference in stockholders’ right to appoint proxies.

74 Topic Australian incorporated companies listed on ASX Anthropic attend and vote at meetings on their behalf a vote at a meeting of the company's members may appoint a person as the member's proxy to attend and vote for the member at the meeting. Every shareholder present in person or by proxy is entitled to one vote for each share held on the record date for the meeting on all matters submitted to a vote of shareholders. Material differences in voting rights of capital stock as outlined above under “Voting rights”. "Two Strikes" rule in relation to remuneration reports The Corporations Act requires that a company’s annual report must include a report by the directors on the company's remuneration framework (called a remuneration report). A resolution must be put to shareholders at each annual general meeting of the company's shareholders seeking approval for the remuneration report. The approval is advisory only, however, if 25% or more of votes cast are against the remuneration report at two consecutive annual general meetings (i.e., 'two strikes'), an ordinary (50.01%) resolution must be put to shareholders at the second annual general meeting proposing that a further meeting be held within 90 days at which all of the non-executive directors who approved the second remuneration report must resign and stand for re‑election. The Exchange Act requires publicly traded US companies to have an advisory stockholder vote on pay (a “say-on-pay” vote) at least once every three years. The results of the say-on-pay vote are non-binding, but the Company is required to disclose in subsequent filings how it has considered the outcome of the vote when making compensation decisions. Disclosure of substantial holdings The Corporations Act requires every person who is a substantial holder to notify the Australian incorporated ASX-listed company and the We are required under the Exchange Act to report on the beneficial ownership of our voting securities by (i) directors, (ii) executive officers, and (iii) stockholders owning more than 5% of our shares.

75 Topic Australian incorporated companies listed on ASX Anthropic ASX within 2 business days that they are a substantial holder and to give prescribed information in relation to their holding if: • the person begins to have, or ceases to have, a substantial holding in the Australian incorporated ASX-listed company; • the person has a substantial holding in the Australian incorporated ASX-listed company and there is a movement of at least 1% in their holding; or • the person makes a takeover bid for securities of the Australian incorporated ASX-listed company. Under the Corporations Act a person has a substantial holding if the total votes attached to voting shares in the Australian incorporated ASX-listed company in which they or their associates have relevant interests is 5% or more of the total number of votes attached to voting shares, or the person has made a takeover bid for voting shares in the Australian incorporated ASX- listed company and the bid period has started and not yet ended. In addition, the Exchange Act requires every person (or group of persons) who acquires beneficial ownership of 5% or more of the Company’s securities to disclose to the SEC: • how many securities are beneficially owned by the filing person; • material changes in their beneficial ownership; and • whether they have intent to control or influence control of the Company. Relevantly, the concept of “beneficial ownership” under US securities laws is wider than the similar concept under Australian securities laws and is broadly similar to the concept of “voting power” under Australian takeovers laws. Control transactions The Corporations Act prohibits a person from acquiring a relevant interest in issued voting shares in a company through a transaction in relation to securities entered into by that person (or on behalf of that person) if as a result of that US companies are not subject to a mandatory takeover threshold in the way an Australian incorporated ASX-listed company would. There are also provisions of our Certificate and our Bylaws that may have an anti-takeover effect, including: • a multi-class common stock structure, which will provide the LTBT and the Founder LLC with the ability to elect all members of our board of

76 Topic Australian incorporated companies listed on ASX Anthropic transaction, that person or someone else’s voting power in the Australian incorporated ASX-listed company will increase: • from 20% or below to more than 20%, or • from a starting point that is above 20% and below 90%. This prohibition is subject to several exceptions, including: • a takeover bid; • a scheme of arrangement; • a transaction approved by the company’s shareholders; or • acquisitions under the ‘creep’ provision, permitting a person to acquire shares every six months where doing so does not increase its voting power by more than 3% higher than it had in the 6 months before the acquisition. The restrictions above often lead to control (i.e. 20% or more of the shares) of an Australian incorporated ASX- listed company not being acquired by a person without that person having made a takeover bid or scheme of arrangement proposal that will often include a control premium. directors, as outlined above under “Voting rights”, and will provide the Founder LLC with the ability to determine the outcome of all matters submitted to a vote of our stockholders generally (including the approval of any merger, sale of our Company, and other significant corporate transaction requiring stockholder approval) for the foreseeable future; • prior to the Class F Sunset Time, vacant or newly created directorships for any directors who are not Class T directors can be filled by our board of directors in accordance with a notice from the Founder LLC or by the holders of our Class A Common Stock and Class F Common Stock, voting together or acting by written consent; • prior to the Class T Sunset Time, the number of directors constituting our board of directors will be permitted to be set only with the approval of 80% of the authorised members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)); • a special meeting of our stockholders may only be called by (i) our board of directors acting pursuant to a resolution adopted by a majority of the authorised members of our board of directors; (ii) the Chairperson of our board of directors; (iii) our Chief Executive Officer; (iv) our President; (v) following the Class F Sunset Time, a majority of the directors who are not Class T directors; (vi) prior to the Class F Sunset Time and only with respect to a special meeting at which holders of our Class E Common Stock will be asked to vote on a proposal, the secretary of the company; or (vii) prior to the Class F Sunset Time, the Founder LLC as the holder of our Class F Common Stock; • prior to the Class F Sunset Time and the Class T Sunset Time, stockholders may act by written consent only with respect to (i) any action to nominate, elect or remove directors or appoint a director to fill any vacancy or newly created directorship, (ii) any action to satisfy certain redemption and protective provisions in our amended and restated certificate of incorporation related to our Class F Common Stock, Class T Common Stock, and Class E Common Stock; and (iii) any matter in which stockholders vote together as a single class if such matter is first approved or requested by our board of directors and following both the Class F Sunset Time and the Class T Sunset

77 Topic Australian incorporated companies listed on ASX Anthropic Time, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any written consent of our stockholders; notwithstanding the foregoing, any action required or permitted to be taken by the holders of our Class E Common Stock must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders; • following the Class F Sunset Time, our board of directors will shift to having a classified board of directors consisting of three classes of directors with staggered three-year terms; • following the Class F Sunset Time, 66 2/3% of the voting power of our Class A Common Stock will be required to amend certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws; • our Certificate will not permit cumulative voting in the election of directors;8 • advance notice procedures required for Class A stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders; and • authorising undesignated preferred stock, the issuance and terms of which may be established by 80% of the authorised members of our board of directors (rounded up or down to the nearest whole number (any exact 0.5 rounding up)) and, prior to the Class F Sunset Time, only with the consent of the Founder LLC as the holder of our Class F Common Stock. Meetings Annual general meetings must be held once a year and other general meetings can be held at any time. Notice of all shareholder meetings must be provided Under Delaware law and the listing rules of Nasdaq, we will be required to have annual meetings of stockholders for certain matters, including voting on the election of certain directors. 8 Cumulative voting is a type of voting system that helps strengthen the ability of minority shareholders to elect a director. This method allows shareholders to cast all of their votes for a single nominee for the board of directors when the company has multiple openings on its board. In contrast, in "regular" or "statutory" voting, shareholders may not give more than one vote per share to any single nominee. For example, if the election is for four directors and you hold 500 shares (with one vote per share), under the regular method you could vote a maximum of 500 votes for each one candidate (giving you 2,000 votes total—500 votes per each of the four candidates). With cumulative voting, you are afforded the 2,000 votes from the start and could choose to vote all 2,000 votes for one candidate, 1,000 each to two candidates, or otherwise divide your votes whichever way you wanted. Note that Australian companies do not typically have cumulative voting either.

78 Topic Australian incorporated companies listed on ASX Anthropic to shareholders at least 28 days before the meeting. Reporting requirements – continuous and periodic disclosure The continuous disclosure obligations under the Corporations Act require that a disclosing entity must immediately disclose to the market any information that a reasonable person would expect to have a material effect on the price or value of its securities. This obligation is mirrored in ASX Listing Rule 3.1, which mandates prompt disclosure of market- sensitive information to the ASX. Exceptions apply in limited cases, such as where the information remains confidential and concerns an incomplete proposal or negotiation. In addition to continuous disclosure, disclosing entities must comply with periodic reporting requirements. These include lodging audited annual financial reports, half-yearly financial reports, and directors' reports with ASIC within prescribed timeframes. The reports must be prepared in accordance with Australian Accounting Standards and must be presented in a clear, concise and effective manner. As a result of the Global Offer, the Company will become subject to the reporting requirements of the Exchange Act and will file with or furnish to the SEC periodic reports and other information, including: • annual reports on Form 10-K, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks; • quarterly reports on Form 10-Q, containing, among other things, the Company’s financial statements, management’s discussion and analysis of financial condition and results of operation, and disclosures about certain risks; • current reports on Form 8-K, upon the occurrence of certain specified events; and • definitive proxy statements on Schedule 14A. Depending on the nature of the event, Form 8-Ks are required to be filed within four business days of the occurrence of the certain specified events, and accordingly, there may be less immediacy with respect to the Company’s disclosure of certain material information than what would apply if we were listed on the ASX. Shareholder protections against oppressive conduct Under the Corporations Act, shareholders have statutory remedies for oppressive or unfair conduct in respect of a company's affairs and a court can make any order as it sees appropriate. Delaware law does not offer a standalone cause of action for stockholder oppression. However, Delaware law permits fiduciary duty claims against directors, officers, and, where applicable, controlling stockholders. Exclusive forum, jury trial waiver and Australian incorporated ASX- listed companies do not typically adopt exclusive forum selection, jury trial waivers or mandatory The Bylaws will provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if it lacks jurisdiction, another state court in Delaware or the federal district court for the

79 Topic Australian incorporated companies listed on ASX Anthropic mandatory arbitration arbitration restrictions against shareholders. District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company's behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our current or former directors, stockholders, officers, or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, (iv) any action arising pursuant to or to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, except, in each case, for any claim as to which such court determines there is an indispensable party not subject to its jurisdiction (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Unless the Company consents in writing to the selection of an alternative forum, the Bylaws will also provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act against any person in connection with any offering of the Company’s securities. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any derivative action or proceeding brought to enforce any duty or liability created by the Exchange Act or the rules or regulations thereunder. All other claims arising under the Exchange Act may be brought in any federal court of competent jurisdiction. The Bylaws will not include jury trial waivers or mandatory arbitration restrictions against stockholders, though the Court of Chancery of the State of Delaware does not use a jury system. For more information, see the section entitled “Description of Capital Stock” of the US Prospectus.

80 Topic Australian incorporated companies listed on ASX Anthropic Shareholders’ rights to bring or intervene in legal proceedings on behalf of the Company The Corporations Act permits a shareholder to apply to the court for leave to bring proceedings on behalf of a company, or to intervene in proceedings to which a company is a party for the purpose of taking responsibility on behalf of the company for those proceedings, or for a particular step in those proceedings. The court must grant the application if it is satisfied that: • it is probable that the company will not itself bring the proceedings, or properly take responsibility for them, or for the steps in them; • the applicant is acting in good faith; • it is in the best interests of the company that the applicant be granted leave; • if the applicant is applying for leave to bring proceedings, there is a serious question to be tried; and • either at least 14 days before making the application, the applicant gave written notice to the company of the intention to apply for leave and of the reasons for applying, or the court considers it appropriate to grant leave. The Corporations Act provides that proceedings brought or intervened in with leave must not be discontinued, compromised Under Delaware law, stockholders have standing to bring direct claims for harms suffered individually (e.g., voting or disclosure injuries) and derivative claims on the corporation's behalf for harms to the corporation itself. Available remedies include damages (compensatory or disgorgement of improper benefit) and equitable relief (rescission, corrective disclosure, injunctions blocking a transaction). The Company notes that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder. Additionally, under Delaware law, stockholders will have their fiduciary-duty claims evaluated under different standards of review depending on the context. Directors are afforded some latitude in business-making decisions by the business judgment rule presumption. So long as disinterested directors act in good faith, on an informed basis, and in the honest belief that the action or inaction is in the best interests of the corporation and its stockholders or relevant stakeholders, the decision will not later be second- guessed by a court if it is attributable to any rational business purpose, even if it later turns out to be unwise. An “intermediate” standard of scrutiny can apply in certain situations and requires that directors have acted reasonably in connection with certain sale of control transactions and in situations where our board of directors acts defensively. Lastly, the “entire fairness” standard of review applies in situations where (1) there is evidence to suggest our board of directors has breached its fiduciary duties, (2) if a majority of the board of directors is not disinterested with respect to the act or transaction, (3) a fiduciary has a hidden and material conflict of interest, or (4) a controlling stockholder has a conflict of interest, and certain cleansing mechanisms are not implemented. The entire fairness standard provides that the transaction must have both “fair process” and a “fair price”. In addition, as a Delaware public benefit corporation, the Company may be subject to litigation concerning its board of directors’ obligation to balance its stockholders’ pecuniary interests, the best interests of those materially

81 Topic Australian incorporated companies listed on ASX Anthropic or settled without the leave of the court. affected by its conduct and its Company purpose. Section 367 of the DGCL provides that stockholders that meet certain ownership thresholds may file an action in respect of this statutory balancing requirement, which potential liability does not exist for traditional corporations. While the DGCL does not provide for any specific statutory remedies that are available in connection with an action in respect of the statutory balancing requirement, we anticipate that such remedies could include both monetary damages and equitable relief. However, pursuant to Section 365(c) of the DGCL and the provisions of the Certificate, no disinterested failure to satisfy the statutory balancing requirement will, for the purposes of the limitations on liability and the indemnification rights described below, constitute an act or omission not in good faith or a breach of the duty of loyalty. Limitations on liability and indemnification of officers and directors Under the Corporations Act, a company cannot: • exempt an officer or auditor from liability incurred in their capacity as an officer or auditor; • indemnify an officer or auditor against a liability owed to the company or a related body corporate of the company; or indemnify an officer or auditor against the legal costs incurred in defending certain legal proceedings, including proceedings in which the person is found liable to the company or a related body corporate. The Certificate will contain provisions that limit the liability of its directors and certain officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, its directors and certain officers will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for: • any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders; • any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; • for the Company’s directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; • any transaction from which the director or officer derived an improper personal benefit; or • for the Company’s officers, any action by or in the right of the corporation. The Bylaws will provide that the Company will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of its directors or officers. The Bylaws will also provide that it must advance expenses incurred by or on behalf of a director or officer in

82 Topic Australian incorporated companies listed on ASX Anthropic advance of the final disposition of any action or proceeding, subject to limited exceptions. The Company intends to enter into written indemnification agreements with each current and future director and officer that provide for indemnification and advancement of expenses. The Company has also agreed to enter into indemnification agreements with the Founder LLC and the LTBT providing for indemnification, to the fullest extent permitted by law, of those entities and their related persons in connection with specified matters relating to, among other things, their ownership of the Company’s capital stock and the exercise of their rights and obligations under the Company’s governance documents, without limitation of other indemnification agreements to which the Company may be a party. Restructuring in bankruptcy / insolvency context No direct equivalent, but under the Corporations Act, restructuring in this context is typically undertaken through voluntary administration (where an independent administrator takes control and proposes a restructuring or liquidation) or a scheme of arrangement (a court- approved compromise with creditors, usually with management remaining in control). The Company may complete a court-supervised restructuring process under the United States Bankruptcy Code Chapter 11 in which the Company typically continues operating under existing management (referred to as a debtor-in- possession) while negotiating a plan with creditors to restructure its debts. Existing management may stay in control during this process.

83 SECTION 5: SUPPLEMENTARY INFORMATION ON OUR KEY INDIVIDUALS, INTERESTS AND BENEFITS 5 5.1 Executive officers and directors Our executive officers and directors are the following individuals: Name Age Position Appointment date Electing Class(es) of Common Stock Following the Global Offer* Dario Amodei 43 Chief Executive Officer, Co-Founder, and Director January 2021 Classes A and F Daniela Amodei(2) 39 President, Co- Founder, Chairperson, and Director January 2021 Classes A and F Krishna Rao 43 Chief Financial Officer April 2024 Reed Hastings(1)(2)(6) 66 Director May 2025 Class T Christopher Liddell(1)(4)(5) 68 Director February 2026 Class T Vas Narasimhan(3)(4) 50 Director April 2026 Class T Yasmin Razavi(2)(3) 37 Director March 2023 Classes A and F Notes: * Upon completion of the Global Offer, the holder of our Class T Common Stock will generally be entitled to elect a majority of the authorised members of our board of directors. The holders of our Class A Common Stock and Class F Common Stock, voting together as a single class, will be entitled to elect the remaining members of our board of directors. Upon the completion of the Global Offer, our board of directors will consist of seven authorised directors, with one seat vacant. (1) Member of our audit committee (2) Member of our NGC (3) Member of our compensation committee (4) Member of our safety and risk committee (5) Specified Class T Director (6) Lead independent director 5.2 Expertise A biography containing the expertise of each of our executive officers and directors is set out on pages 263 to 264 of the US Prospectus.

84 5.3 Independence or affiliations Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Mr. Hastings, Mr. Liddell, Dr. Narasimhan and Ms. Razavi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the Nasdaq Global Select Market. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.” Our board of directors has appointed Reed Hastings to serve as Lead Independent Director. As Lead Independent Director, Mr. Hastings will, among other things, preside over meetings of our independent directors, advise the Chairperson on the scheduling and agenda for board meetings and any other matters of concern to the independent directors, serve as a liaison between the Chairperson and the independent directors, and perform such other duties as specified in our amended and restated bylaws or as determined by the independent directors from time to time. Our board of directors believes that having a Lead Independent Director is an important component of sound corporate governance and provides an effective check and balance to ensure that our board of directors can operate independently of management where appropriate, including with respect to performance evaluation and compensation matters. Dario Amodei and Daniela Amodei are not considered to be independent because they are executive officers of the Company. 5.4 Interests and remuneration Our executive officers’ and directors’ interests in our securities are set out in the table on pages 300 to 302 of the US Prospectus. Remuneration information for our named executive officers, being Dario Amodei (Chief Executive Officer, Co-Founder and Director), Daniela Amodei (President, Co-Founder, Chairperson, and Director) and Krishna Rao (Chief Financial Officer) (together, the NEOs) is set out in the section titled “Executive Compensation” of the US Prospectus. None of our non-employee directors held any outstanding equity awards as of 31 December 2025. Prior to the Global Offer, we did not have a formal policy with respect to compensation payable to our non- employee directors for service as directors. In September 2026, our board of directors adopted, and our stockholders approved, a formal compensation policy for our non-employee directors (the “Director Compensation Policy”), which will become effective the day immediately prior to the date of effectiveness of the registration statement of which the US Prospectus forms a part. Further details of our non-employee director compensation policy are set out on pages 270 to 272 of the US Prospectus. The employment of our NEOs is “at-will”, meaning we can terminate them at any time, and they can terminate their employment with us at any time. Other than Krishna Rao, our NEOs were not entitled to any severance or change of control benefits during 2025. Mr. Rao is party to an offer letter providing certain severance benefits as described on pages 277 to 278 and 283 to 284 of the US Prospectus. Subsequent to the year ended 31 December 2025, we approved an adjustment to the base salaries of,

85 granted new RSUs to, and entered into agreements providing certain severance benefits for, Dario Amodei, Daniela Amodei, and Mr. Rao, as described on page 281 of the US Prospectus. Our other directors who are not NEOs are not subject to contractual agreements with Anthropic. We have entered into or will enter into indemnification agreements with each of our directors and executive officers, as set out on pages 296 to 297 of the US Prospectus. 5.5 Adviser fees and other interests of advisers Adviser fees The Company has engaged the following professional advisers and agreed to pay the following fees in connection with the Australian Offer: • the underwriters who will receive the underwriting commissions and fees described at pages 328 to 329 of the US Prospectus; • Commonwealth Securities Limited who will be entitled to receive a fee of up to 0.2% of the value of the Shares it allocates, based on the Final Price; • Gilbert + Tobin has acted as Australian legal adviser to the Company in relation to the Australian Offer. The Company has paid, or agreed to pay, approximately $900,000 (excluding disbursements and GST) for these services up to the date of lodgement of this Australian Prospectus. Further amounts may be paid to Gilbert + Tobin in accordance with its normal time-based charges in the period following that; and • Mallesons has acted as Australian legal adviser to the underwriters in relation to the Australian Offer. The underwriters have paid or agreed to pay approximately $520,000 (excluding disbursements and GST) for these services up to the date of lodgement of this Australian Prospectus. Further amounts may be paid to Mallesons in accordance with its normal time-based charges in the period following that. The underwriting discounts and commissions to be paid by us are expected to be up to 1% of the gross proceeds under the Global Offer, with splits between the underwriters to be determined by the Company. We will agree to reimburse the underwriters for certain Financial Industry Regulatory Authority-related expenses incurred by them in connection with the Global Offer in an amount up to $275,000. The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, upon completion of the Global Offer. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee, and the exchange listing fee. Fee and expense Amount SEC registration fee $6,438,218 FINRA filing fee $225,500 Exchange listing fee $325,000 Printing and engraving expenses $438,462 Legal fees and expenses $41,479,483 Accounting fees and expenses $18,380,963 Transfer agent and registrar fees $7,000

86 Miscellaneous expenses $389,480 Total $67,684,106 Other interests of advisers A related body corporate of the Lead Australian Retail Broker (“CBA Party”) holds Series E-1 redeemable convertible preferred stock in the Company, representing in aggregate less than 0.5% of the Company’s fully diluted share capital as of 30 September 2026, on a pro forma basis after giving effect to the Preferred Stock Conversion. The CBA Party will hold this stock concurrent to the Lead Australian Retail Broker acting in that capacity. On this basis, the Lead Australian Retail Broker (and the CBA Party) have an interest in the success of the Global Offer, including the Australian Offer, beyond customary fees for acting in that role. The CBA Party will not sell any of its shareholding into the Global Offer and will be subject to applicable lock-up agreements, market standoff arrangements or other transfer restrictions with respect to those securities for a period of time following completion of the Global Offer. Further information about these arrangements is set out in “Shares Eligible for Future Sale – Lock-Up and Market Standoff Agreements” on pages 319 to 320 of the US Prospectus and “Underwriting” beginning on page 328 of the US Prospectus. The CBA Party expressly reserves its rights to sell any shares of Class A Common Stock it holds in the Company following completion of the Global Offer when permitted under those arrangements. Certain affiliates of GS&Co, Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”), Cantor Fitzgerald & Co. (“Cantor”) and TD Securities (USA) LLC (“TD Securities”), each an underwriter in the Global Offer, including certain investment funds and/or asset management funds managed by such affiliates (collectively, the “Underwriter Entities”), beneficially hold shares of the Company’s redeemable convertible preferred stock and Class A Common Stock. Specifically, affiliates of GS&Co hold shares of Series F-1, Series G-1 and Series H-1 redeemable convertible preferred stock and Class A Common Stock; affiliates of Morgan Stanley hold shares of Series G-1 and Series H-1 redeemable convertible preferred stock; affiliates of J.P. Morgan hold shares of Series F-1, Series G-1 and Series H-1 redeemable convertible preferred stock; an affiliate of Cantor holds shares of Series G-1 redeemable convertible preferred stock; and affiliates of TD Securities hold shares of Series F-1 and Series H-1 redeemable convertible preferred stock. The securities held by the affiliates of each of GS&Co, Morgan Stanley, J.P. Morgan, Cantor and TD Securities represent less than 0.5% of the Company’s fully diluted share capital as of 30 September 2026, on a pro forma basis after giving effect to the Preferred Stock Conversion. Certain current and former employees of GS&Co, Morgan Stanley and J.P. Morgan and their respective affiliates are limited partners of certain of the investment funds and/or asset management funds holding these securities, which may include current employees providing services in connection with the Global Offer. No employees, officers or directors of Cantor or its affiliates are beneficial owners of the securities held by the Cantor affiliate. No employees, officers or directors of TD Securities or its affiliates are direct beneficial owners of the securities held by the TD Securities affiliates. Because the Underwriter Entities will retain these securities while their respective affiliated underwriters serve as underwriters of the Global Offer, the Underwriter Entities have an interest in the success of the Global Offer, including the Australian Offer, beyond customary underwriting discounts and commissions. The Underwriter Entities will not sell any of these securities in the Global Offer and will be subject to applicable lock-up agreements, market standoff arrangements or other transfer restrictions with respect to such securities for a period following completion of the Global Offer. Further information about these arrangements is set out in “Shares Eligible for Future Sale – Lock-Up and Market Standoff Agreements” on pages 319 to 320 of the US Prospectus and “Underwriting” beginning on page 328 of the US Prospectus. Each Underwriter Entity expressly reserves the right to sell any securities it holds in the Company when permitted under those arrangements.

87 5.6 Corporate governance Information on our corporate governance from completion of the Global Offer is set out in the section titled “Our Governance Structure and Its Goals” of the US Prospectus.

88 SECTION 6: AUSTRALIAN TAXATION CONSIDERATIONS FOR AUSTRALIAN INVESTORS 6 6.1 Introduction The Australian taxation information provided below is a summary of certain relevant Australian income tax, GST and stamp duty considerations for Stockholders who are residents of Australia for Australian tax purposes (“Australian Resident Stockholders”) arising from investing in Shares under the Australian Offer. It does not constitute tax advice and should not be relied upon as such. The tax implications for each Australian Resident Stockholder will vary depending on their individual circumstances. It is general in nature and is not intended to be a complete description of all tax implications that might apply to the particular circumstances of an Australian Resident Stockholder. The law is complex and subject to change and new interpretation by the courts and tax authorities. Australian Resident Stockholders should seek independent professional tax advice having regard to their own particular circumstances. This section is relevant to Australian Resident Stockholders that hold their Shares on capital account for Australian tax purposes. This section does not apply to all Australian Resident Stockholders such as those who: • are dual or temporary residents of Australia for Australian tax purposes; • are partnerships or individuals who are partners of such partnerships; • are subject to the Investment Manager Regime under Subdivision 842-I of the Income Tax Assessment Act 1997 (Cth) (“ITAA 1997”); • are subject to the taxation of financial arrangements rules in Division 230 of the ITAA 1997; or • hold their Shares as revenue assets (as defined in section 977-50 of the ITAA 1997) or as trading stock (as defined in section 995-1 of the ITAA 1997). In general terms, Shares would be held as revenue assets or trading stock where the Stockholder acquires the Shares for the purpose of resale at a profit as part of a business or profit-making undertaking, rather than for the purpose of long-term investment. This outline is based on Australian tax laws and administrative practices of the Australian Taxation Office (ATO) as at the date of this Australian Prospectus, including the ATO’s practices in previous, comparable transactions. This outline also does not take into account the tax laws of any country other than Australia. To the maximum extent permitted by law, the Company, its officers, the Directors, and each of their respective advisers accept no liability or responsibility with respect to the taxation consequences of acquiring or disposing of Shares issued under this Australian Prospectus. 6.2 Difference with investing in an ASX listed Australian-resident company As the Company is incorporated in the State of Delaware, United States and is not an Australian tax resident, the Australian income tax implications of holding Shares differ in certain respects from holding shares in an ASX listed Australian-resident company. In particular:

89 • No franking credits: Dividends paid by the Company will not carry franking credits. This is different to Australian resident companies who may have franking credits to the extent to which corporate tax has been paid and can attach those franking credits to dividends paid to stockholders. As a result, Australian Resident Stockholders will not be entitled to any franking credit tax offset (or refund of excess franking credits). • United States withholding tax applies to dividends: Dividends paid by the Company to Australian Resident Stockholders will generally be subject to US withholding tax. No equivalent withholding applies to dividends paid by an Australian resident company to its Australian resident stockholders. • Australian Resident Stockholders may realise foreign currency gains or losses under Division 775 of the ITAA 1997 where amounts relating to the acquisition, holding or disposal of Shares are denominated in US dollars. The tax treatment of any such gains or losses will depend on the particular circumstances of each investor, including the timing of settlement. There should be no material differences for Australian Resident Stockholders investing in the Company and shares in an ASX listed Australian-resident company for GST and stamp duty purposes. 6.3 Tax residence of the Company The Company is incorporated in the State of Delaware in the United States and is a resident of the United States for tax purposes. Generally, a foreign company can also be considered a resident of Australia for tax purposes if it carries on business in Australia and either has its central management and control in Australia or its voting power controlled by stockholders who are residents of Australia. The Company is not expected to be a tax resident of Australia. 6.4 Dividends paid on Shares 6.4.1 Individuals, complying superannuation entities and corporate investors Although the Company does not anticipate declaring or paying any cash dividends to holders of our common stock in the foreseeable future (refer to the risk factor in Section 2.3.8 of this Australian Supplement for more information), any dividends paid to Australian Resident Stockholders will constitute assessable income. Australian Resident Stockholders should therefore be required to include the amount of the dividend in their assessable income in the year of income in which it is paid. On the basis that the Company is not expected to be an Australian tax resident company, franking credits will not attach to any dividends paid by the Company and such Australian Resident Stockholders should therefore be taxed at their applicable tax rate on the dividend received (with no franking credit tax offset). Withholding tax in the United States may be payable on any dividends paid by the Company to Australian Resident Stockholders. Generally, the Double Taxation Agreement (DTA) between Australia and the United States should reduce the United States withholding tax to 15% provided the Australian Resident Stockholder is a “qualified person” under the DTA. Where the dividend has been subject to withholding tax in the United States, the amount included in the Australian Resident Stockholder’s assessable income will be the net dividend after tax grossed up for the withholding tax that was withheld or deducted. A foreign income tax offset may be available to an Australian Resident Stockholder for any United States withholding tax deducted and remitted to the United States tax authorities, subject to certain limits. The amount of a foreign income tax offset is the amount of the foreign income tax paid. However, foreign income tax offsets are generally limited to the greater of A$1,000 or the additional Australian tax attributable to the inclusion of the foreign-taxed income in a taxpayer’s assessable income. Australian Resident Stockholders should seek their own independent taxation advice as to whether any tax offset for United States withholding tax deducted in relation to the dividend paid may be obtained.

90 Broadly, an Australian Resident Stockholder will pay tax on any dividend at their marginal tax rate. This will generally be up to 47% for an individual, 15% for a complying superannuation entity and 30% or 25% for a company. 6.4.2 Trusts Australian Resident Stockholders who are trustees (other than trustees of complying superannuation entities or trusts that are treated in a similar manner to companies for Australian income tax purposes) should include any dividend in determining the net income (i.e. taxable income) of the trust in the income year in which the dividend is paid. In broad terms, beneficiaries who are “presently entitled” to all or part of the income of the trust in that income year will be required to include the same proportion of the net income of the trust in their assessable income. As noted earlier, on the basis that the Company is not expected to be an Australian tax resident, franking credits will not attach to any dividends paid by the Company. Where the dividend has been subject to withholding tax in the United States, the amount included in the net income of the trust should be the gross amount of the dividend (that is, the net dividend received grossed up for the amount of withholding tax deducted in the United States). A beneficiary may be entitled to a foreign income tax offset for the United States withholding tax deducted in relation to that part of the trust’s net income comprising the dividend which is included in their assessable income. Where available, the amount of the foreign income tax offset should be equivalent to the beneficiary’s share of the withholding tax deducted and remitted to the United States tax authorities, subject to certain limits. 6.5 Recent and proposed changes to tax law 6.5.1 Discretionary trusts The Federal Government announced as part of the 2026–27 Federal Budget (handed down on 12 May 2026) a proposal to introduce a 30% minimum tax on the net income of discretionary trusts, with effect from 1 July 2028. Beneficiaries, other than corporate beneficiaries, will receive a non-refundable tax offset for the tax payable by the trustee. Corporate beneficiaries will not be entitled to such offset. Certain types of trusts including fixed trusts, widely held trusts, complying superannuation entities, special disability trusts, deceased estates and charitable trusts are expected to be excluded from the minimum tax. At the date of this Australian Prospectus, the proposed changes to the taxation of discretionary trusts are not yet law. Legislation to implement the proposed minimum tax was introduced into Parliament on 14 October 2026. The final form of the legislation may change. Australian Resident Stockholders should seek their own professional tax advice regarding the potential impact of this proposed measure on their particular circumstances.

91 6.5.2 Division 296 tax - Superannuation investors From 1 July 2026, an additional tax applies to individuals with total superannuation balances exceeding A$3 million (at an additional 15%, bringing the headline rate to 30%) and A$10 million (at a further 10%, bringing the headline rate to 40%). Australian Resident Stockholders who hold their Shares through a superannuation fund should seek their own professional tax advice on the potential impact of Division 296 under the ITAA 1997. 6.6 Return of capital If the Company makes a distribution to Australian Resident Stockholders that is classified as a return of capital, it should (subject to the application of certain integrity rules) generally reduce the cost base of the Shares for capital gains tax (CGT) purposes. To the extent that the return of capital exceeds the Australian Resident Stockholder’s cost base in the Shares, the excess should generally be treated as a capital gain at the time the distribution is made. Australian tax rules are complex in this regard, and a return of capital may have a dividend component for Australian tax purposes, notwithstanding that it is treated as a return of capital from a US perspective. 6.7 Disposal of Shares 6.7.1 Calculation of capital gain or loss The disposal of Shares by an Australian Resident Stockholder will constitute a CGT event (being CGT event A1). Australian Resident Stockholders will make a capital gain on the disposal of their Shares if the capital proceeds from the disposal of their Shares exceed the cost base of their Shares. Conversely, Australian Resident Stockholders should make a capital loss on disposal of their Shares if the capital proceeds from the disposal of their Shares are less than the reduced cost base of their Shares. Capital losses may be used to offset a capital gain made in the same income year or may be carried forward to offset a capital gain in future income years, subject to satisfying certain loss recoupment tests. Capital losses cannot be offset against other assessable income. The capital proceeds from the disposal of Shares will generally be the money received, or that an Australian Resident Stockholder is entitled to receive, in respect of the disposal plus the market value of any other property received, or that the Australian Resident Stockholder is entitled to receive, in respect of the disposal. Broadly, the cost base of the Shares will be the amount paid to acquire the Shares, plus certain non-deductible incidental costs incurred for the acquisition, holding or disposal of their Shares (such as brokerage). The reduced cost base of the Shares would usually be determined in a similar, but not identical, manner. If the Australian Resident Stockholder is required to pay tax in another jurisdiction in respect of the disposal of their Shares, that Australian Resident Stockholder should seek their own independent taxation advice in respect of their individual taxation affairs, including whether any foreign income tax offset may be obtained. 6.7.2 Capital gains tax (CGT) discount and cost base indexation The Australian income tax treatment of any capital gain arising on the disposal of Shares will depend on when the Shares are acquired and disposed of and the type of entity that holds the Shares. On 26 June 2026, legislation received Royal Assent to broadly replace the 50% CGT discount for individuals and trusts with cost base indexation (i.e. adjustment of the tax cost base for inflation using CPI)

92 for CGT assets held for more than 12 months, together with a new minimum 30% tax on net capital gains for Australian resident individuals. These changes apply from 1 July 2027 and do not apply to complying superannuation entities (which continue to be eligible for the one third CGT discount) or companies (which are not entitled to the CGT discount or new cost base indexation). In broad terms: • if Shares are acquired and disposed of before 1 July 2027, the current CGT discount rules will continue to apply. However, as the CGT discount requires the Shares to have been held for at least 12 months before disposal, it will not be available to Australian Resident Stockholders who acquire Shares under the Australian Offer and dispose of them before 1 July 2027; • if Shares are acquired on or after 1 July 2027 by an Australian Resident Stockholder that is an individual or trustee, the new CGT rules will broadly apply. The cost base of the Shares will be indexed for inflation, provided the Shares are held for at least 12 months, and a minimum 30% tax will apply to any net capital gain for Australian resident individuals. Complying superannuation entities will continue to be eligible for the one third CGT discount and will not be subject to cost base indexation or the minimum 30% tax; and • if Shares are acquired before 1 July 2027 and disposed of on or after 1 July 2027 by an Australian Resident Stockholder that is an individual or trustee, the current CGT discount will broadly apply to the portion of any capital gain that accrued before 1 July 2027, and the new CGT rules (being cost base indexation, and for Australian resident individuals, the 30% minimum tax) will broadly apply to the portion of any capital gain that accrued from 1 July 2027. Complying superannuation entities will continue to be eligible for the one third CGT discount and will not be subject to cost base indexation or the minimum 30% tax. Australian Resident Stockholders should be taken to acquire Shares for the purposes of the CGT discount and cost base indexation rules on the date the Shares are issued or allotted to Australian Resident Stockholders. On 4 August 2026, the Australian Treasury released exposure draft legislation for a second tranche of reforms to the CGT regime which, among other things, includes a draft legislative determination for apportioning capital gains and losses happening to assets acquired before 1 July 2027 and disposed of on or after 1 July 2027. Legislation to implement the second tranche of reforms was subsequently introduced into Parliament on 14 October 2026, but is not yet law. The draft determination should not, in its current form, apply to assets such as the Shares. Australian Resident Stockholders should take into account any future relevant developments in relation to the CGT reforms. Any resulting net capital gain after the application of any available capital losses and any available CGT discount or cost base indexation should be included in an Australian Resident Stockholder’s assessable income and subject to Australian income tax at the Australian Resident Stockholder’s applicable tax rate. Australian Resident Stockholders should seek their own professional tax advice regarding the impact of these changes on their particular circumstances. 6.8 GST No GST should be payable by Australian Resident Stockholders in respect of the issue, acquisition, disposal or transfer of the Shares, or in respect of dividends or other distributions. To the extent that Australian Resident Stockholders incur GST on costs that relate to the issue, acquisition, disposal or transfer of their Shares (e.g. costs from third party suppliers, such as adviser costs and third party brokerage fees), they may not be entitled to recover such GST as an input tax credit (or reduced input tax credit). In this regard, we recommend that Australian Resident Stockholders seek independent taxation advice in respect of their individual taxation affairs.

93 6.9 Stamp duty Australian Resident Stockholders should not be liable for stamp duty in respect of their holding of Shares, unless they acquire, either alone or with an associated/related person, an interest of 90% or more in the Company. Under current stamp duty legislation, no stamp duty would ordinarily be payable by investors on any subsequent transfer of the listed shares. Nevertheless, we recommend that Australian Resident Stockholders seek independent taxation advice in respect of their individual taxation affairs. 6.10 Additional information Australian Resident Stockholders should also read the section titled “Material U.S. Federal Income Tax Consequences To Non-U.S. Holders Of Our Class A Common Stock” of the US Prospectus for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares that will apply to non-U.S. holders (as defined in that section).

94 SECTION 7: COMPARISON OF AUSTRALIAN AND US FINANCIAL REPORTING 7 The table below sets out the key differences in treatment between U.S. GAAP and AAS as relevant to the Company and the presentation of its historical financial statements. The Company reports in U.S. GAAP and will continue to do so following close of the Global Offer. Accordingly, it has not undertaken any work to reconcile or convert any financial data in this Australian Prospectus to AAS or any accounting standards that differ from U.S. GAAP applicable in any of the jurisdictions outside the United States in which the Global Offer is being made. Item U.S. GAAP AAS Additional information in the US Prospectus Leases (for lessees) U.S. GAAP requires leases to be classified as either operating or finance leases. Both classifications result in recognition of a right-of-use (“ROU”) asset and lease liability. However, expense recognition differs depending on the classification, with operating leases resulting in straight-line lease expense and finance leases resulting in front-loaded expense due to separately recognised depreciation and interest. AAS applies a single lessee accounting model under which all leases (with limited exceptions) are accounted for similarly to finance leases, resulting in recognition of an ROU asset and lease liability. Expense recognition is generally front-loaded due to separate interest and depreciation components. The Company’s lease portfolio as of the year ended 31 December 2025, was comprised entirely of operating leases. The Company recognised finance leases during the nine months ended 30 September 2026. The Company has also entered into substantial leases that have not yet commenced (but will commence between 2026 and 2028), and expense recognition on these leases, along with the existing operating lease portfolio, may be more ‘front- loaded’ under AAS than under U.S. GAAP. The more ‘front- loaded’ outcome under AAS may have had a substantial non-cash impact on the income statement in the relevant financial periods. See Note 1 (Leases), pages F- 19 to F-20, and Note 7 (Leases), pages F- 34 to F-36. Share-based payments U.S. GAAP permits an accounting policy election for awards with only service conditions to be recognised AAS requires graded (accelerated) attribution for awards with graded-vesting service conditions, with each See Note 1 (Stock- Based Compensation), pages F-22 to F-23,

95 Item U.S. GAAP AAS Additional information in the US Prospectus either on a straight-line basis over the vesting period or on a graded-vesting basis. Awards with performance and/or market conditions are generally recognised on a graded vesting basis. U.S. GAAP also permits an entity-wide election to account for forfeitures of awards as they occur or by estimating expected forfeitures of awards. vesting tranche treated as a separate award and straight-line recognition is not permitted. Forfeitures of awards must be estimated at grant date and trued up over the vesting period. The Company recognises service condition awards (i.e. stock options) on a straight-line basis and accounts for forfeitures of awards as they occur. Consequently, there may be timing differences in expense recognition in respect of those awards over the vesting periods under AAS. and Note 10, pages F-50 to F-53. Redeemable convertible preferred stock U.S. GAAP generally classifies redeemable convertible preferred stock outside of permanent equity (e.g., mezzanine equity), depending on redemption features and other criteria. The Company records its redeemable convertible preferred stock in mezzanine equity, net of issuance costs. Under AAS, classification of redeemable convertible preferred stock follows the substance of the contractual terms of the instrument rather than legal form, and there is no concept of mezzanine equity. Because the Company's redeemable convertible preferred stock can require redemption upon deemed liquidation events that are outside the Company's control, the Company does not have the unconditional right to avoid delivering cash or another financial asset in respect of the instrument, and the instrument would more likely be classified as a financial liability under AAS. All redeemable convertible preferred stock will automatically convert into common stock in connection with the Company’s initial public offering. See Note 1 (Redeemable Convertible Preferred Stock), page F-23, and Note 10, pages F-44 to F- 48. Loss contingencies / provisions Under U.S. GAAP, a loss contingency is accrued only when it is probable that a liability has been incurred and the amount can be reasonably AAS requires recognition of a provision when an outflow of resources is probable and can be estimated reliably. The term “probable” is used for describing See Note 1 (Loss Contingencies), page F-23 to F-24, and Note 13 (Commitments and

96 Item U.S. GAAP AAS Additional information in the US Prospectus estimated. An event with a 75% or greater likelihood of occurrence is generally considered probable. When outcomes fall within a range and no amount within the range is a better estimate, the low end of the range is accrued. Discounting is permitted only in limited circumstances. a situation in which the outcome is more likely than not to occur. Generally, the phrase “more likely than not” denotes any chance greater than 50%. When outcomes fall within a continuous range and each outcome is equally likely, the midpoint of the range is used. AAS requires that the amount of a provision be the present value of the expenditure expected to be required to settle the obligation. Under AAS, loss contingencies may be recorded earlier and at higher amounts due to: the lower threshold for defining what is “probable”; and the need to use the midpoint of the range of outcomes when compared to U.S. GAAP in scenarios involving a range of equally probable outcomes. Contingencies), pages F-58 to F-60. Income taxes The Company applies the asset-and-liability method, measuring deferred tax assets and liabilities using enacted tax rates, with valuation allowances recognised to reduce deferred tax assets to the more-likely- than-not realisable amount. Uncertain tax positions are recognised under a two-step recognition and measurement model (ASC 740-10), and Net Controlled Foreign Corporation (“CFC”) Tested Income (formerly GILTI) is treated as a period cost. AAS measures deferred taxes using rates that are enacted or substantively enacted, which can change the period in which rate changes are reflected. Deferred tax assets are recognised to the extent it is probable that future taxable profit will be available (rather than through a separate valuation allowance mechanism). Uncertain tax positions are accounted for under IFRIC 23 using an expected value or most likely amount approach rather than the U.S. two-step model, and there are differences in areas such as intragroup asset transfers. These may change the amount and timing of tax balances. See Note 1 (Income Taxes), page F-24, and Note 11 (Income Taxes), pages F-53 to F-57.

97 GLOSSARY Capitalised terms used in this Australian Supplement have the same meaning as defined in the “Select Defined Terms” beginning on page 1 of the US Prospectus which is supplemented with the additional defined terms below: A&R Credit Agreement means the credit agreement between us, the several lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., dated as of 4 September 2026. AAS means Australian Accounting Standards. AASB means the Australian Accounting Standards Board. AFSL means Australian Financial Services Licence. Amazon Notes means the convertible promissory notes issued to Amazon (through Amazon Web Services, Inc.) pursuant to the Convertible Note Purchase Agreement, dated as of 19 September 2023, by and between us and Amazon (the “Amazon 2023 NPA”) and the New Convertible Note Purchase Agreement, dated as of 22 November 2024, by and between us and Amazon (the “Amazon 2024 NPA”). Anthropic Public Benefit Fund means Anthropic Public Benefit Fund, LLC, the Company’s wholly owned subsidiary dedicated to the Company Purpose. Applicant means a person who makes an Application to participate in the Australian Offer. Application means an application to subscribe for, or acquire, newly issued shares of our Class A Common Stock offered under this Australian Prospectus. Application Form means a Broker Firm Offer Application Form. Application Payment means the money accompanying an Application Form submitted by an Applicant. ASIC means the Australian Securities and Investments Commission. ASX means ASX Limited (ABN 98 008 624 691) or the financial market operated by ASX Limited, as the context requires. ASX CG Recommendations means the ASX Corporate Governance Council’s Principles and Recommendations. ASX Listing Rules means the listing rules of ASX, as amended or replaced from time to time, and subject to any waivers or modifications that ASX may grant. ATO means the Australian Taxation Office. Australian Banking Act means the Banking Act 1959 (Cth). Australian Co-ordinator means Macquarie Capital Australia. Australian Offer means the initial public offering in Australia of newly issued shares of Class A Common Stock under this Australian Prospectus. Australian Prospectus Date means the date on which this Australian Prospectus was lodged with ASIC as set out in Section 1.3.4 (Key dates) of this Australian Supplement.

98 Australian Resident Stockholders means stockholders who are residents of Australia for Australian tax purposes. Broker Firm Offer means the offer where Brokers invite their clients (excluding institutional investors) with a registered address in Australia to make an application for Shares in the Australian Offer under this Australian Prospectus. Broker Firm Offer Application Form means an application form for the Broker Firm Offer either attached to or accompanying this Australian Prospectus (including any online application form). Brokers means brokers (including CommSec, the Lead Australian Retail Broker) appointed by or on behalf of the Company in connection with the Australian Offer. Cantor means Cantor Fitzgerald & Co. CBA Party has the meaning given in Section 5.5 of this Australian Supplement. CGT means capital gains tax. Class A Common Stock means Class A common stock in the Company. Class E Common Stock means Class E common stock in the Company. Class F Common Stock means Class F common stock in the Company. Class F Sunset Time means the earlier of (i) the completion of the 450-day transition period (the “Class F Transition Period”) that will commence when there have been fewer than three Continuing Founders (not including any successor member who is a “Non-Qualifying Member” as defined in the Founder LLC Agreement) for 90 consecutive calendar days and (ii) the time when there is no Class F Common Stock outstanding, including as a result of a redemption thereof agreed to by a Supermajority (as defined below) of the Continuing Founders or upon dissolution of the Founder LLC. Please also see the subsection titled “Sunset Provisions” on pages 260 to 262 of the US Prospectus. Class N Common Stock means Class N common stock in the Company. Class T Common Stock means Class T common stock in the Company. Class T director means a director of Anthropic who has been elected by the LTBT through the voting rights attaching to our Class T Common Stock. Class T Sunset Time means such time as no share of Class T Common Stock is outstanding. Please also see the subsection titled “Sunset Provisions” on pages 260 to 262 of the US Prospectus. CommSec means Commonwealth Securities Limited, the Lead Australian Retail Broker. Company, Anthropic, we, our and us means Anthropic, PBC. Company Purpose means our specific public benefit purpose as set out in Section 1.1.2 of this Australian Supplement. compute has the meaning given in the “Select Defined Terms” section of the US Prospectus (which refers to the computational processing resources used to train and run SI models, including, without limitation, specialised accelerators, memory, networking, storage, and power systems that are deployed in data centres or other physical computing environments). Concurrent Private Placement has the meaning given in Section 1.2.4 of this Australian Supplement.

99 Continuing Founders means our seven co-founders and any successors in the Founder LLC. Corporations Act means the Corporations Act 2001 (Cth). CSP has the meaning given in the “Select Defined Terms” section of the US Prospectus (which refers to a cloud service provider, a technology company that owns and operates large-scale cloud computing infrastructure and provides on-demand compute, storage, and networking. CSPs may also serve as distribution channels through which SI products and services are made available to customers. The largest CSPs, sometimes referred to as hyperscalers, operate at global scale with significant infrastructure and market concentration). DGCL means the Delaware General Corporation Law. Donation Matching Plan has the meaning given in Section 1.1.3 of this Australian Supplement. DTA means the Double Taxation Agreement between Australia and the United States. ESPP has the meaning given in Section 1.1.3 of this Australian Supplement. Estimated Price Range means the estimated price range of the Final Price of between $70.00 and $78.00 per Share. Exchange Act means the United States Securities Exchange Act of 1934, as amended. Exposure Period means the seven-day period after lodgement of this Australian Prospectus with ASIC, which may be extended by ASIC for up to an additional seven days. ASIC has adopted a ‘no action’ position that provides that ASIC will not take any regulatory action where Applications received during the Exposure Period are processed during that period. ASIC reserves the right to modify or withdraw the ‘no action’ position at any time – refer to the section titled “Exposure Period” in the Important Notices section of this Australian Supplement for further information. Final Price means the final price per Share under the Global Offer (including the Australian Offer), which will be determined following the end of the Australian Offer period and may be set above, below or within the Estimated Price Range. Founder LLC means a limited liability company of which our seven co-founders will initially be the sole members (see the section titled “Our Governance Structure and Its Goals” in the US Prospectus for further information). Global Offer means the public offerings of Shares in the United States, Australia, Canada, certain member states of the European Economic Area, Japan, Switzerland, and the United Kingdom. GS&Co means Goldman Sachs & Co. LLC and Goldman Sachs refers to Goldman Sachs & Co. LLC together with its affiliates. IASB means the International Accounting Standards Board. IFRS means the International Financial Reporting Standards. Initial Public Benefit Issuance has the meaning given in Section 1.1.2 of this Australian Supplement. International Co-ordinator means Citigroup Global Markets Inc. ITAA 1997 means the Income Tax Assessment Act 1997 (Cth). J.P. Morgan means J.P. Morgan Securities LLC. Lead Australian Retail Broker means CommSec.

100 LTBT means the Long-Term Benefit Trust (see the section titled “Our Governance Structure and Its Goals” in the US Prospectus for further information). Matching Issuance has the meaning given in Section 1.1.3 of this Australian Supplement. Morgan Stanley means Morgan Stanley & Co. LLC. Nasdaq means the Nasdaq Global Select Market. NEOs means our named executive officers for the year ended 31 December 2025 being Dario Amodei (Chief Executive Officer, Co-Founder, and Director), Daniela Amodei (President, Co-Founder, Chairperson, and Director) and Krishna Rao (Chief Financial Officer). NPAs means note purchase agreements. Overallotment Option means the option for the underwriters to purchase up to 123,750,000 additional Shares of Class A Common Stock from Anthropic. Preferred Stock Conversion means the automatic conversion of (i) all 438,406,253 outstanding shares of our Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock into 4,408,097,245 shares of Class A Common Stock and (ii) all 414,987,790 outstanding shares of our Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock into 4,153,017,914 shares of Class N Common Stock, immediately prior to the completion of the Global Offer pursuant to the terms of our amended and restated certificate of incorporation. Public Benefit Issuances means the framework approved by our board of directors under which it may, in its discretion, issue shares of our Class N Common Stock to the Anthropic Public Benefit Fund (or other designee) representing up to an additional 2% of our then-outstanding shares (plus any shares subject to options, RSUs, and other convertible securities and any shares held by the Anthropic Public Benefit Fund) each time our share price appreciates 50% above the prior share price milestone, beginning with our initial public offering price. Relevant Parties means the underwriters, the Australian Co-ordinator, the Lead Australian Retail Broker, any of their respective affiliates, or any of their respective directors, employees, officers and advisers. Responsible Scaling Policy means our policy which sets out our plans to monitor and mitigate the risks as we approach recursive self-improvement. RSUs means restricted stock units. RSU Settlement means the net issuance of 49,754,965 shares of Class A Common Stock subject to RSUs outstanding as of 30 September 2026, for which the service-based vesting condition will be satisfied as of 19 November 2026 and the performance-based vesting condition will be satisfied upon the effectiveness of the registration statement, after giving effect to the withholding of 51,578,975 shares of Class A Common Stock subject to such RSUs to satisfy the associated tax withholding and remittance obligations (based upon the assumed initial public offering price of $74.00 per share, which is the midpoint of the Estimated Price Range, and an assumed 50.90% tax withholding rate). SEC means the United States Securities and Exchange Commission. Securities Act means the United States Securities Act of 1933, as amended. Selling Stockholders means existing stockholders of Anthropic identified in the US Prospectus as selling Class A Common Stock under the Global Offer. Shares means shares of Class A Common Stock in Anthropic.

101 Specified Class T Director means the Class T director seat over which the LTBT’s ability to nominate that director, to remove that director without cause, or to change the director designated as the Specified Class T Director is subject to the concurrence of our nominating and corporate governance committee. Stabilisation Period means a period of 30 days from the date of the underwriting agreement for the Global Offer during which the underwriters may engage in transactions that stabilise, maintain or otherwise affect the price of the Shares. Stockholder means a holder of a Share. Super Intelligence or SI has the meaning given in the “Select Defined Terms” section of the US Prospectus (which refers to a machine-based system that learns or is trained from data and, for explicit or implicit objectives and with varying levels of autonomy, processes that data to infer patterns, generate outputs—such as predictions, content, recommendations, and decisions—and act upon physical or virtual environments. For purposes of this prospectus, to avoid confusion, we use the terms “super intelligence,” “SI,” “artificial intelligence,” and “AI” interchangeably.) Supermajority means the total number of Continuing Founders entitled to vote, minus one, delivers instructions to vote “for” the proposal. If there are fewer than three Continuing Founders, a Supermajority requires unanimity of Continuing Founders. TD Securities means TD Securities (USA) LLC. Trust Amendment Threshold has the meaning given on page 254 of the US Prospectus. Underwriter Entities has the meaning given in Section 5.5 of this Australian Supplement. underwriters means Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Barclays Bank PLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Macquarie Capital (USA) Inc. and SG Americas Securities, LLC. US GAAP means United States Generally Accepted Accounting Principles. US Prospectus means the US prospectus for the initial public offering of Shares in the United States included in Amendment No. 2 to the Registration Statement on Form S-1 that was filed by the Company with the SEC under the Securities Act on 10 November 2026 (NY time). Vested Matching Obligation has the meaning given in Section 1.1.3 of this Australian Supplement. 2021 Plan has the meaning given in Section 1.1.3 of this Australian Supplement. 2026 Plan has the meaning given in Section 1.1.3 of this Australian Supplement.

102 PART 2: US PROSPECTUS

Exhibit B
Canadian Prospectus

A copy of this second amended and restated preliminary base PREP prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this second amended and restated preliminary base PREP prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the base PREP prospectus is obtained from the securities regulatory authorities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be legally offered for sale and only by persons permitted to sell such securities. This second amended and restated preliminary base PREP prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This prospectus has been filed under the procedures of each of the provinces and territories of Canada that permit certain information about these securities to be determined after the prospectus has become final and that permit the omission of that information from this prospectus. The procedures require the delivery to purchasers of a supplemented PREP prospectus containing the omitted information within a specified period of time after agreeing to purchase any of these securities. All of the information contained in the supplemented PREP prospectus that is not contained in this base PREP prospectus will be incorporated by reference into this base PREP prospectus as of the date of the supplemented PREP prospectus. Anthropic, PBC has filed a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, under the United States Securities Act of 1933, as amended, with respect to these securities. SECOND AMENDED AND RESTATED PRELIMINARY BASE PREP PROSPECTUS (amending and restating the preliminary base PREP prospectus dated October 26, 2026, as amended and restated by the first amended and restated preliminary base PREP prospectus dated November 2, 2026) Initial Public Offering November 10, 2026 US$⚫ 801,351,354 Shares of Class A Common Stock (which forms part of the US$⚫ international initial public offering of 825,000,000 Shares of Class A Common Stock, including a secondary offering in the United States) This prospectus (the “Canadian Prospectus”) qualifies the distribution (the “Offering”) of an aggregate of 801,351,354 shares of Class A common stock (the “Offered Shares”) of Anthropic, PBC (the “Company”, “Anthropic”, “we”, “us” or “our”). It is currently anticipated that the offering price will be between US$70.00 and US$78.00 per Offered Share. Unless otherwise specified, all monetary amounts in this Canadian Prospectus, including the offering price listed above, are in U.S. dollars. The Company will use the net proceeds of the Offering as described in the section entitled “Use of Proceeds” in the U.S. Prospectus (as defined below). Our shares of Class A common stock are being offered for sale concurrently in Canada under this Canadian Prospectus and in the United States under a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended, as well as in certain other foreign jurisdictions as part of a broader international offering (the “International Offering”). The Registration Statement contains a form of U.S. prospectus (the “U.S. Prospectus”), a copy of which is attached to, forms part of and is incorporated into this Canadian Prospectus. Anthropic is selling 801,351,354 shares of Class A common stock pursuant to the International Offering and the selling stockholders identified in the U.S.

Prospectus (collectively, the "**Selling Stockholders**") are selling an additional 23,648,646 shares of Class A common stock in the United States (the "**U.S. Secondary Offering**"). See "Principal and Selling Stockholders" in the U.S. Prospectus. In addition, in connection with the International Offering, we have entered into an agreement with each of Advanced Micro Devices, Inc., Broadcom Inc., Google LLC (funding a portion of its previously committed investment obligations under the Google 2026 NPA (as defined in the U.S. Prospectus)), Micron Technology, Inc., Microsoft Corporation, NVIDIA Corporation, and TSMC Partners, Ltd. providing for the purchase of an aggregate of US$26,000,000,000 of our Class N common stock in a private placement in the United States (the "**Concurrent Private Placement**") at a price per share equal to the initial public offering price immediately subsequent to the completion of the International Offering. See "Concurrent Private Placement" in the U.S. Prospectus. None of the shares of Class A common stock offered by the Selling Stockholders pursuant to the U.S. Secondary Offering and none of the shares of Class N common stock being sold pursuant to the Concurrent Private Placement are being offered in Canada, and this Canadian Prospectus does not qualify for distribution any such shares. Approximately ● Offered Shares have been allocated to the Canadian portion of this Offering (● Offered Shares if the over-allotment option is exercised in full).

The Offered Shares are being offered in Canada by Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Jefferies Securities, Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd., TD Securities Inc., Cantor Fitzgerald Canada Corporation and Société Générale Capital Canada Inc. (collectively, the "**Canadian Underwriters**") and in the United States by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Barclays Bank PLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Macquarie Capital (USA) Inc. and SG Americas Securities, LLC (together with the Canadian Underwriters, the "**Underwriters**"). Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Barclays Bank PLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Macquarie Capital (USA) Inc. and SG Americas Securities, LLC, whom we refer to in this Canadian Prospectus as Underwriters, are not registered to sell securities in any Canadian jurisdiction and, accordingly, will only sell Offered Shares outside of Canada. For purposes of securities laws in each of the provinces and territories of Canada, this Canadian Prospectus does not qualify for distribution Offered Shares sold by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Barclays Bank PLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Jefferies LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Macquarie Capital (USA) Inc. and SG Americas Securities, LLC.

Price: US$● per Offered Share

	Price to the Public[(1)]	Underwriting Discounts and Commissions	Net Proceeds to the Company[(2)]
Per Share of Class A Common Stock	US$●	US$●	US$●
Total[(3)(4)]	US$●	US$●	US$●

(1) The offering price will be determined by negotiation among us, the Selling Stockholders and the Underwriters.

(2) Before deducting the expenses of the Offering, estimated to be US$⚫, which will be paid by the Company from the proceeds of the Offering. The Company will not receive any proceeds from the sale of any shares of Class A common stock sold by the Selling Stockholders pursuant to the U.S. Secondary Offering. Any Offered Shares sold by the Underwriters to securities dealers may be sold at a discount of up to US$⚫ per Offered Share from the initial public offering price. See “Underwriting” in the U.S. Prospectus. (3) Does not reflect the underwriting discounts and commissions or the net proceeds to the Selling Stockholders in connection with the U.S. Secondary Offering. (4) We will grant to the Underwriters an option, exercisable for 30 days from the date of this Canadian Prospectus, to purchase up to an additional 123,750,000 shares of Class A common stock (representing 15% of the shares of Class A common stock offered pursuant to the International Offering) at the offering price, less underwriting discounts and commissions. The Underwriters may exercise this option solely for the purpose of covering over- allotments, if any, made in connection with the Offering. Notwithstanding the foregoing, no more than 120,202,703 Offered Shares (representing 15% of the Offered Shares offered hereunder) will be used to cover over-allotments in Canada. If the Underwriters’ option to purchase additional shares of Class A common stock is exercised in full, the total “Price to the Public”, “Underwriting Discounts and Commissions” and “Net Proceeds to the Company” from this Offering, will be US$⚫ , US$⚫ and US$⚫, respectively. This Canadian Prospectus also qualifies the grant of the Underwriters’ option to purchase up to 120,202,703 additional Offered Shares and the distribution of such additional Offered Shares issuable upon the exercise of the Underwriters’ option. A purchaser who acquires Offered Shares that are issuable upon the exercise of the Underwriters’ option acquires such Offered Shares under this Canadian Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Underwriters’ option or secondary market purchases. See “Underwriting” in the U.S. Prospectus. Underwriters’ Position Maximum Number of Offered Shares Available Exercise Period Exercise Price Option to purchase additional Offered Shares 120,202,703 Offered Shares 30 days from the date of this Canadian Prospectus US$⚫ per Offered Share The Company has a novel capital and corporate governance structure. The Company is incorporated as a public benefit corporation under Delaware law, a structure consistent with the Company’s commitment to artificial intelligence (“AI”) safety and responsibility. As a public benefit corporation, the Company is required to balance the pecuniary interests of its stockholders, the best interests of those materially affected by the Company’s conduct, and the specific public benefit purpose identified in the Company’s amended and restated certificate of incorporation: the responsible development and maintenance of advanced AI for the long-term benefit of humanity. The Company created the Long-Term Benefit Trust (the “LTBT”) to help ensure that Anthropic is managed in a manner that responsibly balances its goals as a public benefit corporation. The LTBT is intended to operate as an independent body of financially disinterested trustees with expertise in AI safety, national security, public policy, and social enterprise. Through a special class of common stock, Class T common stock, the LTBT generally has the authority to elect and remove the Class T directors, who together will constitute a majority of the authorized members of the Company’s board of directors. Our Class T common stock does not otherwise have voting rights with respect to matters submitted to stockholders generally and has no economic rights. Immediately prior to the completion of the Offering, the Company will also issue a single share of Class F common stock, a special class of common stock, to a limited liability company organized by the Company’s co-founders (the “Founder LLC”). Dario Amodei, the Company’s Chief Executive Officer and a member of its board of directors, and Daniela Amodei, the Company’s President and Chairperson of its board of directors, together with the Company’s five other co-founders will initially be the sole members of the Founder LLC. Our Class F common stock, which will be held by the Founder LLC, will be entitled to an aggregate number of votes that equals 50.1% of the total voting power of the Company’s outstanding shares of capital stock with respect to matters submitted to stockholders generally, including the election of the Company’s directors other than the Class T directors. Our Class F common stock will not have any economic rights. Immediately prior to the completion of the Offering, the Company will also authorize a special class of its common stock, Class E common stock, which will be issued to the Company’s employees, excluding the Company’s co-founders. Our Class E common stock will be entitled to vote only on certain limited matters and will not have any economic rights. In addition, the Company has authorized Class A common stock and Class N common stock. The rights of the holders of Class A common stock and Class N common stock are identical, except with respect to voting and conversion. Each share of Class A common stock is entitled to one vote and shares of Class N common stock have no voting rights, except as otherwise required by law. The holders of the Company’s Class N common stock are primarily strategic business partners, and shares of Class N common stock will generally convert to Class A common stock upon a sale or transfer to an unaffiliated third party. Our Class A common stock is not convertible. See “Risk Factors—Risks Related to our Governance Structure,” “Our Governance Structure and Its Goals,” and “Description of Capital Stock” in the U.S. Prospectus. There is currently no market through which shares of the Class A common stock may be sold and purchasers may not be able to resell Offered Shares purchased under this Canadian Prospectus. This may affect the pricing of the shares of Class A common stock on the secondary market, the transparency and availability of trading prices, the liquidity of the shares of Class A common stock and the extent of issuer regulation. See “Risk Factors” in the U.S. Prospectus. We have applied to list our Class A common stock on the Nasdaq Global Select Market (the “Exchange”) under the symbol “ANT”. Listing on the Exchange will be subject to the Company fulfilling all of the applicable listing requirements of the Exchange. An investment in our Class A common stock is subject to a number of risks that should be considered by a prospective purchaser. The risk factors outlined or incorporated by reference in this Canadian Prospectus should be carefully reviewed and considered. See “Special Note Regarding Forward-looking Statements” and “Risk Factors” in the U.S. Prospectus. The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses. Certain of the Underwriters involved in the Offering and/or their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s length transactions. In addition, an affiliate of Morgan Stanley Canada Limited serves as administrative agent, collateral agent, lead left arranger, joint bookrunner, and syndication agent; affiliates of each of Goldman Sachs Canada Inc., J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc. and Wells Fargo Securities Canada, Ltd. serve as joint lead arrangers, joint bookrunners, and syndication agents; affiliates of each of Merrill Lynch Canada Inc., RBC Dominion Securities Inc. and UBS Securities Canada Inc. serve as joint lead arrangers, joint bookrunners, and documentation agents; and affiliates of each of BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd. and TD Securities Inc. serve as joint lead arrangers and joint bookrunners, in each case under our A&R Credit Agreement (as defined in the U.S. Prospectus). Certain affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., TD Securities Inc. and Cantor Fitzgerald Canada Corporation, including certain investment funds and/or asset management funds managed by such affiliates, also beneficially hold shares of our redeemable convertible preferred stock and/or our Class A common stock. Consequently, we may be considered a “connected issuer”, as such term is defined in National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), of each of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd., TD Securities Inc. and Cantor Fitzgerald Canada Corporation. Please refer to the section entitled “Relationship Between the Company and Certain Underwriters” in this Canadian Prospectus and the section entitled “Underwriting” in the U.S. Prospectus for more information. The Offering is being effected pursuant to an underwriting agreement dated ⚫, 2026 among the Company, the Selling Stockholders and each of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on their behalf and on the behalf of the other Underwriters (the “Underwriting Agreement”). See “Underwriting” in the U.S. Prospectus. The

Canadian Underwriters, as principals, conditionally offer the Offered Shares qualified under this Canadian Prospectus, subject to prior sale, if, as and when issued by the Company and accepted by the Canadian Underwriters in accordance with the conditions contained in the Underwriting Agreement, and subject to the approval of certain legal matters for the Company by Blake, Cassels & Graydon LLP, as to matters of Canadian law, and Wilson Sonsini Goodrich & Rosati, P.C., as to matters of U.S. law, and for the Underwriters by Stikeman Ellio tt LLP, as to matters of Canadian law, and Freshfields US LLP, as to matters of U.S. law. The obligations of the Underwriters under the Underwriting Agreement may be terminated at any time before completion of the Offering upon the occurrence of certain stated events, including where, in the Underwriters’ good faith and reasonable judgement, prevailing financial, political or economic conditions make it impracticable or inadvisable to proceed with the Offering. In order to facilitate the Offering, the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock. Such transactions, if commenced, may be discontinued at any time. In accordance with the rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian Marketplaces (“UMIR”), the Canadian Underwriters may not, at any time during the period of distribution, bid for or purchase shares of our Class A common stock. The foregoing restriction is, however, subject to exceptions where the bid or purchase is not made for the purpose of creating actual or apparent active trading in, or raising the price of, the Class A common stock. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities, including UMIR, relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. See “Underwriting” in the U.S. Prospectus. The Underwriters propose to offer the Offered Shares initially at the offering price but may subsequently reduce the selling price to investors from time to time in order to sell any of the Offered Shares remaining unsold and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by investors for Offered Shares is less than the gross proceeds paid by the Underwriters to us. Accordingly, any such reduction will not affect the net proceeds received by the Company. See “Underwriting” in the U.S. Prospectus. Subscriptions for Offered Shares will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. The completion of the Offering is expected to occur on or about ⚫ , 2026 or such other date as the Company and the Underwriters may agree, not later than ⚫ , 2026 (the “Closing Date”), however the Offered Shares offered under this Canadian Prospectus are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt for the base PREP prospectus. Shareholders will not receive physical certificates evidencing the ownership of Offered Shares. The Company will arrange for an instant deposit of the Offered Shares to or for the account of the Underwriters with CDS Clearing and Depository Services Inc. or the Depository Trust & Clearing Corporation on the Closing Date. This Canadian Prospectus contains three sections. The first section consists of the cover page disclosure that is required to be included in the Canadian Prospectus pursuant to National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and Form 41-101F1 – Information Required in a Prospectus. The second section is a supplement to the U.S. Prospectus, which sets out information that is required to be included in the Canadian Prospectus pursuant to NI 41-101 and is not otherwise included in the U.S. Prospectus. The third section is the U.S. Pro spectus. Canadian investors should rely only on the information contained in this Canadian Prospectus. Neither the Company nor the Underwriters have authorized anyone to provide Canadian investors with different information. Information contained on the Company’s website does not form part of this Canadian Prospectus and should not be relied upon by prospective investors for the purpose of determining whether to invest. Neither the Company nor the Underwriters are making an offer of these securities in any jurisdiction in which the offer is not permitted. Investors should not assume that the information contained in this Canadian Prospectus is accurate as of any date other than the date on the front of this Canadian Prospectus. The Company’s business, operating results, financial condition and prospects may have changed since that date. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. See “Purchasers’ Statutory Rights” in this Canadian Prospectus.

TABLE OF CONTENTS GENERAL MATTERS.......................................................................................................................................................... 1 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ............................................ 1 EXCHANGE RATE INFORMATION................................................................................................................................. 1 ELIGIBILITY FOR INVESTMENT .................................................................................................................................... 1 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS .................................................................... 2 CORPORATE STRUCTURE................................................................................................................................................ 4 GOVERNANCE MATTERS ................................................................................................................................................ 4 PRIOR SALES........................................................................................................................................................................ 5 ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS ......................................................................... 8 RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS ................................................. 9 MATERIAL CONTRACTS ................................................................................................................................................10 NOTICE TO INVESTORS REGARDING U.S. GAAP ...................................................................................................11 EXEMPTIONS .....................................................................................................................................................................11 CONTINUOUS DISCLOSURE ..........................................................................................................................................11 INTEREST OF EXPERTS...................................................................................................................................................11 AUDITORS, TRANSFER AGENT AND REGISTRAR..................................................................................................12 PURCHASERS’ STATUTORY RIGHTS..........................................................................................................................12 UNITED STATES PROSPECTUS .....................................................................................................................................12 CERTIFICATE OF ANTHROPIC, PBC ..........................................................................................................................C-1 CERTIFICATE OF THE CANADIAN UNDERWRITERS...........................................................................................C-2

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, the "**Company**", "**Anthropic**", "**we**", "**us**" and "**our**" or similar terms refer to Anthropic, together, if the context requires, with its consolidated subsidiaries. Capitalized terms used in this section of the Canadian Prospectus but not otherwise defined herein have the respective meanings given to them in the U.S. Prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Canadian Prospectus and the U.S. Prospectus contain forward-looking statements. See "Special Note Regarding Forward-looking Statements" in the U.S. Prospectus. Any reference to forward-looking statements in the U.S. Prospectus includes forward-looking information within the meaning of applicable Canadian securities laws.

EXCHANGE RATE INFORMATION

The Company publishes its consolidated financial statements in U.S. dollars. **All references in this Canadian Prospectus to "dollars" or "US$" are to U.S. dollars and all references to "C$" are to Canadian dollars.**

The following table sets forth the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars, the average rate of exchange for those periods and the rate of exchange in effect at the end of each of those periods, each based on the daily average rate of exchange published by the Bank of Canada for conversion of U.S. dollars into Canadian dollars.

	Year ended December 31			Nine Months ended September 30, 2026
	2023	**2024**	**2025**	
High	C$1.3875	C$1.4416	C$1.4603	C$1.4234
Low	C$1.3128	C$1.3316	C$1.3558	C$1.3515
Average	C$1.3497	C$1.3698	C$1.3978	C$1.3851
Period End	C$1.3226	C$1.4389	C$1.3706	C$1.4188

On November 9, 2026, the daily average exchange rate posted by the Bank of Canada was C$1.00=US$0.7081 (US$1.00=C$1.4123). No representation is made that U.S. dollars could be converted into Canadian dollars at any given rate.

ELIGIBILITY FOR INVESTMENT

In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company with respect to Canadian legal matters, and Stikeman Elliott LLP, counsel to the Underwriters with respect to Canadian legal matters, provided the Offered Shares are listed on a "designated stock exchange" for purposes of the *Income Tax Act* (Canada) and the regulations thereunder (the "**Tax Act**") (which currently includes the Exchange), the Offered Shares would, if issued on the date hereof, be a qualified investment under the Tax Act for a trust governed by a registered retirement savings plan ("**RRSP**"), a registered retirement income fund ("**RRIF**"), a registered education savings plan ("**RESP**"), a registered disability savings plan ("**RDSP**"), a tax-free savings account ("**TFSA**"), a first home savings account ("**FHSA**") or a deferred profit sharing plan, each as defined in the Tax Act.

Notwithstanding that the Offered Shares may be a qualified investment for a trust governed by a TFSA, RRSP, RRIF, RESP, FHSA or RDSP, the holder, annuitant or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act if the Offered Shares are a "prohibited investment" (within the meaning of the Tax Act) for the particular TFSA, RRSP, RRIF, RESP, FHSA or RDSP. The Offered Shares will not be a prohibited investment for a TFSA, RRSP, RRIF, RESP, FHSA or RDSP provided the holder, annuitant or subscriber thereof, as the case may be, deals at arm's length with the Company for purposes of the Tax Act and does not have a "significant interest" (within

1

2 the meaning of the Tax Act) in the Company. In addition, the Offered Shares will not be a prohibited investment if the Offered Shares are “excluded property” as defined in the Tax Act for trusts governed by a TFSA, RRSP, RRIF, RESP, FHSA or RDSP. Prospective purchasers who intend to hold Offered Shares in their TFSAs, RRSPs, RRIFs, RESPs, FHSAs or RDSPs should consult their own tax advisors regarding their particular circumstances. CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company with respect to Canadian legal matters, and Stikeman Elliott LLP, counsel to the Underwriters with respect to Canadian legal matters, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder who acquires Offered Shares pursuant to the Offering as a beneficial owner and who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada, holds the Offered Shares as capital property, deals at arm’s length with the Company and each of the Underwriters, and is not affiliated with the Company or any of the Underwriters (a “Holder”). Generally, the Offered Shares will be considered to be capital property to a Holder provided the Holder does not hold the Offered Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Offered Shares in one or more transactions considered to be an adventure or concern in the nature of trade. The Offered Shares will not be “Canadian securities” for purposes of the irrevocable election under subsection 39(4) of the Tax Act to treat all “Canadian securities” owned by a person as capital property and therefore such an election will not apply to the Offered Shares. This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is or would be a “tax shelter investment” (as defined in the Tax Act); (iv) that enters into a “derivative forward agreement” or a “synthetic disposition arrangement” (as defined in the Tax Act) in respect of the Offered Shares; (v) who has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; or (vi) in respect of whom the Company is or will become a “foreign affiliate” for purposes of the Tax Act. Any such Holders should consult their own tax advisors with respect to an investment in the Offered Shares. In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares. This summary assumes that the Company will not at any time be resident (or be deemed to be resident) in Canada for purposes of the Tax Act. If the Company is (or becomes) resident in Canada for purposes of the Tax Act, the Canadian federal income tax consequences to a Holder will, in some respects, differ from those described herein. This summary is based upon the current provisions of the Tax Act, taking into account all proposed amendments to the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and counsel’s understanding of the current administrative practices and assessing policies published in writing by the Canada Revenue Agency prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed; however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. The summary is not exhaustive of all possible income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in the law, whether by way of legislative, governmental or judicial decision or action, or in the administrative practices or assessing policies of the Canada Revenue Agency, nor does it take into account tax laws of countries other than Canada or any p rovincial, territorial or foreign tax legislation or considerations, which may differ significantly from the tax considerations described herein. The income and other tax consequences of acquiring, holding or disposing of Offered Shares will vary depending on the particular circumstances of the Holder, including any province or territory in which the Holder resides or carries on business. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular or prospective Holder, and no representations with respect to the income tax consequences to any Holder or prospective Holder are made. Consequently, prospective Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Offered Shares under this Offering having regard to their particular circumstances.

3 Currency Conversion For purposes of the Tax Act, all amounts relating to acquiring, holding or disposing of Offered Shares (including dividends, if any, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. For purposes of the Tax Act, amounts denominated in U.S. dollars generally must be converted into Canadian dollars using the appropriate exchange rate determined in accordance with the detailed rules in the Tax Act in that regard. The amount of dividends, if any, required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate. Dividends The full amount of dividends received (or deemed to be received), if any, on the Offered Shares by a Holder who is an individual (including a trust), including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received (or deemed to be received) from taxable Canadian corporations. The full amount of dividends received (or deemed to be received) on the Offered Shares, if any, by a Holder that is a corporation, including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income, and such Holder will not be entitled to the inter-corporate dividend deduction in computing its taxable income which generally applies to dividends received from taxable Canadian corporations. A Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including the amount of such dividends, if any. Holders that are corporations should consult their own tax advisors. Subject to the detailed rules in the Tax Act, a Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends, if any, received by the Holder on the Offered Shares. Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances. Dispositions of Offered Shares On the disposition or deemed disposition of Offered Shares by a Holder, the Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of such Offered Shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Offered Shares to the Holder immediately before the disposition or deemed disposition. For purposes of determining the adjusted cost base to a Holder of Offered Shares at a particular time, when Offered Shares are acquired, the cost of the Offered Shares will be averaged with the adjusted cost base of all of the shares of Class A common stock of the Company, if any, owned by the Holder as capital property immediately before that acquisition. One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Holder on a disposition of Offered Shares in a taxation year must be included in computing such Holder’s income for that year, and one-half of any capital loss (an “allowable capital loss”) realized by a Holder on a disposition of Offered Shares in a taxation year must be deducted from any taxable capital gains realized by the Holder in the year, subject to and in accordance with the provisions of the Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act. A capital gain realized by a Holder who is an individual (other than certain specified trusts) may give rise to a liability for alternative minimum tax. Holders that are individuals should consult their own tax advisors.

4 A Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Tax Act) at any time in a taxation year that disposes of Offered Shares may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including amounts in respect of taxable capital gains. Holders that are corporations should consult their own tax advisors. Foreign Property Information Reporting Generally, a Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act) at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the Canada Revenue Agency for the year or period disclosing prescribed information in respect of such property. Subject to certain exceptions, a Holder generally will be a specified Canadian entity. The Offered Shares will be “specified foreign property” of a Holder for these purposes and its cost amount will count towards the calculation of the C$100,000 threshold. Pursuant to Tax Proposals released on November 5, 2026, the C$100,000 threshold is proposed to increase to C$200,000 for taxation years and fiscal periods that end after 2026. Penalties may apply where a Holder fails to file the required information return in respect of such Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act. Holders should consult their own tax advisors regarding compliance with these reporting requirements. CORPORATE STRUCTURE The Company was incorporated as a Delaware public benefit corporation in January 2021. Our principal executive offices are located at 548 Market Street, PMB 90375, San Francisco, California 94104, USA. As of the date hereof, the Company did not have any subsidiary that represented 10 per cent or more of its consolidated assets, or 10 per cent or more of its consolidated revenue, or any subsidiaries that in the aggregate represented 20 per cent or more of its total consolidated assets or total consolidated revenue. GOVERNANCE MATTERS Board of Directors For a description of our board of directors, see “Management” in the U.S. Prospectus. Penalties or Sanctions To the knowledge of the Company, no director or executive officer of the Company (nor any personal holding company of any of such persons), or shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision. Individual Bankruptcies None of our directors or executive officers has, within the ten years prior to the date of this Canadian Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets. Corporate Cease Trade Orders and Bankruptcies None of our directors or executive officers is, as at the date of this Canadian Prospectus, or has been within the ten years prior to the date of this Canadian Prospectus: (i) a director, chief executive officer or chief financial officer of any company that was subject to an order that was issued while the director or executive officer was acting in the

5 capacity as director, chief executive officer or chief financial officer; (ii) subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or (iii) a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days. Audit Committee Our board of directors has established an audit committee that will operate under a charter for the committee expected to be effective prior to the completion of the Offering. Upon completion of the Offering, we will be an “SEC issuer” within the meaning of National Instrument 52-107 – Acceptable Accounting Principles and Auditing Standards (“NI 52-107”) and will be required to comply with the listing rules of the Exchange with respect to our audit committee, including with respect to any composition and independence requirements. For a description of our audit committee, see “Management” in the U.S. Prospectus. Compensation Committee Our board of directors has established a compensation committee that will operate under a charter for the committee expected to be effective prior to the completion of the Offering. For a description of our compensation committee, see “Management” in the U.S. Prospectus. Nominating and Corporate Governance Committee Our board of directors has established a nominating and corporate governance committee that will operate under a charter for the committee expected to be effective prior to the completion of the Offering. For a description of our nominating and corporate governance committee, see “Management” in the U.S. Prospectus. PRIOR SALES The table below summarizes the issuances by Anthropic of Class A common stock or securities convertible into Class A common stock during the 12-month period preceding the date hereof. Date Type of Security(1) Number of Securities(2) Issuance/Exercise Price per Security(2) November 24, 2025 Convertible promissory note - US$1,400,000,000 (3) December 2, 2025 Class A common stock 8,606,600 US$28.19352(4) January 27, 2026 Series G-1 redeemable convertible preferred stock 58,172,506 US$259.1364 January 27, 2026 Series G-2 non-voting redeemable convertible preferred stock 9,647,428 US$259.1364 January 27, 2026 Series G-3 non-voting redeemable convertible preferred stock 14,012,333 US$20.9280 (5)

6 Date Type of Security(1) Number of Securities(2) Issuance/Exercise Price per Security(2) January 27, 2026 Series G-4 non-voting redeemable convertible preferred stock 3,321,638 US$233.2228(5) February 12, 2026 Convertible promissory note - US$2,186,383,674.82 (6) February 12, 2026 Series G-1 redeemable convertible preferred stock 32,337,919 US$259.1364 February 12, 2026 Series G-2 non-voting redeemable convertible preferred stock 16,396,770 US$259.1364 February 12, 2026 Series G-3 non-voting redeemable convertible preferred stock 6,550,553 US$20.9280(5) February 23, 2026 Class N common stock 30,643,060 N/A - Issued in settlement of obligations accrued as of December 31, 2025 under the Donation Matching Plan March 6, 2026 Class A common stock 115,770 US$0.00001 April 1, 2026 Class A common stock 15,422,210 US$25.9136(7) April 28, 2026 Class A common stock 63,670 US$25.9136 May 4, 2026 Class A common stock 1,543,580 US$25.9136 May 7, 2026 Class A common stock 126,620 N/A(9) May 8, 2026 Series G-2 non-voting redeemable convertible preferred stock 57,884,572 US$259.1364 May 11, 2026 Class A common stock 267,760 US$25.9136 May 18, 2026 Class A common stock 10,440,340 US$25.9136(8) May 28, 2026 Series H-1 redeemable convertible preferred stock 75,378,688 US$589.0095 May 28, 2026 Series H-2 non-voting redeemable convertible preferred stock 27,592,555 US$589.0095 May 29, 2026 Series H-1 redeemable convertible preferred stock 288,620 US$589.0095 June 1, 2026 Series H-2 non-voting redeemable convertible preferred stock 2,122,206 US$589.0095

Date	Type of Security[(1)]	Number of Securities[(2)]	Issuance/Exercise Price per Security[(2)]
June 3, 2026	Series H-2 non-voting redeemable convertible preferred stock	1,697,765	US$589.0095
June 3, 2026	Series H-1 redeemable convertible preferred stock	964,499	US$589.0095
June 4, 2026	Series H-1 redeemable convertible preferred stock	157,189	US$589.0095
June 4, 2026	Series H-2 non-voting redeemable convertible preferred stock	1,697,765	US$589.0095
June 5, 2026	Series H-1 redeemable convertible preferred stock	848,882	US$589.0095
June 29, 2026	Class A common stock	209,820	US$55.180[(8)]
July 6, 2026	Class A common stock	248,790	US$58.901
August 1, 2026	Class A common stock	50	US$55.180[(8)]
September 9, 2026	Class A common stock	64,110	US$25.91364[(9)]
October 9, 2026	Class N common stock	848,882	US$58.90095
October 23, 2026	Class N common stock	27,991,850	N/A[(10)]
October 25, 2026	Class N common stock	846,840,960	N/A[(11)]
November 2, 2026	Class A common stock	250	US$25.91364[(8)]
November 5, 2026	Class A common stock	561,963	US$58.90095

(1) Immediately prior to completion of the Offering, all outstanding shares of (i) the Series A, C-1, D-1, D-2, E-1, F-1, G-1, and H-1 redeemable convertible preferred stock will automatically convert into shares of Class A common stock, and (ii) the Series B, C-2, D-3, E-2, E-3, E-4, E-5, F-2, G-2, G-3, G-4, H-2, H-3, and H-4 redeemable convertible preferred stock will automatically convert into shares of Class N common stock, in each case pursuant to the terms of the amended and restated certificate of incorporation. All series of redeemable convertible preferred stock will convert into Class A common stock or Class N common stock at a conversion ratio of 10:1, except for the Series D-1, Series D-2 and Series D-3, which will convert at a ratio of approximately 10.6:1, 10.4:1 and 10.6:1, respectively. See "Prospectus Summary – The Offering" in the U.S. Prospectus.

(2) Where applicable, amounts have been adjusted to give effect to the 10-for-one forward split of the Company's Class A common stock and Class N common stock effected on September 17, 2026. See "Note 1 – Description of Business and Summary of Significant Accounting Policies – Stock Split" to the consolidated financial statements included in the U.S. Prospectus.

(3) Represents the aggregate principal amount of the third tranche of rollover notes issued under the Amazon 2024 NPA, which are convertible into non-voting redeemable convertible preferred stock at a conversion price equal to the lesser of (i) US$50.4779 per share, and (ii) the price per share in the Company's most recent qualified equity financing, subject, in each case, to Amazon's ownership cap. In connection with the Offering, any

7

8 outstanding principal amount will automatically convert into shares of Class N common stock at a conversion price equal to the lower of (i) US$5.0478 per share, and (ii) the offering price, subject to Amazon's aggregate ownership cap, which is waivable at Amazon's election. See “Note 9 – Convertible Notes, Revolving Credit Agreement and SAFEs – Convertible Notes – Amazon” to the consolidated financial statements included in the U.S. Prospectus. (4) Issued in connection with the Company’s acquisition of Codeblog Corp. See “Note 15 – Business Combinations” to the consolidated financial statements included in the U.S. Prospectus. (5) Issued upon conversion of convertible promissory notes. (6) Represents the aggregate principal amount of the non-interest bearing amended and restated rollover note issued under the Amazon 2023 NPA, which is convertible into non-voting redeemable convertible preferred stock at a conversion price equal to the lesser of (i) US$20.9280 per share, and (ii) the price per share in the Company’s most recent preferred stock equity financing, subject, in each case, to Amazon’s ownership cap. In connection with the Offering, any outstanding principal amount will automatically convert into shares of Class N common stock at a conversion price equal to the lower of (i) US$2.0928 per share, and (ii) the offering price, subject to Amazon's aggregate ownership cap, which is waivable at Amazon's election. See “Note 9 – Convertible Notes, Revolving Credit Agreement and SAFEs – Convertible Notes – Amazon” to the consolidated financial statements included in the U.S. Prospectus. (7) Issued in connection with the Company’s acquisition of Coefficient Bio, Inc. See “Note 16 – Subsequent Events” to the consolidated financial statements in the U.S. Prospectus. (8) Issued in connection with the Company’s acquisition of Stainless Software, Inc. See “Note 15 – Business Combinations” and “Note 16 – Subsequent Events” to the consolidated financial statements in the U.S. Prospectus. (9) Issued pursuant to the exercise of restricted stock awards. (10) Issued in settlement of obligations accrued as of September 30, 2026 under the Donation Matching Plan. (11) Represents a contribution to the Anthropic Public Benefit Fund, our wholly owned subsidiary dedicated to the Company Purpose. See “Our Commitment to Public Benefit” in the U.S. Prospectus. During the 12-month period preceding the date hereof, the Company granted to its directors, officers, employees, consultants, and other service providers (i) options to purchase an aggregate of 188,009,930 shares of Class A common stock under the Company’s equity compensation plans, at exercise prices ranging from approximately US$1.445 to US$57.536 per share, and (ii) an aggregate of 747,304,917 RSUs under the Company’s equity compensation plans, to be settled in shares of Class A common stock. During such period, the Company also issued to its directors, officers, employees, consultants, and other service providers an aggregate of 281,902,742 shares of Class A common stock upon the exercise of options granted under the Company’s equity compensation plans, at exercise prices ranging from approximately US$0.0859 to US$24.536 per share, for a weighted-average exercise price of US$1.49063. Other than as described above, the Company has not granted any equity incentive awards nor has the Company issued any shares of Class A common stock in connection with the exercise or settlement of equity incentive awards during such period. ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS The Company, Ernst & Young LLP, the Company’s independent registered public accounting firm, and Grant Thornton LLP, the Company’s former independent registered public accounting firm, are incorporated or otherwise formed under the laws of a foreign jurisdiction. In addition, Dario Amodei, Daniela Amodei, Krishna Rao, Reed Hastings, Christopher Liddell, Vas Narasimhan and Yasmin Razavi, the current directors of Anthropic and Anthropic’s officers who have signed the prospectus on behalf of Anthropic, reside outside of Canada. The Company, Dario Amodei, Daniela Amodei, Krishna Rao, Reed Hastings, Christopher Liddell, Vas Narasimhan and Yasmin Razavi have appointed the following agent for service of process: Name Name and Address of Agent Anthropic, PBC Dario Amodei Blakes Extra-Provincial Services Inc. Commerce Court West

9 Name Name and Address of Agent Daniela Amodei Krishna Rao Reed Hastings Christopher Liddell Vas Narasimhan Yasmin Razavi 199 Bay Street, Suite 4000 Toronto, Ontario, M5L 1A9 Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses. Certain of the Underwriters involved in the Offering and/or their respective affiliates have in the past been, are currently, and may in the future be, our customers in arm’s length transactions. In addition, an affiliate of Morgan Stanley Canada Limited serves as administrative agent, collateral agent, lead left arranger, joint bookrunner, and syndication agent; affiliates of each of Goldman Sachs Canada Inc., J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc. and Wells Fargo Securities Canada, Ltd. serve as joint lead arrangers, joint bookrunners, and syndication agents; affiliates of each of Merrill Lynch Canada Inc., RBC Dominion Securities Inc. and UBS Securities Canada Inc. serve as joint lead arrangers, joint bookrunners, and documentation agents; and affiliates of each of BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd. and TD Securities Inc. serve as joint lead arrangers and joint bookrunners, in each case under our A&R Credit Agreement. As of September 30, 2026 we had no borrowings drawn under the A&R Credit Facility and US$205.2 million of standby letters of credit outstanding. We are in compliance with all material terms of the A&R Credit Agreement, and no breach thereof has been waived by any of the lenders and/or agents thereunder. Other than as disclosed in the U.S. Prospectus, our financial position has not materially changed since the A&R Credit Fa cility was entered into. Please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Revolving Credit Agreement” in the U.S. Prospectus. Certain affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., TD Securities Inc. and Cantor Fitzgerald Canada Corporation, each an Underwriter in this Offering, including certain investment funds and/or asset management funds managed by such affiliates, also beneficially hold shares of our redeemable convertible preferred stock and/or our Class A common stock. The securities held by the affiliates of each such Underwriter represent less than 0.5% of our fully diluted shares as of September 30, 2026, assuming the Preferred Stock Conversion occurred as of such date. Consequently, we may be considered a “connected issuer”, as such term is defined in NI 33 -105, of each of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd., TD Securities Inc. and Cantor Fitzgerald Canada Corporation. The decision to distribute the Class A common stock and the determination of the terms of the Offering were made through negotiations between us and the Underwriters. Neither the lenders and/or agents under the A&R Credit Facility nor the beneficial holders of our redeemable convertible preferred stock and Class A common stock that are affiliates of, or are managed by affiliates of, an Underwriter were involved in their capacities as such in the decision

10 to distribute the Class A common stock or in determining the terms of the Offering. However, certain current and former employees of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc. and/or their respective affiliates are limited partners of certain of the investment funds and/or asset management funds holding these securities, which may include current employees providing services in connection with the International Offering. The Offering was not required, suggested or consented to by any affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., Merrill Lynch Canada Inc., RBC Dominion Securities Inc., UBS Securities Canada Inc., BMO Nesbitt Burns Inc., BNP Paribas (Canada) Securities Inc., Mizuho Securities Canada Inc., MUFG Securities (Canada), Ltd. and TD Securities Inc. in their capacity as lenders and/or agents under the A&R Credit Facility or by any affiliates of Goldman Sachs Canada Inc., Morgan Stanley Canada Limited, J.P. Morgan Securities Canada Inc., TD Securities Inc. and Cantor Fitzgerald Canada Corporation or investment funds and/or asset management funds managed by such affiliates in their capacity as beneficial holders of our redeemable convertible preferred stock and/or Class A common stock. Other than the underwriting discounts and commissions to be paid to the Underwriters in connection with the Offering, the proceeds of the Offering will not be applied for the benefit of the Underwriters, except as disclosed in the U.S. Prospectus. For additional information regarding our relationship with certain Underwriters, please refer to the section entitled “Underwriting” in the U.S. Prospectus. MATERIAL CONTRACTS The following are the only material contracts, other than those contracts entered into in the ordinary course of business, which we or our subsidiaries have entered into since the beginning of the last financial year ending before the date of this Canadian Prospectus or entered into prior to such date but which are still in effect, or to which we are or will become a party on or prior to the completion of the Offering: • the Underwriting Agreement; • Amended and Restated Investors’ Rights Agreement, among Anthropic and certain holders of its capital stock, dated as of May 28, 2026; • the Stockholders’ Agreement; • 2026 Stock Purchase and Convertible Note Facility Agreement between Anthropic and Amazon Web Services, Inc., dated as of April 20, 2026; • Note Purchase Agreement between Anthropic and Broadcom Inc., dated as of March 31, 2026, as amended on October 26, 2026; • Note Purchase Agreement between Anthropic and Google LLC, dated as of March 31, 2026; • Registration Rights Agreement between Anthropic and Broadcom Inc., dated as of June 8, 2026; • Registration Rights Agreement between Anthropic and Google LLC, dated as of May 4, 2026; • Sublease Agreement between Anthropic and Salesforce, Inc., dated as of September 22, 2023; • Office Lease between Anthropic and 300 Howard Owner, LLC, dated as of January 29, 2026; • Amended and Restated Credit Agreement, dated as of September 4, 2026, by and among Anthropic, as borrower, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent for the lenders; • Master Equipment Lease Agreement between AI Infrastructure OpCo II, LLC, a wholly owned subsidiary of Anthropic, and Broadcom Inc., dated as of March 31, 2026; • Irrevocable Proxy Agreement between Anthropic, Daffy Charitable Fund, and Anthropic’s Chief Executive Officer, dated as of October 6, 2025; • Irrevocable Proxy Agreement between Anthropic, Dechomai Asset Trust, and Anthropic’s Chief Executive Officer, dated as of December 20, 2024; • Class N Common Stock Purchase Agreement, by and between Anthropic and Google LLC, dated as of November 10, 2026; and • Class N Common Stock Purchase Agreements, by and between Anthropic and each of NVIDIA Corporation, Advanced Micro Devices, Inc., Broadcom Inc., Micron Technology, Inc., Microsoft Corporation, and TSMC Partners, Ltd., each dated as of November 10, 2026.

11 Copies of the above material agreements, if not already entered into then once executed, may be viewed at the website maintained by the Canadian Securities Administrators at www.sedarplus.ca or at the website maintained by the SEC at www.sec.gov/edgar. NOTICE TO INVESTORS REGARDING U.S. GAAP We prepare our financial information in accordance with U.S. generally accepted accounting principles (“GAAP”), which differs in certain material respects from Canadian GAAP. As we will become an “SEC issuer” (as such term is defined in NI 52-107), we are not required to provide, and have not provided, a reconciliation of our financial statements to IFRS Accounting Standards. EXEMPTIONS The shares of our Class A common stock are “restricted securities” under applicable Canadian securities laws. Part 12 of NI 41-101 sets out certain requirements that apply to restricted securities as well as exemptions from those requirements. Pursuant to section 19.1 of NI 41-101, the Company has applied to the applicable securities regulatory authorities and obtained an exemption from the requirements of Part 12 of NI 41-101 and sections 1.13, 3.1(1)(f) and 10.6 of Form 41-101F1 as they relate to the Company and its shares of Class A common stock (to the extent that the Company is not already exempt from such requirements as they relate to such shares). The granting of such exemption will be evidenced by the issuance of a receipt for the final Canadian Prospectus. On October 23, 2026, the Autorité des marchés financiers granted an exemption pursuant to Section 263 of the Securities Act (Québec) from the requirements to file French versions of the preliminary Canadian Prospectus, any amendment to the preliminary Canadian Prospectus, and any amended and restated version of the preliminary Canadian Prospectus (including this Canadian second amended and restated preliminary base PREP prospectus), in each case concurrently with the English versions thereof, provided that (i) the French version of each such document is filed with the Autorité des marchés financiers as soon as possible following the filing of the corresponding English version and, in any event, no later than five days following the filing of the corresponding English version, and (ii) the French version of any standard term sheet relating to each such document be delivered to prospective purchasers in Québec or filed with the Autorité des marchés financiers before the undertaking of any marketing activities in Québec. CONTINUOUS DISCLOSURE Upon the filing of the base PREP prospectus, we will become a reporting issuer under the securities laws of each of the provinces and territories of Canada. Pursuant to the securities laws of each of the provinces and territories of Canada, we expect that we will be an “SEC foreign issuer” as defined in National Instrument 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers (“NI 71-102”). Consequently, we (or, in the case of insider reporting, our insiders) will generally be exempt from the requirements of Canadian securities laws relating to continuous disclosure, proxy solicitation, restricted securities and insider reporting provided we comply with applicable U.S. requirements for an “SEC foreign issuer” as permitted by NI 71-102. These rules generally permit us to comply with certain informational requirements applicable in the United States instead of the continuous disclosure requirements normally applicable, provided that the relevant documents are filed with the applicable securities regulatory authorities and are provided to Canadian security holders to the extent and in the manner and within the time required by applicable U.S. requirements. INTEREST OF EXPERTS Certain legal matters in connection with the Offering will be passed upon on behalf of us by Blake, Cassels & Graydon LLP, with respect to Canadian law, and by Wilson Sonsini Goodrich & Rosati, P.C., with respect to U.S. law. Certain legal matters in connection with the Offering will be passed upon on behalf of the Underwriters involved in the Offering by Stikeman Elliott LLP, with respect to Canadian law, and by Freshfields US LLP, with respect to U.S. law. The partners, counsel and associates of each of Blake, Cassels & Graydon LLP, and Stikeman Elliott LLP, respectively as a group, beneficially own, directly and indirectly, less than one percent of our outstanding securities of any class.

12 See “Legal Matters” in the U.S. Prospectus. AUDITORS, TRANSFER AGENT AND REGISTRAR The independent registered public accounting firm of the Company is Ernst & Young LLP, 303 Almaden Boulevard, Suite 1000, San Jose, California 95110. Ernst & Young LLP was appointed the independent registered public accounting firm of the Company on October 30, 2025. Ernst & Young LLP have advised that they are independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (Unit ed States). Grant Thornton LLP was the independent registered public accounting firm of the Company for the years ended December 31, 2024 and December 31, 2023. Grant Thornton LLP advised that, as of June 1, 2026 and September 30, 2026 and throughout the period of the financial statements of the Company on which they reported, they were independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States). Upon the completion of the Offering, the transfer agent and registrar for our Class A common stock will be Computershare Trust Company, N.A. at its principal office at 150 Royall Street, Canton, MA 02021. See “Change in Independent Accountant” and “Experts” in the U.S. Prospectus. PURCHASERS’ STATUTORY RIGHTS Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after the later of (a) the date that the issuer (i) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that the purchaser or a subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser. UNITED STATES PROSPECTUS Attached is the prospectus forming part of the Form S-1 registration statement filed with the SEC in the United States in connection with the U.S. offering. The U.S. Prospectus is deemed to form a part of this prospectus and is also available at www.sec.gov/Archives/edgar/data/2130357/000162828026072484/anthropicpbc-sx1ax2.htm. The U.S. Prospectus and the other documents the Company has filed with the SEC include additional information about the Company and the International Offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. For greater certainty, none of the other documents the Company has filed with the SEC nor the information contained therein form part of, or are incorporated by reference into, this prospectus.

C-1 C CERTIFICATE OF ANTHROPIC, PBC Dated November 10, 2026 This amended and restated prospectus, together with the documents and information incorporated by reference, will, as of the date of the supplemented prospectus providing the information permitted to be omitted from this amended and restated prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this amended and restated prospectus as required under the securities legislation of each of the provinces and territories of Canada. (signed) “Dario Amodei” (signed) “Krishna Rao” Chief Executive Officer Chief Financial Officer On behalf of the Board of Directors (signed) “Daniela Amodei” (signed) “Yasmin Razavi” Director Director

C-2 CERTIFICATE OF THE CANADIAN UNDERWRITERS Dated November 10, 2026 To the best of our knowledge, information and belief, this amended and restated prospectus, together with the documents and information incorporated by reference, will, as of the date of the supplemented prospectus providing the information permitted to be omitted from this amended and restated prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this amended and restated prospectus as required under the securities legislation of each of the provinces and territories of Canada. GOLDMAN SACHS CANADA INC. MORGAN STANLEY CANADA LIMITED (Signed) “Michael Klym” (Signed) “Tom Greenberg” J.P. MORGAN SECURITIES CANADA INC. CITIGROUP GLOBAL MARKETS CANADA INC. BARCLAYS CAPITAL CANADA INC. WELLS FARGO SECURITIES CANADA, LTD. (Signed) “Brandon Speck” (Signed) “James O’Reilly” (Signed) “Ryan Voegeli” (Signed) “Darin Deschamps” MERRILL LYNCH CANADA INC. RBC DOMINION SECURITIES INC. UBS SECURITIES CANADA INC. (Signed) “Kelsey Scott” (Signed) “Jackie Nixon Gowdy” (Signed) “Alain Auclair” BMO NESBITT BURNS INC. BNP PARIBAS (CANADA) SECURITIES INC. JEFFERIES SECURITIES, INC. MIZUHO SECURITIES CANADA INC. MUFG SECURITIES (CANADA), LTD. TD SECURITIES INC. (Signed) “David Wismer” (Signed) “Dany Blanchette” (Signed) “Erik Charbonneau” (Signed) “Joshua Weismer” (Signed) “Frederick Echeverria” (Signed) “James Austen” CANTOR FITZGERALD CANADA CORPORATION SOCIÉTÉ GÉNÉRALE CAPITAL CANADA INC. (Signed) “Elan Shevel” (Signed) “Pierre Osterrath”